      As filed with the Securities and Exchange Commission on May 8, 1998
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ------------------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                   ------------------------------------------

                              EASTERN ENTERPRISES
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                4924                                 04-1270730
     (State or other jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
  of incorporation or organization)          Classification Code Number)                Identification Number)
                                                 EASTERN ENTERPRISES
                                                   9 RIVERSIDE ROAD
                                             WESTON, MASSACHUSETTS 02193
                                                    (781) 647-2300

         (Address, of principal executive offices, including zip code)
                           L. WILLIAM LAW, JR., ESQ.
                              EASTERN ENTERPRISES
                                9 RIVERSIDE ROAD
                          WESTON, MASSACHUSETTS 02193
                                 (781) 647-2300
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                   ------------------------------------------

                  Please send copies of all communications to:

                  DAVID B. WALEK, ESQ.                                       SETH A. KAPLAN, ESQ.
                      Ropes & Gray                                      Wachtell, Lipton, Rosen & Katz
                 One International Place                                      51 West 52nd Street
               Boston, Massachusetts 02110                                 New York, New York 10019
                     (617) 951-7000                                             (212) 403-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         Proposed maximum    Proposed maximum
     Title of each class of            Amount to          offering price    aggregate offering       Amount of
  securities to be registered       be registered(1)       per share(2)          price(2)       registration fee(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock -- $1.00 Par Value
  (including attached Stock
  Purchase Rights)                  2,700,000 Shares          $29.80            $80,473,155         $24,385.80
===================================================================================================================

(1) Represents the estimated maximum number of shares of Common Stock of the Registrant, $1.00 par value per share estimated to be issuable upon the consummation of the merger (the "Merger") of Merger Sub (as defined herein) with and into Essex County Gas Company ("Essex County") based on the exchange ratio of 1.183985 shares of Common Stock of the Registrant to be exchanged for each share of Common Stock of Essex County, no par value, as adjusted for a potentially greater number of shares of the Registrant that could be issued in connection with the Merger.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate market value of the Essex County Common Stock to be canceled in the Merger and is based upon $44.625 the average of the high and low bid prices of Essex County Common Stock on the Nasdaq National Market on May 5, 1998.

(3) A fee of $15,463 was paid in connection with the filing of the preliminary Joint Proxy Statement/Prospectus on February 20, 1998 pursuant to Rule 14a-6(i) promulgated under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 457(b) under the Securities Act, accordingly, such fee is being credited against the registration fee and an additional $8,922.80 is being paid in connection with this Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        [ESSEX COUNTY GAS COMPANY LOGO]

                                                                     May 8, 1998

Dear Stockholders:

     You are cordially invited to attend a Special Meeting (the "Special Meeting") of Stockholders of Essex County Gas Company ("Essex County"), which will be held on Wednesday, June 24, 1998, at the offices of State Street Bank, 225 Franklin Street (33rd Floor), Boston, Massachusetts. The meeting will start at 10:00 a.m., Eastern Standard Time.

     At this important meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of December 19, 1997 ("Merger Agreement") with Eastern Enterprises ("Eastern"). Under the terms of the Merger Agreement, one share of Essex County common stock will be exchanged for 1.183985 shares of Eastern common stock, provided that adjustments in the exchange ratio will be made to assure that the market value of the Eastern common stock to be received in respect of each share of Essex County common stock is not less than $45 or more than $50, based upon the average market price of Eastern common stock during a specified period prior to closing.

     The Essex County Board of Directors concluded, after careful consideration of various options, that approval of the Merger Agreement represents the best alternative available to Essex County stockholders. The enclosed Proxy Statement/Prospectus describes in detail the background and reasons for your Board of Directors' approval of the Merger Agreement.

     Your Board of Directors has received the written opinion of its financial advisor, Furman Selz LLC, that, as of the date of the Proxy Statement/Prospectus and based on certain factors and assumptions, the exchange ratio in the Merger Agreement is fair to the holders of Essex County common stock.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF ESSEX COUNTY AND ITS STOCKHOLDERS, AND, BY A UNANIMOUS VOTE OF THE DIRECTORS, HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Approval of the Merger Agreement by the stockholders of Essex County is a condition to consummation of the transaction. The transaction is expected to close by mid 1998, subject to the receipt of required regulatory approvals.

     At the meeting, you will also be asked to consider and vote upon nominees for the Board of Directors of Essex County and the adoption of a performance and equity incentive plan for Essex County. The nominees will become directors and the proposed equity incentive plan will remain in effect until the anticipated consummation of the merger with Eastern.

     Your vote is important no matter how many shares you hold. Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time, or to vote your shares personally on request if you attend the meeting. For the Merger Agreement to be approved, it must have the support of two-thirds of the votes entitled to be cast by the outstanding shares of Essex County common stock.

     PLEASE RETURN YOUR SIGNED PROXY CARD. IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER AGREEMENT.

     You are urged to review carefully the attached Proxy Statement/Prospectus, which contains a detailed description of the Merger Agreement.

     As soon as practicable after the merger, a letter of transmittal will be mailed to each holder of record of shares of Essex County common stock. PLEASE DO NOT SEND YOUR ESSEX COUNTY COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY. THE LETTER OF TRANSMITTAL TO BE MAILED TO YOU LATER WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURE TO BE USED IN SENDING IN YOUR ESSEX COUNTY COMMON STOCK CERTIFICATES.

     If you have any questions or need further assistance, please call Ms. Cathy
E. Brown, Clerk, at (978) 556-1323.

                                          Sincerely,

                                          Charles E. Billups
                                          Chairman of the Board

                        [ESSEX COUNTY GAS COMPANY LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 24, 1998

To the Stockholders of Essex County Gas Company:

     The Special Meeting of Stockholders (the "Special Meeting") of Essex County Gas Company, a Massachusetts corporation ("Essex County"), will be held on Wednesday, June 24, 1998 at 10:00 a.m., Eastern Standard Time, at the offices of State Street Bank, 225 Franklin Street (33rd Floor), Boston, Massachusetts, for the following purposes:

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 19, 1997 (the "Merger Agreement") by and between Essex County and Eastern Enterprises, a Massachusetts business trust ("Eastern"), providing for the merger (the "Merger") of a Massachusetts corporation to be formed by and to be the wholly owned subsidiary of Eastern ("Merger Sub") with and into Essex County, as a result of which Essex County will be the surviving corporation and each share of common stock, no par value, of Essex County ("Essex County Common Stock") issued and outstanding at the effective time of the Merger will be converted into 1.183985 shares of the common stock, par value $1.00 per share (including the attached rights), of Eastern ("Eastern Common Stock") provided that, if the Market Value (as defined herein) of 1.183985 shares of Eastern Common Stock is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45, and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50. Information concerning the Merger Agreement and the transactions contemplated thereby is set forth in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is included as Annex A to the accompanying Proxy Statement/ Prospectus.

          2. To elect a Board of Directors to hold office until the Annual Meeting of Stockholders in 1999 or until their successors are elected and qualified.

          3. To adopt the 1997 Performance and Equity Incentive Plan.

          4. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on May 6, 1998 as the record date for the determination of holders of Essex County Common Stock entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) thereof. Only holders of record of shares of Essex County Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. If you have shares registered in the name of a brokerage firm or trustee and plan to attend the Special Meeting, please obtain from the firm or trustee a letter, account statement or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

     Under applicable law, appraisal rights do not apply to the holders of Essex County Common Stock in connection with the transactions contemplated by the Merger Agreement.

     YOUR VOTE IS IMPORTANT. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Essex County Common Stock is required for approval of the Merger Agreement. Even if you plan to attend the Special Meeting in person, please sign and return the enclosed proxy card to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          Cathy E. Brown
                                          Clerk

                             YOUR VOTE IS IMPORTANT

     Your vote is important, regardless of the number of shares you own, and is necessary to ensure a quorum for the Special Meeting. Therefore, whether you expect to attend the Special Meeting in person or not, please mark, date, sign, and return your proxy card promptly in the enclosed postage-paid envelope. This will also help expedite the counting of votes. If you attend the Special Meeting and prefer to vote in person, you may revoke your proxy.

                            ESSEX COUNTY GAS COMPANY

                                PROXY STATEMENT
                            ------------------------

                              EASTERN ENTERPRISES
                                   PROSPECTUS

     This Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of December 19, 1997 (the "Merger Agreement"), by and between Essex County Gas Company, a Massachusetts corporation ("Essex County"), and Eastern Enterprises, a Massachusetts business trust ("Eastern"). Under the Merger Agreement, and subject to the terms and conditions thereof, a Massachusetts corporation to be formed by and to be a wholly owned subsidiary of Eastern ("Merger Sub") will merge with and into Essex County (the "Merger"), with Essex County being the surviving corporation (the "Surviving Company").

     In the Merger, each share of common stock, no par value, of Essex County ("Essex County Common Stock") issued and outstanding at the effective time of the Merger (other than shares owned by Essex County, Eastern or any of their respective subsidiaries, which will be canceled) will be converted into 1.183985 shares of common stock, par value $1.00 per share (including the attached rights), of Eastern ("Eastern Common Stock"), provided that, if the Market Value (as defined herein) of 1.183985 shares of Eastern Common Stock is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45, and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50. Assuming a conversion ratio of 1.183985, the Merger will result in former Essex County stockholders holding approximately 2,043,000 shares of Eastern Common Stock, representing approximately 9% of all outstanding shares of Eastern Common Stock following consummation of the Merger giving effect to the shares to be issued in the Merger and based on the number of shares of Eastern Common Stock outstanding as of the date of this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus is being furnished to holders of Essex County Common Stock in connection with the solicitation of proxies by the Board of Directors of Essex County (the "Essex County Board") for use at the Special Meeting of Stockholders of Essex County to be held on June 24, 1998, or at any adjournments or postponements thereof, to approve the Merger Agreement and certain other matters (the "Special Meeting"). This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Essex County on or about May 11, 1998.

     This Proxy Statement/Prospectus also constitutes a prospectus of Eastern with respect to the shares of Eastern Common Stock to be issued in the Merger in exchange for shares of Essex County Common Stock outstanding at the effective time of the Merger.

     Eastern Common Stock is currently traded on the New York Stock Exchange, Inc. (the "NYSE"), the Pacific Stock Exchange, Inc. (the "PSE") and the Boston Stock Exchange, Inc. (the "BSE").

   NEITHER THE MERGER NOR THE SECURITIES TO BE ISSUED IN THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Proxy Statement/Prospectus is May 8, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ESSEX COUNTY OR EASTERN. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ESSEX COUNTY OR EASTERN SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS CONCERNING ESSEX COUNTY AND EASTERN THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ESSEX COUNTY AND EASTERN EACH UNDERTAKES TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF ESSEX COUNTY, TO ESSEX COUNTY GAS COMPANY, 7 NORTH HUNT ROAD, AMESBURY, MASSACHUSETTS 01913, ATTENTION:
MS. CATHY E. BROWN, CLERK, (978) 556-1323, AND IN THE CASE OF EASTERN ENTERPRISES, TO EASTERN ENTERPRISES, 9 RIVERSIDE ROAD, WESTON, MASSACHUSETTS 02193, ATTENTION: L. WILLIAM LAW, JR., ESQ., SECRETARY, (781) 647-2300. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY JUNE 17, 1998.

     This Proxy Statement/Prospectus does not cover any resale of the securities to be received by stockholders upon consummation of the Merger and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

     Essex County and Eastern are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Essex County and Eastern can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Essex County may be inspected at the offices of the Nasdaq Stock Market ("Nasdaq"), 33 Whitehall Street, New York, New York 10004, and such material and other information concerning Eastern can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, the PSE, 301 Pine Street, San Francisco, California 94104, or the BSE, One Boston Place, Boston, Massachusetts 02108. Certain of such reports, proxy statements and other information filed by Essex County or Eastern are also available on the Internet at the Commission's world wide web site at http://www.sec.gov.

     Eastern has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Eastern Common Stock to be issued in the Merger. The information contained herein with respect to Eastern and its affiliates, including Merger Sub, has been provided by Eastern, and the information contained herein with respect to Essex County and its affiliates has been provided by Essex County. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, copies of which may be obtained from the Commission as set forth above. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Essex County with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1997, as amended.

          (b) Quarterly Report on Form 10-Q for the quarter ended November 30, 1997, as amended.

          (c) Current Report on Form 8-K dated January 9, 1998.

          (d) Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.

     The following documents filed by Eastern with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31,
              1998.

          (c) The description of Eastern's capital stock contained in its Form 8, Commission File No. 1-2297, filed on May 23, 1991, amending its Registration Statement on Form 8-A dated November 6, 1950.

     All documents filed by Essex County or Eastern pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                              PAGE
AVAILABLE INFORMATION.......................................     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     3
SUMMARY.....................................................     7
  The Companies.............................................     7
  The Special Meeting.......................................     8
  No Vote Required For Eastern Stockholders.................     8
  The Merger and the Merger Agreement.......................     8
  Comparative Rights Of Essex County And Eastern
     Stockholders...........................................    13
  Market Price And Dividend Information.....................    14
  Selected Historical Financial Information Of Essex
     County.................................................    15
  Selected Historical Financial Information Of Eastern......    16
  Selected Unaudited Pro Forma Combined Condensed Financial
     Data...................................................    17
  Comparative Per Share Data................................    21
FORWARD-LOOKING STATEMENTS..................................    23
THE COMPANIES...............................................    24
  Essex County..............................................    24
  Eastern...................................................    24
  Merger Sub................................................    24
THE SPECIAL MEETING.........................................    24
  Purpose of the Special Meeting............................    24
  Date, Place and Time; Record Date.........................    25
  Voting Rights.............................................    25
  Proxies...................................................    25
VOTING PROCEDURES FOR PARTICIPANTS IN ESSEX COUNTY'S
  EMPLOYEE BENEFIT PLANS....................................    26
NO VOTE REQUIRED FOR EASTERN STOCKHOLDERS...................    26
THE MERGER (PROPOSAL 1).....................................    26
  General Description of the Merger.........................    26
  Background of the Merger..................................    26
  Reasons for the Merger; Recommendation of the Essex County
     Board of Directors.....................................    28
  Opinion of Essex County Financial Advisor.................    28
  Interests of Certain Persons in the Merger................    33
  Federal Income Tax Consequences...........................    34
  Governmental and Regulatory Approvals.....................    35
  Restrictions on Resales by Essex County Affiliates........    36
  Accounting Treatment......................................    36
  Appraisal Rights..........................................    36

                                                              PAGE
THE MERGER AGREEMENT........................................    36
  Closing; Effective Time of the Merger.....................    36
  Manner and Basis of Converting Shares.....................    37
  Treatment of Fractional Interests.........................    38
  Conditions to the Merger..................................    38
  Representations and Warranties............................    39
  Certain Covenants; Conduct of Business Prior to the
     Effective Time.........................................    40
  No Solicitation...........................................    40
  Employee Benefit Matters..................................    41
  Stock Plans and Stock Options.............................    41
  Board of Trustees and Management of Eastern Following the
     Merger.................................................    42
  Amendment.................................................    42
  Termination of the Merger Agreement.......................    42
  Expenses and Termination Fee..............................    43
  Indemnification...........................................    44
MARKET PRICE AND DIVIDEND INFORMATION.......................    45
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........    46
PRINCIPAL STOCKHOLDERS OF ESSEX COUNTY AND EASTERN..........    55
DESCRIPTION OF EASTERN CAPITAL STOCK........................    56
  General...................................................    56
  Authorized and Outstanding Capital Stock..................    56
  Common Stock Purchase Rights..............................    56
  Massachusetts Law and Certain Charter and By-Law
     Provisions; Anti-Takeover Effects......................    58
  Transfer Agent and Registrar..............................    60
MANAGEMENT AND OTHER INFORMATION............................    60
COMPARATIVE RIGHTS OF ESSEX COUNTY AND EASTERN
  STOCKHOLDERS..............................................    60
  Authorized Capital Stock..................................    60
  Boards of Directors.......................................    61
  Removal of Directors......................................    61
  Special Meetings of Stockholders; Stockholder Action
     Without Meeting........................................    61
  Stockholder Proposals and Nominations.....................    62
  Dissenters' Rights........................................    62
  Charter Amendments........................................    63
  Dividends and Stock Repurchases...........................    63
  Fair Price Charter Provisions.............................    63
  Business Combination Statutes.............................    64
  Control Share Statute.....................................    65
  Proper Factors for Consideration in Evaluating Business
     Combinations...........................................    65
  Form of Consideration for Capital Stock...................    65
  Limitation of Director Liability..........................    66
  Indemnification...........................................    66

                                                              PAGE
ELECTION OF DIRECTORS (PROPOSAL 2)..........................    67
  Information About Nominees................................    67
  Nominees for Director.....................................    67
  Board of Directors and Committees.........................    68
  Directors' Compensation...................................    68
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    70
COMPENSATION OF EXECUTIVE OFFICERS..........................    71
  Cash Compensation.........................................    71
SUMMARY COMPENSATION TABLE..................................    71
  Employee Plans and Agreements.............................    71
COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION.....    73
COMPARATIVE TOTAL STOCKHOLDER RETURN........................    74
ADOPTION OF 1997 PERFORMANCE AND EQUITY INCENTIVE PLAN
  (PROPOSAL 3)..............................................    75
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................    77
CERTAIN TRANSACTIONS........................................    77
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    77
INDEPENDENT PUBLIC ACCOUNTANTS..............................    77
EXPENSES....................................................    77
STOCKHOLDER PROPOSALS.......................................    77
LEGAL MATTERS...............................................    78
EXPERTS.....................................................    78
OTHER MATTERS...............................................    78
ANNEXES:
A -- Agreement and Plan of Merger...........................   A-1
B -- Furman Selz, LLC Fairness Opinion......................   B-1
C -- 1997 Performance and Equity Incentive Plan.............   C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Proxy Statement/Prospectus, including the Merger Agreement and the fairness opinion of Furman Selz, LLC ("Furman Selz") delivered to the Essex County Board on December 19, 1997 (the "Furman Selz Opinion"), which are included as Annex A and B, respectively, to this Proxy Statement/Prospectus. Stockholders are urged to read carefully this Proxy Statement/Prospectus and the Annexes hereto in their entirety.

                                 THE COMPANIES

ESSEX COUNTY

     Essex County, a regulated public utility organized under the laws of the Commonwealth of Massachusetts in 1853, purchases, distributes and sells natural gas to residential, commercial and light industrial customers in northeastern Massachusetts. Essex County operates in the cities of Haverhill, Newburyport, and Amesbury and fourteen other smaller municipalities covering an area of approximately 280 square miles. The year-round population of Essex County's service area was approximately 165,000 in the 1990 Census. Essex County's service area is primarily comprised of residential communities with a number of small commercial and diversified light industrial businesses.

     Essex County's principal executive offices are located at 7 North Hunt Road, Amesbury, Massachusetts 01913, and its telephone number is (978) 556-1323.

EASTERN

     Eastern is an unincorporated voluntary association formed under the laws of the Commonwealth of Massachusetts or "Massachusetts business trust" established and existing under the Declaration of Trust, dated July 18, 1929, as amended from time to time (the "Eastern Charter").

     Eastern's principal subsidiaries are Boston Gas Company ("Boston Gas") and Midland Enterprises Inc. ("Midland"). Boston Gas is a regulated utility that distributes natural gas in and around Boston, Massachusetts. Midland is engaged in barge transportation, principally on the Ohio River and Mississippi River systems. Eastern provides management and staff services to Boston Gas and Midland.

     Boston Gas is engaged in the transportation and sale of natural gas to approximately 530,000 residential, commercial, and industrial customers in Boston, Massachusetts and 73 other communities in eastern and central Massachusetts. Boston Gas also sells natural gas for resale in Massachusetts. Boston Gas has been in business for 175 years and is the second oldest gas company in the United States. Since 1929, all of the common stock of Boston Gas has been owned by Eastern.

     Midland, through its wholly owned subsidiaries, is engaged in the operation of a fleet of barges and towboats, principally on the Ohio River and the Mississippi River and their tributaries, the Gulf Intracoastal Waterway and the Gulf of Mexico. Midland transports dry bulk commodities, a major portion of which is coal. Midland also performs repair work on marine equipment, and operates two coal dumping terminals, a phosphate rock and phosphate chemical fertilizer terminal and a marine fuel supply facility.

     Eastern's principal executive offices are located at 9 Riverside Road, Weston, Massachusetts 02193, and its telephone number is (781) 647-2300.

MERGER SUB

     Merger Sub will be organized as a gas utility company under the laws of the Commonwealth of Massachusetts, and will be a wholly owned subsidiary of Eastern formed solely for the purpose of the Merger. Merger Sub's principal executive offices will be located at 9 Riverside Road, Weston, Massachusetts 02193, and its telephone number will be (781) 647-2300.

                              THE SPECIAL MEETING

GENERAL

     The Special Meeting will be held on Wednesday, June 24, 1998, at the offices of State Street Bank and Trust Company, 225 Franklin Street (33rd floor), Boston, Massachusetts commencing at 10:00 a.m. Eastern Standard Time. The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the Merger Agreement, (ii) the election of members of the Board of Directors of Essex County to hold office until the Annual Meeting of Stockholders of Essex County in 1999 or until their successors are elected and qualified, (iii) the adoption of the Essex County 1997 Performance and Equity Incentive Plan (the "1997 Plan"), and (iv) such other matters as may properly be brought before the Special Meeting. Only holders of record of shares of Essex County Common Stock at the close of business on May 6, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, 1,725,225 shares of Essex County Common Stock were issued and outstanding. Each stockholder of record on the Record Date will be entitled to one vote for each share of Essex County Common Stock on each matter to be acted upon at the Special Meeting.

QUORUM; VOTE REQUIRED

     The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the shares of Essex County Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of at least two-thirds of the shares of Essex County Common Stock outstanding and entitled to vote thereon at the Special Meeting is required under Section 96 of Chapter 164 of the Massachusetts General Laws (the "MGL") to approve the Merger Agreement. Under Massachusetts law and the By-laws of Essex County (the "Essex County By-laws"), a favorable vote by a majority of shares of Essex County Common Stock represented and entitled to vote on the directors is required to elect the directors, and a favorable vote by a majority of shares of Essex County Common Stock represented and entitled to vote is required to adopt the 1997 Plan.

SECURITY OWNERSHIP OF MANAGEMENT

     As of the Record Date, the directors and executive officers of Essex County and their affiliates owned approximately 5.5% of the outstanding shares of Essex County Common Stock entitled to vote at the Special Meeting. The affirmative vote of the holders of at least two-thirds of the shares of Essex County Common Stock outstanding and entitled to vote thereon at the Special Meeting is required under Chapter 164 of the MGL to approve the Merger Agreement. Each of the directors and executive officers of Essex County has advised Essex County that he or she plans to vote or to direct the vote of all such shares of Essex County Common Stock entitled to vote thereon in favor of approval of the Merger Agreement.

                   NO VOTE REQUIRED FOR EASTERN STOCKHOLDERS

     Under applicable law, no approval of the Merger Agreement or the transactions contemplated thereby is required by Eastern's stockholders and no proxies are being solicited from Eastern's stockholders.

                      THE MERGER AND THE MERGER AGREEMENT

GENERAL

     At the Effective Time (as defined herein), by virtue of the Merger and without any action on the part of any holder of any capital stock of Essex County or Merger Sub, each issued and outstanding share of Essex County Common Stock (other than shares owned by Essex County, Eastern or any of their respective wholly owned subsidiaries, which shall be cancelled), shall be converted into the right to receive 1.183985 shares of Eastern Common Stock; provided that, if the Market Value (as defined below) of 1.183985 shares of Eastern Common Stock is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50 (the number of shares of Eastern Common Stock into which each share of Essex County Common Stock is converted pursuant to the Merger Agreement, the "Exchange Ratio"). "Market Value" of Eastern Common Stock is defined in the Merger Agreement as the average closing price per share of Eastern Common Stock on the NYSE for the 10 consecutive trading days prior to and including the fifth trading day prior to the Closing Date. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Eastern Common Stock), reorganization, recapitalization or other like change with respect to Eastern Common Stock occurring after the date of the Merger Agreement and having a record date prior to the Effective Time. See "The Merger
Agreement -- Manner and Basis of Converting Shares".

     The following table demonstrates the Market Value of the shares of Eastern Common Stock each stockholder of Essex County is entitled to receive upon consummation of the Merger, and the applicable conversion ratio, at various Market Values of Eastern Common Stock from $34.00 to $50.00 per share at the time of the Merger.

                                MARKET VALUE OF
                                   SHARES OF
                                    EASTERN
MARKET VALUE OF                  COMMON STOCK
 EASTERN COMMON                 TO BE RECEIVED
STOCK AT TIME OF   CONVERSION   BY ESSEX COUNTY
     MERGER          RATIO       STOCKHOLDERS
----------------   ----------   ---------------
    $34.00          1.323529        $45.00
    $35.00          1.285714        $45.00
    $36.00          1.250000        $45.00
    $37.00          1.216216        $45.00
    $38.00          1.184211        $45.00
    $39.00          1.183985        $46.18
    $40.00          1.183985        $47.36
    $40.375**       1.183985        $47.80
    $41.00          1.183985        $48.54
    $41.75 *        1.183985        $49.43
    $42.00          1.183985        $49.73
    $43.00          1.162791        $50.00
    $44.00          1.136364        $50.00
    $45.00          1.111111        $50.00
    $46.00          1.086957        $50.00
    $47.00          1.063830        $50.00
    $48.00          1.041667        $50.00
    $49.00          1.020408        $50.00
    $50.00          1.000000        $50.00

---------------
 * Price of Eastern Common Stock on December 19, 1997, the last business day prior to announcement by the parties to the Merger Agreement.

** Price of Eastern Common Stock on May 7, 1998, the last trading day for which prices were available prior to the date of this Proxy Statement/Prospectus.

BACKGROUND

     For a description of the background of the Merger, including the circumstances leading up to the execution of the Merger Agreement, see "The Merger -- Background of the Merger."

REASONS FOR THE MERGER; RECOMMENDATION OF THE ESSEX COUNTY BOARD

     The Essex County Board believes that the terms of the Merger are fair to, and in the best interests of, Essex County and its shareholders. Accordingly, the Essex County Board, by a unanimous vote, has adopted the Merger Agreement and unanimously recommends that the holders of Essex County Common Stock vote FOR approval of the Merger Agreement at the Special Meeting. The Essex County Board believes that the Merger represents a significant strategic opportunity for Essex County and should offer Essex County and its shareholders better prospects for the future than would be available to Essex County as a stand-alone entity. Of particular significance to the Essex County Board was the fact that the transaction contemplates a significant premium to the market price of Essex County Common Stock. In considering the recommendation of the Essex County Board with respect to the Merger Agreement, Essex County stockholders should be aware that certain officers and directors of Essex County have certain interests respecting the Merger, apart from their interests as stockholders of Essex County. See "The Merger -- Background of the Merger", "-- Reasons for the Merger; Recommendation of the Essex County Board of Directors, and -- Interests of Certain Persons in the Merger."

OPINION OF ESSEX COUNTY FINANCIAL ADVISOR

     Furman Selz has delivered the Furman Selz Opinion, which opinion has been confirmed in writing as of the date hereof, that as of such dates and based upon the factors and assumptions described in such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of Essex County Common Stock. For information regarding the opinion of Furman Selz, see "The
Merger -- Opinion of Essex County Financial Advisor" and the full text of the Furman Selz Opinion dated the date hereof, which is included as Annex B to this Proxy Statement/Prospectus.

REGULATORY APPROVALS

     The consummation of the Merger is contingent upon receiving approval from certain state and federal governmental agencies. Under Chapter 164 of the MGL, the Massachusetts Department of Telecommunications and Energy (the "MDTE") must approve the Merger and the terms of the Merger Agreement, together with a rate plan for Essex County, which rate plan will become effective following the Merger. The MDTE must also approve the issuance of shares of capital stock of Merger Sub to Eastern.

     The Merger is subject to expiration of the waiting period and the review of the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). The waiting period pursuant to the HSR Act has expired.

     The Commission must approve the acquisition by Eastern of the Essex County Common Stock pursuant to the Merger Agreement, under the Public Utility Holding Company Act of 1935 ("PUHCA").

CLOSING; EFFECTIVE TIME OF THE MERGER

     The closing of the transactions contemplated by the Merger Agreement (the "Closing") and the effectiveness of the Merger will occur on the second business day immediately following the date on which the last of the conditions to the Merger are fulfilled or waived, or at such other time as Essex County and Eastern agree (the date of such Closing, the "Closing Date"). The Merger will become effective upon the filing of required merger documents on the Closing Date with the State Secretary of the Commonwealth of Massachusetts. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

     In addition to being subject to Essex County stockholder approval of the Merger Agreement, the Merger is subject to approval by the MDTE, FTC, DOJ and the Commission. See "-- Regulatory Approvals." There can be no assurance that the MDTE will issue a favorable order or that any order will be issued prior to the Special Meeting. Essex County or Eastern may terminate the Merger Agreement if the Effective Time shall not have occurred on or before December 19, 1998 (the "Initial Termination Date"), provided, however, that, if the required regulatory approvals are not received and finalized on or before December 19, 1998 and all other conditions to the Closing have been or are capable of being fulfilled, the Initial Termination Date shall be extended to June 19, 1999. See "The Merger Agreement -- Conditions to the Merger" and "-- Termination of the Merger Agreement."

NO SOLICITATION

     Prior to the Effective Time, Essex County has agreed not to, and to cause its subsidiaries and representatives not to, initiate or solicit proposals or offers from or provide information to or engage in negotiations with third parties with respect to specified business combinations or similar transactions. The foregoing limitations are subject to exceptions that would permit Essex County to engage in discussions with third parties regarding competing transactions if the Essex County Board determines in good faith that such action is reasonably likely to result in an Alternative Proposal (as defined herein) which is a more favorable transaction from the standpoint of Essex County. See "The Merger Agreement -- No Solicitation."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of Essex County and Eastern to consummate the Merger are subject to the satisfaction of certain conditions, including, among other things, approval of the Merger Agreement by the stockholders of Essex County at the Special Meeting, the absence of judgments or injunctions prohibiting the Merger, the listing of the Eastern Common Stock to be issued as a result of the Merger on the NYSE and the receipt of certain required regulatory approvals. See "The Merger -- Governmental and Regulatory Approvals."

     In addition, the obligation of Eastern to consummate the Merger is subject to the satisfaction of certain conditions, including, among other things, the performance by Essex County of its obligations under the Merger Agreement and the representations and warranties of Essex County being true at the Closing Date (in each case, subject to certain materiality exceptions). See "The Merger Agreement -- Conditions to the Merger."

     The obligation of Essex County to consummate the Merger is subject to the satisfaction of certain conditions, including, among other things, the performance by Eastern of its obligations under the Merger Agreement and the representations and warranties of Eastern being true at the Closing Date (in each case, subject to certain materiality exceptions). See "The Merger Agreement -- Conditions to the Merger."

TERMINATION OF THE MERGER AGREEMENT

     Under specified circumstances, the Merger Agreement may be terminated by either of or both Eastern and Essex County prior to the Closing Date, before or after approval of the Merger Agreement by the stockholders of Essex County at the Special Meeting. See "The Merger Agreement -- Termination of the Merger Agreement."

TERMINATION FEE

     If the Merger Agreement is terminated (i) by Essex County for specified reasons involving a competing business transaction relating to Essex County;
(ii) by Eastern as a result of a third party acquiring securities representing more than 50% of the voting power of Essex County; (iii) by Eastern or Essex County as a result of the Essex County stockholders' approval not having been obtained by September 30, 1998; or (iv) by Eastern as a result of a change in the Essex County Board's recommendation with respect to approval of the Merger Agreement, Essex County would be required to pay Eastern a termination fee of $3.5 million (the "Fee") plus Expenses (as defined herein) of up to $2.5 million. See "The Merger Agreement -- Expenses and Termination Fee."

EMPLOYEE BENEFIT MATTERS; STOCK INCENTIVE PLANS

     Subject to certain limitations, the Merger Agreement provides that each of the Essex County benefit plans enumerated in the Merger Agreement (the "Essex County Benefit Plans") in effect on December 19,

1997 shall remain in effect until Eastern or Essex County as the Surviving Company otherwise determines after the Effective Time, provided, however, that Eastern or the Surviving Company or their subsidiaries shall provide benefits which are no less favorable in the aggregate than those provided under the Essex County Benefit Plans to employees or former employees of Essex County and any of its subsidiaries, who are covered by any such Essex County Benefit Plan immediately prior to the Closing Date (the "Affiliated Employees") for a period of not less than six months following the Effective Time. See "The Merger Agreement -- Employee Benefit Matters" and "-- Stock Plans and Stock Options" for a description of certain other agreements contained in the Merger Agreement with respect to employee benefit matters.

BOARD OF TRUSTEES AND MANAGEMENT OF EASTERN FOLLOWING THE MERGER

     It is not anticipated that the Board of Trustees or management of Eastern will change as a result of the Merger.

FEDERAL INCOME TAX CONSEQUENCES

     Wachtell, Lipton, Rosen & Katz has rendered, for purposes of this Registration Statement on Form S-4, its opinion concerning the material federal income tax consequences of the Merger. That opinion, which is set forth below in the section entitled, "THE MERGER (PROPOSAL 1) -- Federal Income Tax Consequences of the Merger," and is subject to the discussion set forth therein, explains that the Merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that accordingly, no gain or loss will be recognized for federal income tax purposes by Essex County or Eastern as a result of the Merger and holders of Essex County Common Stock will not recognize any gain or loss as a result of the exchange of such shares for Eastern Common Stock pursuant to the Merger (except to the extent of cash received, if any, in lieu of fractional shares). In addition, it is a condition to consummation of the Merger that Essex County receive a confirming opinion of Wachtell, Lipton, Rosen & Katz, its special counsel, dated as of the Closing Date to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code.

ACCOUNTING TREATMENT

     Pursuant to the Merger Agreement the Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the consummation of the Merger that Essex County and Eastern receive letters from their independent auditors, Arthur Andersen LLP, dated the date of the Effective Time, to the effect that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment."

APPRAISAL RIGHTS

     Under applicable law, a stockholder who objects to the Merger Agreement and the Merger does not have the right to demand separate payment for such stockholder's shares or an appraisal thereof. See "The Merger -- Appraisal Rights."

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Time, a letter of transmittal will be sent to each holder of record of Essex County Common Stock as of the Effective Time for use in exchanging certificates which, immediately prior to the Effective Time, represented shares of Essex County Common Stock ("Certificates") for certificates representing shares of Eastern Common Stock. Certificates should not be surrendered by the holders of Essex County Common Stock until they have received the letter of transmittal from the Exchange Agent (as defined herein). See "The Merger Agreement -- Manner and Basis of Converting Shares."

NO FRACTIONAL SHARES

     No fractional shares of Eastern Common Stock will be issued to any holder of Essex County Common Stock in connection with the Merger. Instead, holders of Essex County Common Stock who would otherwise be entitled to a fractional share of Eastern Common Stock in the Merger will be entitled to receive a cash payment in lieu of such fraction, determined in accordance with the Merger Agreement. See "The Merger Agreement -- Treatment of Fractional Interests."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Essex County's management and the Essex County Board have personal interests with respect to the Merger separate from their interests as holders of Essex County Common Stock, including the following:

     Employment Agreements. Philip H. Reardon, John W. Purdy, James H. Hastings, Alan R. Neale, Wayne I. Brooks, William T. Beaton and Cathy E. Brown are parties to employment agreements with Essex County, each of which provides that if such executive's employment terminates under specified circumstances after stockholder approval and regulatory approval of the Merger, each such executives will be entitled to certain benefits.

     Stock Option Plan. Essex County maintains a stock option plan, pursuant to which any unvested options will vest upon consummation of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

     Vesting of Certain Benefits for Essex County Executive Officers and Directors. Pursuant to a supplemental executive retirement plan and his employment agreement, Mr. Reardon will receive certain benefits upon termination of his employment. Pursuant to the Essex County Board Deferral Plan, certain directors will receive stock in lieu of deferred director's fees following the Merger and when such directors cease to be directors of Essex County. In addition, certain directors will receive a retirement benefit pursuant to a retirement plan for directors.

     See "The Merger -- Interests of Certain Persons in the Merger."

          COMPARATIVE RIGHTS OF ESSEX COUNTY AND EASTERN STOCKHOLDERS

     Rights of stockholders of Essex County are currently governed by the MGL, including Chapter 164 and certain provisions of Chapter 156B, the Essex County Charter and Essex County By-laws. Upon consummation of the Merger, Essex County stockholders will become stockholders of Eastern and their rights as stockholders of Eastern will be governed by the MGL, the Eastern Charter and the Eastern By-laws. There are a number of differences between the rights of Essex County stockholders and the rights of Eastern stockholders.

     See "Comparative Rights of Essex County and Eastern Stockholders" and "Description of Eastern Capital Stock."

                     MARKET PRICE AND DIVIDEND INFORMATION

     Eastern Common Stock is traded on the NYSE, the PSE and BSE under the symbol "EFU" and the Essex County Common Stock is traded on the Nasdaq under the symbol "ECGC." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Eastern Common Stock as reported on the NYSE Composite Tape, and, the range of high and low bid information for Essex County Common Stock as reported on Nasdaq, as well as information concerning quarterly dividends declared on each such shares.

     An application will be made to have the Eastern Common Stock to be issued as a result of the Merger listed on the NYSE, the PSE and the BSE.

     Eastern has declared and paid dividends for each quarter during the 1996 and 1997 fiscal years. Eastern's Board of Trustees' recent practice has been to review its dividend policy on an annual basis and to make changes, as appropriate. Eastern does not currently anticipate a change in its dividend policies or practices as a result of the Merger.

                                  ESSEX COUNTY COMMON STOCK             EASTERN COMMON STOCK
                               -------------------------------    --------------------------------
                                HIGH        LOW      DIVIDENDS                           DIVIDENDS
                                ASKED       BID      PER SHARE      HIGH        LOW      PER SHARE
                               -------    -------    ---------    --------    -------    ---------
Year ended December 31, 1996:
  First Quarter..............  $ 27.50    $ 25.25      $.40       $37.125     $33.125      $.37
  Second Quarter.............    26.25      23.50       .40        36.875      32.375       .37
  Third Quarter..............    27.00      24.00       .40        38.625      30.50        .37
  Fourth Quarter.............    27.00      24.00       .40        40.375      34.875       .40
Year ended December 31, 1997:
  First Quarter..............  $ 26.00    $ 24.25      $.41       $36.375     $30.50       $.40
  Second Quarter.............    26.50      24.25       .41        35.875      30.50        .40
  Third Quarter..............    29.25      25.25       .41        38.1875     34.75        .40
  Fourth Quarter.............    50.00      28.25       .41        45.375      36.75        .41
Year ending December 31,
  1998:
  First Quarter..............  $ 47.25    $ 44.00       .42       $45.625     $40.375       .41
  Second Quarter (through May
     7, 1998)................  $ 47.25    $ 44.50                 $44.75      $40.375

     The following table sets forth the high and low per share and closing sales prices per share of Essex County and Eastern Common Stock as reported on the Nasdaq and NYSE, respectively, on December 19, 1997, the last business day prior to announcement by the parties of the Merger Agreement, and on May 7, 1998, the last trading day for which prices were available prior to the date of this Proxy Statement/Prospectus and the equivalent per share value of the Essex County Common Stock on such dates:

                                                   MARKET PRICE PER SHARE
                        -----------------------------------------------------------------------------
                                                                                       EQUIVALENT PER
                         ESSEX COUNTY COMMON STOCK         EASTERN COMMON STOCK         SHARE VALUE
                        ---------------------------   ------------------------------   --------------
         DATE             HIGH      LOW     CLOSING     HIGH       LOW      CLOSING
         ----             ----      ---     -------     ----       ---      -------
December 19, 1997.....  $39.50     $34.50   $39.00    $42.00     $40.8125   $ 41.75        $49.43
May 7, 1998...........  $44.5625   $44.50   $44.50    $41.375    $40.375    $ 40.375       $47.80

     BECAUSE THE MARKET PRICE OF THE EASTERN COMMON STOCK THAT HOLDERS OF ESSEX COUNTY COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO THE MERGER, ESSEX COUNTY STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

           SELECTED HISTORICAL FINANCIAL INFORMATION OF ESSEX COUNTY

     The annual financial information set forth below has been derived from the audited consolidated financial statements of Essex County. The data for the six month periods ended February 28, 1998 and 1997 has been derived from the unaudited consolidated financial statements of Essex County. The information should be read in connection with, and is qualified in its entirety by reference to, Essex County's financial statements and notes thereto incorporated by reference herein. See "Incorporation of Certain Documents by Reference." The interim data reflect all adjustments that, in the opinion of management of Essex County, are necessary to present fairly such information for the interim periods. The results of operations for the three-month periods are not necessarily indicative of the results expected for a full year or any other interim period.

                                                                                        SIX MONTHS
                                           FISCAL YEAR ENDED AUGUST 31,             ENDED FEBRUARY 28,
                                  -----------------------------------------------   -------------------
                                   1997      1996      1995      1994      1993       1998       1997
                                  -------   -------   -------   -------   -------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues..............  $53,535   $49,929   $45,049   $48,536   $45,016   $32,062    $31,363
Operating earnings(2)...........  $ 6,722   $ 6,669   $ 5,909   $ 5,794   $ 5,766   $ 4,842    $ 4,285
Income available for common
  stock.........................  $ 3,967   $ 3,836   $ 3,180   $ 3,302   $ 2,880   $ 3,423    $ 2,871
Shares of common stock
  outstanding, weighted average
  diluted.......................    1,714     1,671     1,632     1,595     1,507     1,756      1,702
Basic earnings per share........  $  2.38   $  2.36   $  2.00   $  2.12   $  1.95   $  2.02    $  1.74
Diluted earnings per share......  $  2.31   $  2.29   $  1.95   $  2.07   $  1.91   $  1.96    $  1.70
Cash dividends declared per
  common share..................  $  1.63   $  1.59   $  1.55   $  1.51   $  1.47   $   .83    $   .81
Ratio of earnings to fixed
  charges(1)....................     2.87x     2.83x     2.54x     2.83x     2.45x     4.01x      3.57x

BALANCE SHEET DATA:
TOTAL ASSETS....................  $92,746   $89,772   $86,582   $83,511   $76,535   $98,012    $96,953
                                  =======   =======   =======   =======   =======   =======    =======
  Long-term debt
     (excluding current
     portion)...................  $29,350   $20,370   $21,343   $22,413   $22,890   $28,199    $28,799
  Redeemable preferred stock....       --        --       336       350       364        --         --
  Common stock equity...........   35,409    33,023    30,709    28,870    26,985    38,544     35,289
                                  -------   -------   -------   -------   -------   -------    -------
TOTAL CAPITALIZATION:...........  $64,759   $53,393   $52,388   $51,633   $50,239   $66,743    $64,088
                                  =======   =======   =======   =======   =======   =======    =======

---------------
(1) In computing the ratio of earnings to fixed charges, "earnings" are defined as income before income taxes and fixed charges. "Fixed charges" consist of interest, including the amount capitalized, interest on the obligation under the supplemental fuel inventory, amortization of debt expense and the estimated interest portion (one third) of rental payments.

(2) Operating earnings include the provision (benefit) for federal and state income taxes in all periods presented.

               See accompanying Notes to Selected Historical and
             Unaudited Pro Forma Combined Condensed Financial Data

              SELECTED HISTORICAL FINANCIAL INFORMATION OF EASTERN

     The annual financial information set forth below has been derived from the audited consolidated financial statements of Eastern. The data for the three month periods ending March 31, 1998 and 1997 has been derived from the unaudited consolidated financial statements of Eastern. The information should be read in connection with, and is qualified in its entirety by reference to, Eastern's financial statements and notes thereto incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                                                                 THREE MONTHS
                                           FISCAL YEAR ENDED DECEMBER 31,                       ENDED MARCH 31,
                           --------------------------------------------------------------   -----------------------
                              1997         1996         1995         1994         1993         1998         1997
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Operating revenues.......  $  970,204   $1,007,342   $  949,412   $  924,850   $  869,215   $  342,919   $  376,920
Operating earnings.......  $  106,314   $  121,394   $  113,734   $   97,375   $   77,389   $   54,409   $   52,977
Earnings from continuing
  operations before
  extraordinary items....  $   51,950   $   60,665   $   60,381   $   38,907   $   26,022   $   30,923   $   28,223
Shares of common stock
  outstanding, weighted
  average diluted........      20,468       20,384       20,246       20,780       22,510   $   20,585   $   20,418
Basic earnings per share
  from continuing
  operations before
  extraordinary items....  $     2.55   $     2.99   $     2.99   $     1.87   $     1.16   $     1.51   $     1.39
Diluted earnings per
  share from continuing
  operations before
  extraordinary items....  $     2.54   $     2.98   $     2.98   $     1.87   $     1.15   $     1.50   $     1.38
Cash dividends declared
  per common share.......  $     1.61   $     1.51   $     1.42   $     1.40   $     1.40   $     0.41   $     0.40
Ratio of earnings to
  fixed charges(1).......         2.9x         3.3x         2.8x         2.4x         2.0x         6.1          5.3

BALANCE SHEET DATA:
TOTAL ASSETS.............  $1,434,357   $1,421,615   $1,377,342   $1,339,319   $1,363,191   $1,373,834   $1,393,005
                           ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Long-term debt
    (excluding current
    portion).............  $  342,142   $  347,313   $  357,675   $  365,488   $  328,939   $  292,787   $  346,081
  Common stock equity....     449,061      427,990      395,764      374,134      363,738   $  470,029   $  449,504
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL CAPITALIZATION.....  $  791,203   $  775,303   $  753,439   $  739,622   $  692,677   $  762,816   $  795,585
                           ==========   ==========   ==========   ==========   ==========   ==========   ==========

---------------
(1) In computing the ratio of earnings to fixed charges, "earnings" are defined as income before income taxes and fixed charges. "Fixed charges" consist of interest, including the amount capitalized, interest on the obligation under the supplemental fuel inventory, amortization of debt expense and the estimated interest portion (one third) of rental payments.

                  See accompanying Notes to Selected Historical and
                Unaudited Pro Forma Combined Condensed Financial Data

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following selected unaudited pro forma combined condensed financial data presents the combined financial data of Eastern and Essex County, including their respective subsidiaries, after giving effect to the Merger, assuming the Merger had been effective for all periods presented. The selected unaudited pro forma combined condensed financial data as of December 31, 1997 and for each of the three years then ended and as of March 31, 1998 and 1997 and the three months then ended was derived from and should be read in conjunction with the unaudited pro forma combined balance sheet and unaudited pro forma combined statements of operations, including the notes thereto, which are included elsewhere herein. The selected unaudited pro forma combined condensed balance sheets as of March 31, 1998 and 1997 and as of December 31, 1997, 1996 and 1995 present, under the pooling-of-interests accounting method, the combined condensed consolidated balance sheets of Eastern as of March 31, 1998, and 1997 and as of December 31, 1997, 1996 and 1995 and Essex County as of February 28, 1998 and 1997 and as of November 30, 1997 and August 31, 1996 and 1995, respectively. The selected unaudited pro forma combined condensed financial data should also be read in conjunction with the historical financial statements of both Eastern and Essex County which are incorporated herein by reference. The selected unaudited pro forma combined condensed financial data is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The selected unaudited pro forma combined condensed financial data does not reflect all adjustments to conform accounting practices or any adjustments to reflect any cost savings or other synergies anticipated as a result of the Merger.

                              EASTERN ENTERPRISES

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

                                                                               THREE MONTHS
                                   FISCAL YEAR ENDED DECEMBER 31,            ENDED MARCH 31,
                               --------------------------------------    ------------------------
                                  1997          1996          1995          1998          1997
                               ----------    ----------    ----------    ----------    ----------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS(1)
  Revenues...................  $1,024,631    $1,057,271    $  994,461    $  365,947    $  400,141
  Operating expenses(2)......     908,560       927,035       873,123       306,419       341,472
                               ----------    ----------    ----------    ----------    ----------
  Operating earnings.........     116,071       130,236       121,338        59,528        58,669
  Other expense, net.........      32,480        27,968        31,510         5,280         8,672
                               ----------    ----------    ----------    ----------    ----------
  Income from continuing
     operations before income
     taxes...................      83,591       102,268        89,828        54,248        49,997
  Provision for income
     taxes...................      27,237        37,753        26,248        20,809        18,643
                               ----------    ----------    ----------    ----------    ----------
  Income before extraordinary
     item....................      56,354        64,515        63,580        33,439        31,354
  Extraordinary item, net of
     tax.....................          --            --        (6,500)       (1,465)           --
                               ----------    ----------    ----------    ----------    ----------
  Net earnings...............      56,354        64,515        57,080        31,974        31,354
  Preferred Stock
     dividends...............          --           (14)          (19)           --            --
                               ----------    ----------    ----------    ----------    ----------
  Net earnings available to
     common stockholders.....  $   56,354    $   64,501    $   57,061    $   31,974    $   31,354
                               ==========    ==========    ==========    ==========    ==========
  Earnings per common
     share(3)(4):
  Basic earnings per share
     before extraordinary
     item....................  $     2.52    $     2.91    $     2.88    $     1.49    $     1.41
  Extraordinary item, net of
     tax.....................          --            --         (0.29)         (.07)           --
                               ----------    ----------    ----------    ----------    ----------
  Basic earnings per share...  $     2.52    $     2.91    $     2.59    $     1.42    $     1.41
                               ==========    ==========    ==========    ==========    ==========
  Diluted earnings per share
     before extraordinary
     item....................  $     2.50    $     2.88    $     2.87    $     1.48    $     1.40
  Extraordinary items, net of
     tax.....................          --            --         (0.29)         (.07)           --
                               ----------    ----------    ----------    ----------    ----------
  Diluted earnings per
     share...................  $     2.50    $     2.88    $     2.58    $     1.41    $     1.40
                               ==========    ==========    ==========    ==========    ==========
  Cash dividends declared per
     share...................  $     1.61    $     1.51    $     1.42    $      .41    $      .40
                               ==========    ==========    ==========    ==========    ==========

BALANCE SHEET DATA(1)
  Total assets...............  $1,532,169    $1,511,387    $1,463,924    $1,471,116    $1,489,958
                               ==========    ==========    ==========    ==========    ==========
  Capitalization
     Long-term debt..........  $  370,873    $  367,683    $  379,019    $  321,508    $  374,880
     Shareholders' equity....     484,201       461,013       426,809       507,843       484,794
                               ----------    ----------    ----------    ----------    ----------
  Total capitalization
     (excluding short-term
     debt)...................  $  855,074    $  828,696    $  805,828    $  829,351    $  859,674
                               ==========    ==========    ==========    ==========    ==========

               See accompanying Notes to Selected Historical and
             Unaudited Pro Forma Combined Condensed Financial Data

                   NOTES TO SELECTED HISTORICAL AND UNAUDITED
                  PRO FORMA COMBINED CONDENSED FINANCIAL DATA

(1) EASTERN AND ESSEX COUNTY HISTORICAL FISCAL YEARS AND ACCOUNTING POLICIES

     Eastern's historical fiscal year ends on December 31 while Essex County's historical fiscal year ends on August 31. For purposes of combining Essex County's historical financial information with Eastern's in the pro forma combined statements of operations herein, the financial information of Eastern for the fiscal years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 have been combined with Essex County's financial information for the twelve months ended November 30, 1997 and August 31, 1996 and 1995 and the three months ended February 28, 1998 and 1997, respectively. As a result, Essex County's financial information for the three months ended November 30, 1996 are excluded from the pro forma data. Essex County's operating revenues and net loss available to common shareholders for the three months ended November 30, 1996 were $8.1 million and $(0.3) million, respectively.

     The unaudited pro forma combined condensed financial data do not include all adjustments (see note (2)) to conform the accounting policies of Essex County to those followed by Eastern. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material. However, certain amounts in the historical financial statements of Eastern and Essex County have been reclassified to present consistent pro forma financial information. There were no material intercompany transactions between Eastern and Essex County during the periods presented.

(2) MERGER-RELATED EXPENSES

     Eastern and Essex County will incur investment banking, legal, accounting and other transaction costs as a result of the Merger. Based on information currently available, these costs will total approximately $4.6 million and will be expensed in the period incurred consistent with Eastern's historical accounting treatment of such costs. In the three months ended February 28, 1998, Essex County incurred $0.7 million of Merger expenses which were capitalized as deferred charges. Accordingly, a pro forma adjustment has been made to reflect the expensing of such costs in the unaudited pro forma combined statement of operations for the three months ended March 31, 1998. Costs incurred by Essex County related to the Merger prior to November 30, 1997 were not material. Since the Merger has not been consummated, the Merger expenses can only be estimated at this time, and are subject to revision as further information becomes available.

(3) EARNINGS PER SHARE

     The pro forma net earnings per share reflect (i) the weighted average number of Eastern common shares that would have been outstanding if the Merger occurred at the beginning of the periods presented upon the conversion of each outstanding share of Essex County Common Stock into 1.183985 shares of Eastern Common Stock, as provided in the Merger Agreement and (ii) the dilutive impact of stock options using the treasury stock method.

(4) EXCHANGE RATIO

     As provided for in the Merger Agreement, each issued and outstanding share of Essex County Common Stock shall be converted into the right to receive
1.183985 shares of Eastern Common Stock provided that, if the Market Value (as defined) of 1.183985 shares of Eastern Common Stock is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50. Accordingly, if the Market Value of Eastern Common Stock is below $38.01 per share, there will be an increase in the exchange ratio and if the Market Value of Eastern Common Stock is above $42.23, there will be a decrease in the exchange ratio. Any increase in the exchange ratio will cause a corresponding decrease in the pro forma combined per share amounts and any decrease in the exchange ratio will cause a corresponding increase in the pro forma per share amounts. For example, if Eastern's stock price

                   NOTES TO SELECTED HISTORICAL AND UNAUDITED
           PRO FORMA COMBINED CONDENSED FINANCIAL DATA -- (CONTINUED)

was at either its most recent 52-week low ($34.00) or 52-week high ($45.62), the recalculated combined pro forma earnings per share in the latest fiscal year and interim period would be as follows:

                                              FISCAL YEAR ENDED       THREE MONTHS ENDED
                                              DECEMBER 31, 1997         MARCH 31, 1998
                                             --------------------    --------------------
                                             52-WEEK      52-WEEK    52-WEEK      52-WEEK
                                               LOW         HIGH        LOW         HIGH
                                             -------      -------    -------      -------
Basic earnings per share...................  $ 2.50       $ 2.54     $ 1.41       $ 1.44
Diluted earnings per share.................  $ 2.48       $ 2.52     $ 1.40       $ 1.42
Book value per share.......................  $21.40       $21.77     $22.37       $22.77

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for the Essex County Common Stock and Eastern Common Stock selected historical per share data and the corresponding unaudited pro forma per share amounts as of and for the periods indicated, giving effect to the Merger. The data presented are based upon the consolidated financial statements and related notes of each of Essex County and Eastern incorporated by reference into this Proxy Statement/Prospectus and the unaudited pro forma combined balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and related notes of each of Essex County and Eastern incorporated by reference herein and the unaudited pro forma combined financial statements and related notes thereto contained elsewhere herein. The assumptions used in the preparation of this table appear under "Unaudited Pro Forma Financial Information." The comparative per share data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger had been consummated at the beginning of the periods indicated.

                                                     FISCAL YEAR ENDED            SIX MONTHS
                                                         AUGUST 31,           ENDED FEBRUARY 28,
                                                  ------------------------    ------------------
                                                   1997     1996     1995      1998       1997
                                                  ------    -----    -----    -------    -------
ESSEX COUNTY -- HISTORICAL
  Earnings per common share:
     Basic......................................  $ 2.38    $2.36    $2.00    $ 2.02     $ 1.74
     Diluted....................................    2.31     2.29     1.95      1.96       1.70
  Cash dividends declared per share.............    1.63     1.59     1.55       .83        .81
  Book value per share at period end............  $21.01                       22.40

                                                     FISCAL YEAR ENDED          THREE MONTHS
                                                        DECEMBER 31,          ENDED MARCH 31,
                                                  ------------------------    ----------------
                                                   1997     1996     1995      1998      1997
                                                  ------    -----    -----    ------    ------
EASTERN -- HISTORICAL

  Earnings per common share:
     Basic......................................  $ 2.55    $2.99    $2.67    $ 1.44    $ 1.39
     Diluted....................................    2.54     2.98     2.66      1.43      1.38
  Cash dividends declared per share.............    1.61     1.51     1.42       .41       .40
  Book value per share at period end............  $22.03                      $23.02

                                                   1997     1996     1995      1998      1997
                                                  ------    -----    -----    ------    ------
EASTERN -- AND ESSEX COUNTY --
  PRO FORMA COMBINED(1)(4)
  Earnings per common share:
     Basic......................................  $ 2.52    $2.91    $2.59    $ 1.42    $ 1.41
     Diluted....................................    2.50     2.88     2.58      1.41      1.40
  Cash dividends declared per share.............    1.61     1.51     1.42       .41       .40
  Book value per share at period end............  $21.62                      $22.61

                                                   1997     1996     1995      1998      1997
                                                  ------    -----    -----    ------    ------
ESSEX COUNTY -- EQUIVALENT PRO FORMA

  PER SHARE DATA IMPUTED TO
  EXISTING SHAREHOLDERS(1)(2)(3)(4)
  Earnings per common share:
     Basic......................................  $ 2.98    $3.45    $3.07    $ 1.68    $ 1.66
     Diluted....................................    2.96     3.41     3.05      1.67      1.66
  Cash dividends declared per share.............    1.91     1.79     1.68       .49       .47
  Book value per share at period end............  $25.60                      $26.77

---------------
(1) The pro forma combined and the equivalent pro forma combined information (excluding the book value per share information) presents the combination of Eastern for the fiscal years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 combined with Essex County for the twelve months ended November 30, 1997 and the fiscal year ended August 31, 1996 and 1995 and the three months ended February 28, 1998 and 1997, respectively. The book value per share information as of

December 31, 1997 and March 31, 1998 is calculated based on the Eastern balance sheet as of December 31, 1997 and March 31, 1998 and Essex County's balance sheet as of November 30, 1997 and February 28, 1998, respectively.

(2) Equivalent pro forma per share data is calculated by multiplying the respective unaudited pro forma combined data by the exchange ratio of
    1.183985 shares of Eastern Common Stock for each of Essex County Common Stock. See Note (4) below.

(3) Pro forma combined cash dividends declared per share represents the historical dividends of Eastern for all periods presented. Eastern's current cash dividends declared per share is $0.41 per common share per quarter. After giving effect to the number of shares to be outstanding after the Merger, assuming an exchange ratio of 1.183985 (see Note 4 below), the pro forma payout ratio of the combined company is approximately 65% based upon Eastern's current dividend policy. Additionally, the equivalent cash dividend per share of Essex's Common Stock based upon Eastern's current annual dividend policy is $1.94.

(4) As provided for in the Merger Agreement, each issued and outstanding share of Essex County Common Stock shall be converted into the right to receive
    1.183985 shares of Eastern Common Stock provided that, if the Market Value (as defined) of 1.183985 shares of Eastern Common Stock is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50. Accordingly, if the Market Value of Eastern Common Stock is below $38.01 per share, there will be an increase in the exchange ratio and if the Market Value of Eastern Common Stock is above $42.23, there will be a decrease in the exchange ratio. Any increase in the exchange ratio will cause a corresponding decrease in the pro forma combined per share amounts and an increase in the equivalent pro forma per share amounts and any decrease in the exchange ratio will cause a corresponding increase in the pro forma per share amounts and a decrease in the equivalent pro forma per share amounts. For example, if Eastern's stock price was at either its most recent 52-week low ($34.00) or 52-week high ($45.62), the recalculated combined pro forma earnings per share in the latest fiscal year and interim period would be as follows:

                                                       FISCAL YEAR                 THREE MONTHS
                                                 ENDED DECEMBER 31, 1997       ENDED MARCH 31, 1998
                                                 ------------------------      --------------------
                                                 52-WEEK         52-WEEK       52-WEEK      52-WEEK
                                                   LOW             HIGH          LOW         HIGH
                                                 --------        --------      -------      -------
    Basic earnings per share...................   $ 2.50          $ 2.54       $ 1.41       $ 1.44
    Diluted earnings per share.................   $ 2.48          $ 2.52       $ 1.40       $ 1.42
    Book value per share.......................   $21.40          $21.77       $22.37       $22.77

     Additionally, the recalculated Essex County -- equivalent pro forma per share data in the latest fiscal year and interim period would be as follows:

                                                       FISCAL YEAR                 THREE MONTHS
                                                 ENDED DECEMBER 31, 1997       ENDED MARCH 31, 1998
                                                 ------------------------      --------------------
                                                 52-WEEK         52-WEEK       52-WEEK      52-WEEK
                                                   LOW             HIGH          LOW         HIGH
                                                 --------        --------      -------      -------
    Basic earnings per share...................   $ 3.31          $ 2.78       $ 1.87       $ 1.58
    Diluted earnings per share.................   $ 3.28          $ 2.76       $ 1.85       $ 1.56
    Book value per share.......................   $28.32          $23.86       $29.61       $24.96

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this Proxy Statement/Prospectus, including, without limitation, statements regarding Essex County's, Eastern's or the Surviving Company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Although Essex County and Eastern believe their expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include the effect of strategic initiatives on earnings and cash flow, temperatures above or below normal in Boston Gas' or Essex County's service areas, changes in market conditions for barge transportation, adverse weather and operating conditions on the inland waterways, changes in economic conditions including interest rates and the value of the dollar versus other currencies, regulatory and court decisions, developments with respect to Eastern's and Essex County's previously disclosed environmental liabilities and Eastern's previously disclosed liabilities under the Federal Coal Industry Retiree Health Benefit Act of 1992, the pace of deregulation of retail natural gas markets in the United States, other actions taken by regulatory authorities, timing and extent of changes in commodity prices for natural gas and interest rates, conditions of the capital markets and equity markets during the periods covered by the forward-looking statements, all of which are difficult to predict and generally beyond the control of Eastern, Essex County and Merger Sub. All written or oral forward-looking statements attributable to Essex County, Eastern or Merger Sub, or persons acting on their behalf, are expressly qualified in their entirety by the foregoing cautionary statements.

                                 THE COMPANIES

ESSEX COUNTY

     Essex County, a regulated public utility organized under the laws of the Commonwealth of Massachusetts in 1853, purchases, distributes and sells natural gas to residential, commercial and light industrial customers in northeastern Massachusetts. Essex County operates in the Cities of Haverhill, Newburyport and Amesbury and 14 other smaller municipalities in Massachusetts covering an area of approximately 280 square miles. The year-round population of Essex County's service area was approximately 165,000 in the 1990 Census. Essex County's service area is primarily comprised of residential communities, with a number of small commercial and diversified light industrial businesses.

EASTERN

     Eastern is a Massachusetts business trust established and existing under the Eastern Charter.

     Eastern's principal subsidiaries are Boston Gas and Midland. Boston Gas is a regulated utility that distributes natural gas in and around Boston, Massachusetts. Midland is engaged in barge transportation, principally on the Ohio River and Mississippi River systems. Eastern provides management and staff services to Boston Gas and Midland.

     Boston Gas is engaged in the transportation and sale of natural gas to approximately 530,000 residential, commercial and industrial customers in Boston and 73 other communities in eastern and central Massachusetts. Boston Gas also sells natural gas for resale in Massachusetts. Boston Gas has been in business for 175 years and is the second oldest gas company in the United States. Since 1929, all of the common stock of Boston Gas has been owned by Eastern.

     Midland, through its wholly owned subsidiaries, is engaged in the operation of a fleet of barges and towboats, principally on the Ohio River and Mississippi River and their tributaries, the Gulf Intracoastal Waterway and the Gulf of Mexico. Midland transports dry bulk commodities, a major portion of which is coal. Midland also performs repair work on marine equipment and operates two coal dumping terminals, a phosphate rock and phosphate chemical fertilizer terminal and a marine fuel supply facility.

MERGER SUB

     Merger Sub will be organized as a gas utility company under the laws of the Commonwealth of Massachusetts, and will be a wholly owned subsidiary of Eastern formed solely for the purpose of the Merger.

                              THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

     The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the Merger Agreement, (ii) the election of members of the Essex County Board to hold office until the Annual Meeting of stockholders of Essex County in 1999 or until their successors are elected and qualified, (iii) to adopt the 1997 Plan, and (iv) such other matters as may properly be brought before the Special Meeting. The Essex County Board is not aware, as of the date of mailing of this Proxy Statement/Prospectus, of any other matters that may properly come before the Special Meeting. If any such other matters properly come before the Special Meeting, it is the intention of the persons named in the Essex County proxy to vote such proxies in accordance with their best judgment on such matters.

     THE ESSEX COUNTY BOARD, BY A UNANIMOUS VOTE OF THE DIRECTORS, HAS APPROVED THE MERGER AGREEMENT, HAS AUTHORIZED THE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT ESSEX COUNTY STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

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

     In considering the recommendation of the Essex County Board with respect to the Merger Agreement, stockholders should be aware that certain members of Essex County's management and the Essex County Board have certain interests in the Merger that are in addition to the interests of stockholders of Essex County generally and that could potentially represent conflicts of interest. The Essex County Board was aware of these interests and considered them, among other matters, in adopting the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Merger."

DATE, PLACE AND TIME; RECORD DATE

     The Special Meeting is scheduled to be held on June 24, 1998, at 10:00 a.m., Eastern Standard Time, at the offices of State Street Bank and Trust Company, 225 Franklin Street (33rd Floor), Boston, Massachusetts. Only holders of record of Essex County Common Stock at the close of business on May 6, 1998, the Record Date, will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, 1,725,225 shares of Essex County Common Stock were issued and outstanding.

     The Special Meeting may be adjourned to another date and/or place for proper purposes (including, without limitation, for the purpose of soliciting additional proxies).

VOTING RIGHTS

     Each stockholder of record on the Record Date is entitled to one vote for each share of Essex County Common Stock held on each matter submitted to a vote at the Special Meeting. A majority of the outstanding shares of Essex County Common Stock entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of each such matter at the Special Meeting.

     The affirmative vote of the holders of at least two-thirds of the outstanding shares of Essex County Common Stock will be sufficient to approve the Merger Agreement. Abstentions and broker non-votes will be counted in determining if a quorum exists and will have the same effect as votes cast against approval of the Merger Agreement. Failure to return a proxy or vote in person at the Special Meeting will have the effect of a vote against approval of the Merger Agreement.

     A favorable vote by a majority of shares of Essex County Common Stock represented and entitled to vote on the directors is required to elect the directors, and a favorable vote by a majority of shares of Essex County Common Stock represented and entitled to vote is required to approve the 1997 Plan. For election of directors and approval of the 1997 Plan, abstentions and broker non-votes are counted in determining if a quorum exists, but are not counted in determining the outcome of the vote and will therefore have no effect.

PROXIES

     Any holder of Essex County Common Stock may vote such stockholder's shares either in person or by duly authorized proxy. The giving of a proxy by an Essex County stockholder will not affect such stockholder's right to vote such shares if such stockholder attends the Special Meeting and desires to vote in person. Prior to the voting of an Essex County proxy, such proxy may be revoked by the stockholder by delivering written notice of revocation to the Clerk of Essex County, by filing with Essex County a subsequently dated proxy or by voting in person at the Special Meeting. All shares represented by effective proxies on the enclosed form of Essex County proxy received by Essex County will be voted at the Special Meeting in accordance with the terms of such proxies. If no instructions are given, the Essex County proxies will be voted FOR the approval of the Merger Agreement, FOR the election of the directors named in such proxy card and FOR the adoption of the 1997 Plan.

     Essex County will bear the cost of the solicitation of proxies for the Special Meeting, except that Essex County and Eastern will share equally expenses incurred in connection with the printing and filing of this Proxy Statement/Prospectus. Certain officers, directors, employees and agents of Essex County may solicit Essex County proxies by correspondence, telephone, telegraph, telecopy or other electronic means, or in person, but without extra compensation. Essex County will pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy soliciting material to their principals. In addition, Essex County has retained Corporate Investor Communications, Inc. to assist Essex

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

County in the solicitation of proxies for a fee of $4,000 plus reasonable out-of-pocket expenses. Such solicitation may be made by mail, telecommunication or in person.

              VOTING PROCEDURES FOR PARTICIPANTS IN ESSEX COUNTY'S
                             EMPLOYEE BENEFIT PLANS

     Participants in Essex County Benefit Plans will receive individual proxies relating to the pro rata share of Essex County Common Stock (including allocated unvested shares) held for their benefit in the Essex County qualified plans. Non-allocated and shares that are not voted will be voted by the trustees of the Essex County Benefit Plans at their discretion. The trustees of the Essex County Benefit Plans are Richard P. Hamel, Eric H. Jostrom, and Mr. Reardon, all of whom constitute the Essex County Retirement Committee.

     A participant in an Essex County Benefit Plan who executes a proxy may revoke it at any time before it is voted by notifying the clerk of Essex County to such effect in writing prior to the Special Meeting by filing with the Essex County a superseding, later-dated proxy, or by voting in person at the Special Meeting. Abstentions shall be voted neither for nor against but shall be counted in the determination of a quorum. As of March 31, 1998, there were 72,390 shares in Essex County's Employee Stock Ownership Plan (the "ESOP"); 19,171 shares in the Essex County's PAYSOP/TRASOP Plan; 32,809 shares in the Essex County's Thrift Savings Plan; and 15,176 shares in the Essex County Thrift Savings Plan for United Steel Workers.

                   NO VOTE REQUIRED FOR EASTERN STOCKHOLDERS

     Under applicable law, no approval of the Merger Agreement or the transactions contemplated thereby is required by Eastern's stockholders and no proxies are being solicitated from Eastern's stockholders.

                                   THE MERGER
                                  (PROPOSAL 1)

GENERAL DESCRIPTION OF THE MERGER

     Merger Sub will merge with and into Essex County in accordance with the laws of the Commonwealth of Massachusetts. Essex County shall be the Surviving Company in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. At the Effective Time, (i) the Essex County Charter, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Company until thereafter amended as provided by law and such articles of organization, and (ii) the Essex County By-laws, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Company until thereafter amended as provided by law, the articles of organization of the Surviving Company and such by-laws; provided, however, that the Board of Directors of the Surviving Company shall consist of the same number of directors as the number of directors of Merger Sub at the Effective Time.

     The initial directors of the Surviving Company, each to hold office in accordance with the articles of organization and by-laws of the Surviving Company, will be J. Atwood Ives, Chief Executive Officer and Chairman of Eastern, Walter J. Flaherty, Senior Vice President and Chief Financial Officer of Eastern, L. William Law, Jr., Senior Vice President, General Counsel and Secretary of Eastern, Chester R. Messer, II, Senior Vice President of Eastern and President of Boston Gas and Philip H. Reardon. The officers of Essex County immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

     It is not anticipated that the Board of Trustees or management of Eastern will change as a result of the Merger.

BACKGROUND OF THE MERGER

     Over the last several years, the Essex County Board and the management of Essex County have followed closely developments in the gas utility industry, with a particular focus on changes in the regulatory environment, and have considered the impact of such developments on Essex County's strategic options going forward. It was the view of management that because of regulatory initiatives causing local distribution companies ("LDCs") to "unbundle" gas sales from distribution service (i.e., allow customers to select their supplies of gas, while continuing to be users of the LDC's distribution system), gas sales would become increasingly the province of retail marketers because of the desire of state regulators to have gas sales provided by a competitive market rather than by traditional monopoly providers of bundled gas services. Management also believed that Essex County's relatively small size would likely preclude it from competing effectively as an independent retail marketer, and, based on policies adopted by regulators in recent decisions, that efficiencies and economies of scale would be possible through mergers or acquisitions of smaller companies by larger companies. Thus, it was felt that there were significant risks to Essex County's shareholders associated with the growing trend towards deregulation. Management concluded that Essex County should seriously explore a business combination. At an Essex County Board meeting on July 21, 1997, the Essex County Board authorized management to interview and select investment bankers for the purpose of helping the Board assess the prospects, desirability, timing and process for the exploration of alternatives to enhance shareholder value. By letter dated September 15, 1997, Furman Selz was engaged by Essex County as its exclusive financial advisor in connection with a possible business combination.

     Furman Selz contacted more than 35 companies to solicit their interest in a transaction involving Essex County. Of that group, 13 companies agreed to sign a confidentiality agreement (which contained a "standstill" provision prohibiting the counterparty from making a proposal for Essex County for two years except at the invitation of the Essex County Board) and were sent a descriptive memorandum with respect to Essex County. Six of those companies submitted non-binding indications of interest at the end of October, 1997 and the first week of November, 1997. Based on such indications of interest, five of the companies, including Eastern, were invited to conduct additional due diligence during the middle two weeks of November, 1997.

     By letter dated November 25, 1997, Furman Selz on behalf of Essex County invited the five potential bidders to submit proposals no later than December 5, 1997. The potential bidders were provided forms of merger agreements, on which Furman Selz requested the bidders to communicate comments. Furman Selz advised the potential bidders that while the Essex County Board had preliminarily concluded that a stock for stock transaction in which shareholders could exchange their shares on a tax-free basis would be preferable, it was willing to entertain cash bids as well.

     At the regular meeting of the Essex County Board on December 2, 1997, the directors received an update from management and Essex County's outside advisors relating to the discussions with potential bidders.

     All five of the potential bidders submitted proposals on December 5, 1997. After reviewing all of the proposals with management and counsel, on December 9, 1997 Furman Selz advised Eastern that management would recommend Eastern's proposals to the Essex County Board if Eastern would increase its bid so that it would have a current value of $47.50 per share and would commit not to allow the value of Eastern securities to be delivered in respect of each Essex County share to fall below $45 and would allow the value of the Eastern securities to "float" up to $54 per share. Eastern rejected the proposal by Furman Selz.

     Over the course of the next week, Furman Selz and counsel for Essex County had discussions with several of the bidders, including Eastern, attempting to arrive at the optimum financial and legal terms relating to the sale of Essex County. Those discussions resulted in Eastern making the proposal which is embodied in the Merger Agreement. Essex County's service area is contiguous to that of Boston Gas, Eastern's wholly-owned subsidiary, and the management of Eastern believed that the acquisition of Essex County could create opportunities for cost savings and efficiencies through integration of Essex County's operations with those of Boston Gas.

     The Executive Committee of the Essex County Board met on December 16, 1997 and received an update on the activities of Furman Selz, counsel to Essex County and management with respect to the exploration of strategic alternatives. The members of the Executive Committee agreed that the advisors should attempt to finalize negotiations with Eastern with respect to its proposal.

     On December 19, 1997 the Essex County Board met and received presentations from Furman Selz and legal counsel. All members of the Essex County Board were present. Furman Selz reviewed various financial and other information and rendered to the Essex County Board its oral opinion to the effect that, as of such date and based upon and subject to certain assumptions, the proposed Exchange Ratio was fair to the holders of Essex County Common Stock. Legal counsel reviewed the form of merger agreement. The Essex County

Board discussed the advice they had received at the various Essex County Board meetings and the significant benefits to shareholders and customers which would result from the Merger. Following such discussions, the Essex County Board, by a unanimous vote, adopted the Merger Agreement, authorized the execution thereof, and determined to submit the Merger Agreement to the Essex County shareholders with the Essex County Board recommendation for approval. Following the meeting, the Merger Agreement was executed.

REASONS FOR THE MERGER; RECOMMENDATION OF THE ESSEX COUNTY BOARD OF DIRECTORS

     The Essex County Board believes that the terms of the Merger are fair to, and in the best interests of, Essex County and its shareholders. Accordingly, the Essex County Board, by a unanimous vote, has adopted the Merger Agreement and unanimously recommends its approval by Essex County shareholders. The Essex County Board believes that, due to its relatively small size and limited financial resources, a merger with a larger company would be the most prudent way to provide shareholders with the ability to participate in future strategic opportunities that may become possible as deregulation of the gas industry progresses. Of particular significance to the Essex County Board was the fact that the transaction contemplates a significant premium to the market price of Essex County Common Stock.

     In reaching its decision to approve the Merger Agreement, the Essex County Board considered the following factors: (i) the current and historical market prices of Essex County Common Stock and Eastern Common Stock and the fact that the proposed exchange ratio would result in a significant premium to Essex County shareholders; (ii) information concerning the financial performance, condition, business operations and prospects of each of Essex County and Eastern which led the Essex County Board to believe that a policy of continued independence was not the best strategic option for Essex County and its shareholders; (iii) the effect of the Merger on Essex County's existing shareholders, including the opportunity to share in the anticipated benefits of ownership of the combined enterprise; (iv) the expected federal income tax treatment of the Merger as a tax-free reorganization to Essex County shareholders and the expected accounting treatment of the Merger as a pooling of interests; (v) the regulatory treatment to be requested in connection with the Merger, specifically that Eastern was willing to propose new rates for customers of Essex County which would result in as much as a 5% reduction in customer bills; (vi) the terms of the Merger Agreement, which provide for balanced representations and warranties, conditions to closing and rights to termination and thus would allow the Essex County Board to terminate the Merger Agreement if a more favorable proposal was made by another party; and (vii) the opinion of Essex County's financial advisor, Furman Selz, that, as of December 19, 1997 and as of the date hereof and based upon the factors and assumptions described in such opinion, the Exchange Ratio is fair to the holders of shares of Essex County Common Stock. In determining that the Merger is fair to Essex County's shareholders, the Essex County Board considered the above factors as a whole and did not assign specific or relative weights to them.

     THE ESSEX COUNTY BOARD, BY A UNANIMOUS VOTE, HAS ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO ESSEX COUNTY SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ESSEX COUNTY VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     In considering the recommendation of the Essex County Board with respect to the Merger Agreement, shareholders should be aware that certain members of Essex County's management and the Essex County Board have certain interests in the Merger that are in addition to the interests of shareholders of Essex County generally and that could potentially represent conflicts of interest. The Essex County Board was aware of these interests and considered them, among other matters, in adopting the Merger Agreement. See "-- Interests of Certain Persons in the Merger."

OPINION OF ESSEX COUNTY FINANCIAL ADVISOR

     Furman Selz has acted as Essex County's exclusive financial advisor in connection with the Merger and has assisted the Essex County Board in its examination of the fairness, from a financial point of view, of the Exchange Ratio. As described herein, the Furman Selz opinion (together with the related presentation) to the

Essex County Board was only one of the many factors taken into consideration by the Essex County Board in determining to approve the Merger Agreement.

     On December 19, 1997, Furman Selz delivered its opinion (the "Furman Selz Opinion") to the Essex County Board, to the effect that, as of the date of the Furman Selz Opinion, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions, facts and limitations stated therein, the Exchange Ratio is fair to the holders of the Essex County Common Stock, from a financial point of view.

     The full text of the Furman Selz Opinion, which sets forth, among other things, the assumptions made, matters considered and the scope and limitations of the review undertaken and procedures followed by Furman Selz in rendering its opinion, is included as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Shareholders are urged to read the Furman Selz Opinion in its entirety. The Furman Selz Opinion was intended for the use and benefit of the Essex County Board in its consideration of the Merger, addresses only the fairness, from a financial point of view, of the Exchange Ratio to the holders of Essex County Common Stock, and does not constitute a recommendation to any holders of shares of Essex County Common Stock as to how such shareholder should vote with respect to the proposed Merger.

     In rendering the Furman Selz Opinion, Furman Selz assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data obtained from public sources or provided to Furman Selz by Essex County and reviewed by Furman Selz for purposes of arriving at the Furman Selz Opinion, and Furman Selz did not assume any responsibility for independent verification of such information or undertake any obligation to verify such information. In addition, with respect to the financial forecasts and projections of Essex County used in its analysis, the management of Essex County informed Furman Selz that such forecasts and projections were reasonable, and Furman Selz assumed that they represented the best current estimates and judgment of the management of Essex County as to the future financial condition and operating results of Essex County, and assumed that such forecasts and projections were reasonably prepared based on such currently available estimates and judgment. Furman Selz assumes no responsibility for and expresses no view as to such forecasts and projections or the assumptions on which they are based.

     In arriving at the Furman Selz Opinion, Furman Selz, among other things:

          (i) reviewed the Merger Agreement and the financial terms of the Merger set forth therein;

          (ii) reviewed Essex County's Annual Reports on Form 10-K for the fiscal years ended August 31, 1995, 1996 and 1997 and certain other filings with the Commission made by Essex County, including proxy statements;

          (iii) reviewed selected non-public information relating to Essex County, including financial forecasts and projections and preliminary financial results for the quarter ending November 30, 1997 furnished to Furman Selz by Essex County;

          (iv) reviewed Eastern's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995, and 1996, Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, and certain other filings with the Commission made by Eastern, including proxy statements;

          (v) reviewed selected non-public information relating to Eastern furnished to Furman Selz by Eastern;

          (vi) reviewed selected other publicly available information, including research reports, concerning Essex County and Eastern and the trading markets for Essex County Common Stock and Eastern Common Stock;

          (vii) conducted discussions with selected members of senior management of Essex County and Eastern concerning their respective businesses and operations, assets, present condition and future prospects;

          (viii) reviewed selected publicly available information, including research reports, concerning certain other companies engaged in businesses which Furman Selz believed to be comparable to Essex County and the trading markets for certain of such companies' securities;

          (ix) reviewed the financial terms of selected recent business combinations generally and in the United States gas utility industry specifically which Furman Selz believed to be relevant; and

          (x) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as Furman Selz deemed in its sole judgment, to be necessary, appropriate or relevant to render an opinion.

     Although Furman Selz visited the executive offices of Essex County, it did not conduct a physical inspection of any of the properties and facilities of Essex County or Eastern and did not make, nor was Furman Selz furnished with nor did it obtain, any independent evaluation or appraisal of any such properties or facilities or of the assets of Essex County or Eastern.

     In addition, Furman Selz took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. The Furman Selz Opinion necessarily is based upon conditions as they existed as of December 19, 1997 and could only be evaluated on such date, and did not represent an opinion as to the value of the Essex County Common Stock or the impact of the proposed Merger or its announcement on the trading price of the Essex County Common Stock.

     In connection with its engagement as exclusive financial advisor to Essex County, Furman Selz solicited and received proposals from parties other than Eastern to enter into a business combination with Essex County. See
"-- Background of the Merger".

     In rendering the Furman Selz Opinion, Furman Selz assumed that the Merger would qualify as a reorganization under Section 368(a) of the Code and that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16.

     In preparing the Furman Selz Opinion for the Essex County Board, Furman Selz performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial or summary description. No company, business or transaction used in such analysis is identical to Essex County, Eastern or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of companies, business segments or transactions being analyzed. Any estimates incorporated in the analyses performed by Furman Selz are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses, companies or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Furman Selz believes that its analysis must be considered as a whole, and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying such analyses and opinion. In its analyses, Furman Selz made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Essex County's control and involve the application of complex methodologies and educated judgment.

     The Furman Selz Opinion is based upon the consideration by Furman Selz of the collective results of such analysis, together with the other factors referred to in the Furman Selz Opinion. The following is a summary of material financial and competitive analyses performed by Furman Selz in arriving at the Furman Selz Opinion and presented to the Essex County Board on December 19, 1997:

     Stock Price and Premium Study. Furman Selz reviewed the closing market price and trading volume of Essex County Common Stock for the period beginning January 3, 1995 and ending December 18, 1997. Furman Selz compared the closing market price performance of Essex County Common Stock for such period to (i) the Standard and Poor's 500 Composite Index ("S&P 500"), and (ii) an LDC index developed by Furman Selz comprised of the nine Publicly Traded Comparables (as defined herein), to provide perspective on the current and historical price performance relative to such indices. This analysis showed that, during such period, Essex County's stock price under-performed the S&P 500 and generally matched the performance of the index of Publicly-Traded Comparables. In addition, Furman Selz observed that the proposed Exchange Ratio represents (i) a 67.5% premium over the average closing price of the Essex County Common Stock over the most recent 180-day period, (ii) a 54.8% premium over the most recent 90-day period, (iii) a 50.2% premium over most recent 30-day period, and (iv) a 37.7% premium over the closing price of Essex County Common Stock on December 18, 1997.

     Comparable Company Trading Multiples Analysis. Using publicly available information, including earnings per share ("EPS") and growth rate estimates from First Call Corporation ("First Call"), Furman Selz reviewed certain financial ratios of each of the following nine publicly-traded companies that Furman Selz deemed, through industry experience and discussions with management of Essex County, to be reasonably similar (in terms of primary business, customer profile, distribution channels and total revenue) to Essex County: Bay State Gas Company, The Berkshire Gas Company, Colonial Gas Company, Connecticut Energy Corp., CTG Resources, Inc., Delta Natural Gas Company, Inc., EnergyNorth, Inc., Mobile Gas Services Corporation and Providence Energy Corp. (the "Publicly-Traded Comparables"). Furman Selz analyzed the multiples obtained by dividing (i) the aggregate market equity value by the then most recent publicly available Book Value (defined for this purpose as shareholders' equity), (ii) the per share market price of the common stock of each of the Publicly-Traded Comparables by the then publicly available latest 12-month period ("LTM") EPS, the projected 1997 EPS and the projected 1998 EPS, and (iii) the total capitalization (defined as the aggregate market equity value plus the total principal amount of debt (including long-term debt and capitalized leases and the current portion of long-term debt and capitalized leases) plus the liquidation value of preferred stock, less investments in affiliates, plus minority interest, less cash and cash equivalents (including short-term investments and marketable securities)) of each of the Publicly-Traded Comparables, by the LTM, projected 1997 and projected 1998 (i) net revenue, (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), and
(iii) earnings before interest and taxes ("EBIT").

     Such financial ratios were compared to the corresponding historical and projected operating results of Essex County to derive valuation estimates for Essex County. Based on its review of the Publicly-Traded Comparables, for the Book Value multiple, Furman Selz utilized a value of 1.6x, and for the EPS multiple Furman Selz utilized values of 15.2x for LTM, 15.0x for projected 1997, and 13.7x for projected 1998, and for the EBITDA multiple, Furman Selz utilized values of 8.0x for LTM, 7.9x for projected 1997, and 6.7x for projected 1998. Utilizing this methodology, Furman Selz derived estimated per share valuations for the Essex County Common Stock ranging from approximately $30.00 to $37.00, as compared to the consideration to be received by holders of Essex County Common Stock in the Merger of $47.50 per share based upon the average closing price of the Eastern Common Stock during the 10 consecutive trading days ended December 18, 1997 (the "Eastern 10-day Average Closing Price") of $40.12 per share.

     Comparable Merger and Acquisition Transactions Analysis. Using publicly available information Furman Selz reviewed transactions that have been announced or consummated since June 12, 1989 involving the acquisition of LDCs (the "Comparable LDC Acquisition Transactions") that Furman Selz deemed to be reasonably similar (in terms of major products, customer profile, primary distribution channels and total revenue) to Essex County, to derive estimated per share valuations for Essex County Common Stock. The Comparable LDC Acquisition Transactions and their respective dates of announcement were (acquiror/ target): NIPSCO Industries, Inc./Bay State Gas Company (December
1997); PP&L Resources, Inc./Penn Fuel Gas, Inc. (June 1997); Oneok, Inc./Western Resources, Inc. (December 1996); TECO Energy, Inc./ Lykes Energy, Inc. (November
1996); Atmos Energy Corp./United Cities Gas Co. (July 1996); NUI Corp./

Pennsylvania and Southern Gas Co. (July 1993); Wisconsin Energy Corp./Wisconsin Southern Gas Co. (May 1993); Atmos Energy Corp./Greeley Gas Co.(March 1993); NIPSCO Industries, Inc./Northern Indiana Fuel & Light Co. (November 1992); NIPSCO Industries, Inc./Kokomo Gas & Fuel Co. (October 1991); Citizen Utilities Co./Southern Union Co. (Arizona utility operations) (December 1991); Arkla, Inc./ Minnegasco (Diversified Energies, Inc. subsidiary) (July 1990); Citizen Utilities Co./Louisiana General Services, Inc. (May 1990); Consolidated Natural Gas Company/Virginia Natural Gas, Inc. (June 1989).

     With respect to each of the Comparable LDC Acquisition Transactions, Furman Selz compared (i) the equity purchase price as a multiple of the then most recent publicly available Book Value, (ii) the equity purchase price as a multiple of LTM net income prior to the transaction (the "EPS Multiple"), and
(iii) the total transaction value (defined as the equity purchase price plus the total principal amount of debt, plus the liquidation value of preferred stock, less investments in affiliates, plus minority interest, less cash and cash equivalents, less option proceeds) as a multiple of the (a) LTM revenue prior to the transaction, (b) LTM EBITDA prior to the transaction (the "EBITDA Multiple"), and (c) LTM EBIT prior to the transaction of such companies. Based on its review of the Comparable LDC Acquisition Transactions for the Book Value multiple, EPS Multiple and EBITDA Multiple, respectively, Furman Selz utilized values of 2.06x to 2.13x, 19.1x to 20.7x and 8.3x to 8.7x.

     Utilizing this methodology, Furman Selz derived estimated per share valuations for Essex County Common Stock ranging from approximately $41.00 to $46.00, as compared to the consideration to be received by holders of Essex County Common Stock in the Merger of $47.50 per share based upon the Eastern 10-day Average Closing Price of $40.12 per share.

     Discounted Cash Flow Analysis. Furman Selz performed a discounted cash flow ("DCF") analysis of the projected free cash flow of Essex County utilizing management's operating projections for the years 1998 through 2002. The DCF was calculated assuming discount rates ranging from 7.0% to 9.0%, consistent with Furman Selz's industry research and analysis of average industry weighted average cost of capital ("WACC"). The DCF valuation was comprised of (i) adding
(a) the present value of the projected unleveraged free cash flow for the years 1998 through 2002, and (b) the present value of Essex County's estimated terminal value in year 2002 based upon a range of multiples of 6.0x to 8.0x projected EBITDA in such year, consistent with Furman Selz's analysis of public company EBITDA trading multiples, (ii) subtracting the current net debt of Essex County, and (iii) adding the proceeds to be realized from the exercise of outstanding options, at a price equal to the consideration to be received by the holders of Essex County Common Stock in the Merger at $47.50 per share.

     Utilizing this methodology, Furman Selz derived estimated per share valuations for Essex County Common Stock ranging from approximately $26.00 to $43.00, as compared to the consideration to be received by holders of Essex County Common Stock in the Merger of $47.50 per share based upon the Eastern 10-day Average Closing Price of $40.12 per share.

     Pursuant to an engagement letter dated September 18, 1997, Essex County agreed to pay Furman Selz a $50,000 retainer fee upon the signing of such engagement letter and an additional incentive fee of approximately $1,382,337, of which approximately $214,850 was paid following public announcement of the execution of the Merger Agreement, $358,084 will be paid following approval of the Merger by the holders of Essex County Common Stock and $809,402 will be paid upon consummation of the Merger. In addition, Essex County has agreed to reimburse Furman Selz for its reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) and to indemnify Furman Selz against certain liabilities relating to or arising out of services performed by it as financial advisor to the Essex County Board in connection with the Merger.

     Furman Selz is an internationally recognized investment banking firm, which as a part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes, and principals of Furman Selz have a long history of association in the investment banking and electric and gas utility industries. Furman Selz was retained by the Essex County Board to act as its exclusive financial advisor in connection with the Merger based upon Furman Selz's reputation and experience as a financial advisor in mergers and acquisitions as well as Furman Selz's familiarity with Essex County and the experience of Furman Selz's principals in the valuation of businesses and securities in the electric and gas utilities industries.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Essex County Board with respect to the Merger, stockholders should be aware that certain members of Essex County's management and the Essex County Board have certain interests in the Merger that are in addition to the interests of stockholders of Essex County generally and represent inherent conflicts of interest, including the following:

     Employment Agreements. Messrs. Reardon, Purdy, Hastings, Neale, Brooks, Beaton and Ms. Brown are parties to employment agreements with Essex County, which provide that, upon a Change of Control of the Company (as defined in such agreements and which will be deemed to have occurred for purposes thereof when both stockholder approval and regulatory approval of the Merger have been obtained), each of such executives shall remain in the employ of the Surviving Company for a period of two years following the Change of Control of the Company (the "Employment Period"). If, during the Employment Period, an executive is terminated without cause or terminates his or her own employment as a result of certain adverse actions by the Company, as more fully set forth in such employment agreements, such executive shall be paid a lump sum severance in an amount equal to the salary and bonus payable for the remainder of the Employment Period plus a pro rata share of the estimated amount of any bonus that would have been payable for the bonus period, that includes the termination date, and will be provided with continued welfare benefits (or cash equal to replacement costs) for the remainder of the Employment Period. These payments are subject to reduction if necessary to avoid the receipt of any excess parachute payments, subject to federal excise tax, except in the case of Mr. Reardon, who is entitled to receive an additional payment if necessary to make him whole for any such excise tax. If such persons were terminated immediately after consummation of the Merger, each would receive total payments and benefits having a value approximately as follows (assuming such amounts were not reduced to avoid federal excise taxes): Mr. Reardon $440,000 (plus a possible payment with respect to the excise tax), Mr. Purdy $263,000, Mr. Hastings $264,000, Mr. Neale $231,000, Mr. Brooks $224,000, Mr. Beaton $235,000 and Ms. Brown $101,000. It is
anticipated that Messrs. Reardon, Purdy, Hastings, Neale, Brooks, Beaton and Ms. Brown will remain in the employ of the Surviving Company upon consummation of the Merger, pending an evaluation of continuing staffing requirements of the Surviving Company.

     Supplemental Executive Retirement Plan. There exists an Essex County Supplemental Executive Retirement Plan for Mr. Reardon, effective as of January 1, 1994 (the "SERP"), pursuant to which Mr. Reardon, upon termination pursuant to the employment agreement described above, shall receive an annual retirement benefit, such that his aggregate retirement benefits from the SERP, the pension plan of his former employer, and Essex County's pension plan, will have an actuarial value equal to a joint and two-thirds survivor annuity of sixty percent of his Final Average Earnings (as defined in the SERP). If Mr. Reardon was terminated as of December 31, 1998 as a result of the consummation of the Merger, he would receive approximately $500,000 pursuant to the SERP.

     Essex County Board Deferral Plan. Pursuant to the Essex County Board Deferral Plan, currently in effect, Messrs. Reardon, Benjamin C. Bixby, Daniel
A. Burkhardt, Edward J. Curtis, Robert S. Jackson and Eric H. Jostrom and Ms. Dorothy J. Dotson have elected to defer receipt of all or a part of their fees as a directors or as members of any committees of the Essex County Board and have elected that such deferral amounts be credited to a stock fee account payable to such directors after retirement in the form of Essex County Common Stock. Such Essex County Common Stock would become payable to such directors after such directors cease to be directors of Essex County. Upon consummation of the Merger, all of the above named directors, except Mr. Reardon, will cease to be directors of Essex County and will be entitled to receive approximately 40,101 shares, in the aggregate, of Eastern Common Stock based upon the Exchange Ratio. See "Election of Directors -- Directors' Compensation."

     Essex County Retirement Plan for Members of the Essex County
Board. Pursuant to the Retirement Plan for the Essex County Board, effective September 1, 1993 (the "Board Retirement Plan"), any eligible Board member that retires from the Essex County Board will receive an annual benefit equal to such board member's annual retainer in effect on the date of such board member's retirement multiplied by such board member's vested percentage at retirement, as determined pursuant to the Board Retirement Plan. All current members of the Essex County Board, except Mr. Reardon, are expected to retire upon consummation of the Merger and as such Messrs. Billups, Bixby, Burkhardt, Curtis, Hamel, Jackson, Jostrom, Meade and Paul and Ms. Dotson will be eligible to receive annual payments, upon attainment of the necessary retirement age, of approximately $59,075, in the aggregate, pursuant to the Board Retirement Plan.

     Stock Option Plan. Essex County maintains the Essex County Gas Company 1994 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, any unvested options will vest upon consummation of the Merger. Mr. Reardon currently holds vested options in 14,400 shares of Essex County Common Stock and unvested options in 9,600 shares of Essex County Common Stock pursuant to the Stock Option Plan which will become fully vested and exercisable upon consummation of the Merger at an exercise price of $24.25 per share.

     Board Approved Benefits. On September 29, 1997, the Essex County Board authorized cash bonuses to be payable to key employees that remain in the employ of Essex County until the Merger is consummated. The aggregate amount of such bonuses is expected to be approximately $250,000.

     Indemnification. Pursuant to the Merger Agreement, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Eastern and the Surviving Company will, to the fullest extent permitted by applicable law, and the charter and by-laws of the relevant entity, as in effect on December 19, 1997, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties to the Merger Agreement prior to the Effective Time and their respective subsidiaries against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities, or, subject to certain restrictions, amounts paid in settlement of or arising out of actions or omissions occurring at or prior to the Effective Time, that are in whole or in part based on or arising out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof (the "Indemnified Liabilities") whether asserted or claimed prior to, at, or after the Effective Time, and (ii) all Indemnified Liabilities based on, arising from, or pertaining to the transactions contemplated by the Merger Agreement.

     In addition, the Merger Agreement provides that, for a period of six years after the Effective Time, Eastern will cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Essex County (subject to certain limitations). See "The Merger Agreement -- Indemnification."

     The Essex County Board was aware of these interests and considered them, among other things, in approving the Merger.

FEDERAL INCOME TAX CONSEQUENCES

     The opinion of Wachtell, Lipton, Rosen & Katz concerning the material federal income tax consequences of the Merger, set forth below, is based upon current provisions of the Code, existing regulations thereunder, current administrative rulings of the Internal Revenue Service (the "IRS") and court decisions, all of which are subject to change either prospectively or retroactively. Any such changes could affect the conclusions set forth herein, including the opinion of Wachtell, Lipton, Rosen & Katz. The discussion does not address all federal income tax consequences of the Merger that may be relevant to particular Essex County stockholders in light of their particular circumstances, including holders that are subject to special tax rules, such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets, including holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. No information is provided herein with respect to the tax consequences of the Merger under foreign, state, or local laws. Holders of Essex County Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     Based upon and subject to the foregoing, it is the opinion of Wachtell, Lipton, Rosen & Katz that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Accordingly, the following federal income tax consequences will occur:

          (i) no gain or loss will be recognized by Essex County, Merger Sub or Eastern by reason of the Merger;

          (ii) no gain or loss will be recognized by a holder of Essex County Common Stock upon the exchange of such shares solely for Eastern Common Stock in the Merger;

          (iii) the aggregate basis of the shares of Eastern Common Stock received by a holder of Essex County Common Stock in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares surrendered in exchange therefor;

          (iv) the holding period of the shares of Eastern Common Stock received by a holder of Essex County Common Stock in the Merger (including any fractional share deemed received) will include the holding period of the shares surrendered in exchange therefor; and

          (v) a holder of Essex County Common Stock who receives cash in lieu of a fractional share of Eastern Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (iii) above) and the amount of cash received. Such gain or loss will be capital gain or loss if the Essex County Common Stock is held by such stockholder as a capital asset at the Effective Time and will be long-term capital gain or loss if the holding period for the fractional share (as described in paragraph (iv) above) is more than one year (the maximum rate of tax on any such long-term capital gain being further reduced if the shares were held for more than 18 months).

     HOLDERS OF ESSEX COUNTY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

     It is a condition of the Closing that Essex County receive from its special counsel, Wachtell, Lipton, Rosen & Katz, a confirming opinion dated as of the Closing Date, to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code. The confirming opinion that the Merger will constitute a reorganization within the meaning of section 368(a) of the Code is conditioned upon receipt of certain representations of Essex County and Eastern. Stockholders of Essex County should be aware that such opinion is not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that a contrary IRS position would not be sustained by a court.

     THE CONDITION THAT ESSEX COUNTY RECEIVE THE FOREGOING OPINION OF ITS SPECIAL COUNSEL IS WAIVABLE BY ESSEX COUNTY. IN THE EVENT THAT THIS CONDITION IS WAIVED, ESSEX COUNTY WILL RECIRCULATE ITS PROXY STATEMENT TO ITS SHAREHOLDERS TO DISCLOSE THE WAIVER OF THIS CONDITION AND ALL RELATED MATERIAL DISCLOSURES AND WILL RESOLICIT APPROVAL OF THE MERGER.

GOVERNMENTAL AND REGULATORY APPROVALS

     The consummation of the Merger is contingent upon receiving approval from certain state and federal governmental agencies. Under Chapter 164 of the MGL, the MDTE must approve the Merger and the terms of the Merger Agreement, together with a rate plan for Essex County, which rate plan will become effective following the Merger. The MDTE must also approve the issuance of shares of capital stock of Merger Sub to Eastern.

     Transactions such as the Merger are reviewed by the DOJ and the FTC to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. Essex County and Eastern filed notification reports, together with requests for early termination of the waiting period, with the DOJ and the FTC under the HSR Act on March 30, 1998 and the waiting period has now expired.

     The Commission must approve the acquisition by Eastern of the Essex County Common Stock pursuant to the Merger Agreement, under PUHCA.

RESTRICTIONS ON RESALES BY ESSEX COUNTY AFFILIATES

     The shares of Eastern Common Stock to be received by stockholders of Essex County in connection with the Merger have been registered under the Securities Act and, except as set forth in this paragraph, may be traded without restriction. The securities to be issued in connection with the Merger and received by persons who are "affiliates" (as that term is defined in Rule 144 under the Securities Act) of Eastern or Essex County prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act in the case of persons who are affiliates of Essex County (or, in the case of such persons who become affiliates of Eastern, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. Pursuant to the Merger Agreement, Essex County has agreed to use its reasonable efforts to cause its "affiliates" (as that term is used in Rule 145 under the Securities Act) to deliver a written agreement to Eastern with respect to the shares (the "Affiliate Shares") to be received by such affiliate pursuant to the Merger (the "Affiliate Agreements"). It is intended that, pursuant to the Affiliate Agreements, each affiliate will agree (i) not to make any offer to sell or any sale or other disposition of all or any part of the Affiliate Shares in violation of the Securities Act and to hold the Affiliate Shares subject to applicable provisions of the Securities Act, (ii) that such affiliate has been advised that any public reoffering or resale of the Affiliate Shares by the affiliate requires compliance with certain registration requirements under the Securities Act, and (iii) that such affiliate understands that Eastern will be under no obligation to register the Affiliate Shares under the Securities Act or take certain other actions that may be necessary in connection with dispositions by the affiliate.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with GAAP. Under the pooling method of accounting, the operating statements of the combined companies are presented as though the enterprises had been combined throughout all prior accounting periods, and all assets and liabilities of the combining companies will continue to be reflected at their preclosing recorded basis.

APPRAISAL RIGHTS

     Pursuant to the MGL, holders of Essex County Common Stock who object to the Merger Agreement and the Merger are not entitled to demand separate payment for their shares or an appraisal thereof in connection with the transactions contemplated by the Merger Agreement.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is included as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference.

CLOSING; EFFECTIVE TIME OF THE MERGER

     The Closing of the transactions contemplated by the Merger Agreement will occur on the second business day immediately following the date on which the last of the conditions to the Merger are fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing
Date), or at such other time and date as Essex County and Eastern agree.

     In addition to being subject to Essex County stockholder approval of the Merger Agreement, the Merger is subject to approval by the MDTE.

     On the Closing Date, the Articles of Merger complying with the requirements of the MGL will be filed with the State Secretary of the Commonwealth of Massachusetts. The Merger will become effective upon the filing of Articles of Merger with the State Secretary of the Commonwealth of Massachusetts.

MANNER AND BASIS OF CONVERTING SHARES

     Conversion of Stock Pursuant to the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Essex County or Merger Sub: (i) each share of Common Stock of Merger Sub (the "Merger Sub Common Stock") shall be converted into one share of common stock of the Surviving Company; (ii) each share of Essex County Common Stock that is owned by Essex County as treasury stock and all shares of Essex County Common Stock that are owned, directly or indirectly, by Essex County or Eastern or any of their respective wholly owned subsidiaries shall be canceled and shall cease to exist and no stock of Eastern or other consideration shall be delivered in exchange therefor; (iii) each issued and outstanding share of Essex County Common Stock, other than shares canceled pursuant to clause (ii) of this paragraph, shall be converted into the right to receive 1.183985 shares of Eastern Common Stock, provided that, if the Market Value (as defined herein) of
1.183985 shares of Eastern Common Stock computed in accordance with the Merger Agreement is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50. "Market Value" of Eastern Common Stock is defined in the Merger Agreement as the average closing price per share of Eastern Common Stock on the NYSE for the 10 consecutive trading days prior to and including the fifth trading day prior to the Closing Date. Upon such conversion, each holder of a certificate formerly representing any such shares of Essex County Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of fully paid and non-assessable shares of Eastern Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with the Merger Agreement. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Eastern Common Stock), reorganization, recapitalization or other like change with respect to Eastern Common Stock occurring after the date of the Merger Agreement and having a record date prior to the Effective Time.

     Exchange of Essex County Certificates. Essex County and Eastern will designate an exchange agent (the "Exchange Agent") mutually agreeable to Essex County and Eastern to distribute shares of Eastern Common Stock exchanged for Essex County Common Stock in the Merger. As soon as practicable after the Effective Time, Eastern will cause the Exchange Agent to send a letter of transmittal and instructions to each holder of record as of the Effective Time of Essex County Common Stock for use in exchanging certificates which immediately prior to the Effective Time represented shares of Essex County Common Stock (the "Certificates") that were converted ("Converted Shares") into the right to receive shares of Eastern Common Stock. Certificates should not be surrendered by the holders of Essex County Common Stock until they have received the letter of transmittal from the Exchange Agent. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Eastern Common Stock and the amount of cash in lieu of fractional share interests (if any) which such holder has the right to receive pursuant to the Merger Agreement. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Essex County, a certificate representing the proper number of shares of Eastern Common Stock may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated in the Merger Agreement, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Eastern Common Stock and cash in lieu of any fractional shares (and distributions described below). Unless and until the Certificate or Certificates representing Converted Shares have been surrendered for exchange to the

Exchange Agent, no dividends or other distributions payable to holders of Eastern Common Stock as of a record date after the Effective Time will be paid to any holder of unsurrendered Certificates representing such Converted Shares and no cash payment in lieu of fractional shares shall be paid to any such holder. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there will be paid to the record holder of the certificates representing whole shares of Eastern Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Eastern Common Stock to which such holder is entitled pursuant to the Merger Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Eastern Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Eastern Common Stock, as the case may be.

TREATMENT OF FRACTIONAL INTERESTS

     No certificates or scrip representing fractional shares of Eastern Common Stock will be issued upon the surrender for exchange of Certificates and such fractional shares will not entitle the owner thereof to vote or to any other rights of a holder of Eastern Common Stock. A holder of Essex County Common Stock who would otherwise have been entitled to a fractional share of Eastern Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of Eastern Common Stock on the NYSE for the 10 business days prior to and including the Closing Date, without any interest thereon.

CONDITIONS TO THE MERGER

     Condition to Each Party's Obligation to Effect the Merger. The Merger Agreement contains certain closing conditions. The respective obligations of each party to effect the Merger are subject to satisfaction prior to the Closing Date of the following conditions, except to the extent permitted by applicable law, such conditions are waived by the joint action of the parties in writing:
(i) the required approval of the stockholders of Essex County shall have been obtained at the Special Meeting; (ii) no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated by the Merger Agreement shall not have been prohibited under any applicable federal or state law or regulation; (iii) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect; (iv) the shares of Eastern Common Stock issuable in the Merger shall have been approved for listing on the NYSE upon official notice of issuance; (v) the required statutory approvals of the transactions contemplated by the Merger Agreement (as specified in the Merger Agreement) shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined in the Merger Agreement) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have or insofar as reasonably can be foreseen, could have a material adverse effect on the business, assets, financial condition, prospects or results of operations of Essex County as the Surviving Company and its subsidiaries taken as a whole (taking into account the proposed modifications in Essex County's rate structure outlined in the press release issued in connection with the announcement of the execution of the Merger Agreement) or Eastern and its subsidiaries taken as a whole or which would be materially inconsistent with the agreements of Essex County and Eastern contained in the Merger Agreement (it being understood that the required statutory approvals include without limitation the approval of the MDTE of a revised rate/regulatory structure for Essex County as the Surviving Company which will include no material limitations or restrictions on Essex County's ability to implement cost savings from operating efficiencies and elimination of redundancies resulting from the integration of the operations of Essex County with those of Boston Gas, and no such limitations or restrictions shall be imposed by statutory or other regulatory action); (vi) each of Essex County and Eastern shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to Essex County and Eastern, stating that the transactions effected pursuant to the Merger Agreement will qualify as a pooling of interests transaction pursuant to GAAP and applicable SEC regulations; (vii) there shall not be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction prohibiting or limiting Eastern from exercising all material rights and privileges pertaining to its ownership of Essex County as the Surviving Company or the ownership or operation by Eastern or any of its subsidiaries of all or a material portion of the business or assets of Eastern and all of its subsidiaries, or compelling Eastern or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Eastern and all of its subsidiaries (including Essex County as the Surviving Company and its subsidiaries), as a result of the Merger or the transactions contemplated by the Merger Agreement.

     Conditions to the Obligations of Essex County to Effect the Merger. The obligation of Essex County to effect the Merger is further subject to the satisfaction, on or prior to the Closing Date, of certain conditions, including the following, except as may be waived by Essex County in writing: (i) Eastern (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of Eastern contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date (subject to certain materiality exceptions); (iii) Essex County shall have received a certificate signed by the Chief Financial Officer of Eastern dated the Closing Date, with respect to the satisfaction of certain conditions in the Merger Agreement; (iv) no Eastern Material Adverse Effect (as defined in the Merger Agreement) shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have an Eastern Material Adverse Effect; (v) the Eastern Required Consents (as defined in the Merger Agreement) shall have been obtained (subject to certain materiality exceptions);
(vi) Essex County shall have received Affiliate Agreements, duly executed by each affiliate of Eastern; and (vii) Essex County shall have received an opinion of counsel from Wachtell, Lipton, Rosen & Katz, in form and substance satisfactory to Essex County, dated the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization within the meaning of
Section 368(a) of the Code.

     Conditions to the Obligation of Eastern to Effect the Merger. The obligation of Eastern to effect the Merger is further subject to the satisfaction, on or prior to the Closing Date, of certain conditions, including the following, except as may be waived by Eastern in writing: (i) Essex County (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of Essex County set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date (subject to certain materiality exceptions); (iii) Eastern shall have received a certificate signed by the Vice President and Treasurer of Essex County, dated the Closing Date, with respect to the satisfaction of certain conditions in the Merger Agreement; (iv) no Essex County Material Adverse Effect (as defined in the Merger Agreement) shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have an Essex County Material Adverse Effect; (v) the Essex County Required Consents (as defined in the Merger Agreement) shall have been obtained (subject to certain materiality exceptions); (vii) Eastern shall have received Affiliate Agreements duly executed by each affiliate of Essex County.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Essex County and Eastern relating to, among other things, (i) organization and similar corporate matters, (ii) their respective capitalization, (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations and defaults under their respective charters and by-laws and certain other agreements and documents, (iv) documents and reports filed by them with the Commission and the accuracy of the information contained therein, (v) the absence of certain changes and events, (vi) litigation, (vii) employee benefit matters, (viii) taxes and matters relating to a tax-free reorganization, (ix) certain regulatory matters and (x) certain other matters. The representations and warranties expire at the Effective Time.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

     Essex County. The Merger Agreement provides that, prior to the Effective Time or earlier termination of the Merger Agreement, Essex County will, and will cause its subsidiaries to, carry on their respective operations in the usual, regular and ordinary course, in substantially the same manner as previously conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, (iii) maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

     In addition to the foregoing limitations, Essex County has also agreed (as to itself and its subsidiaries) to certain limitations on its ability to (i) declare or pay dividends (including limiting the dividends on Essex County Common Stock to $.42 in any fiscal quarter) or split, combine, or reclassify any, or repurchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of its subsidiaries; (ii) issue securities; (iii) amend its charter documents; (iv) make acquisitions of businesses or assets or dispose of assets outside the ordinary course of business; (v) incur or guarantee indebtedness; (vi) make capital expenditures; (vii) make changes in its compensation and benefit plans; (viii) take action that would jeopardize the qualification of the Merger as a tax-free reorganization or change its status under PUHCA; (ix) make changes in accounting methods; (x) take action that would prevent the Merger from being accounted for as a pooling of interests; (xi) discharge liabilities outside the ordinary course of business; and (xii) take certain other actions.

     Eastern. Prior to the Effective Time, Eastern has agreed (as to itself and its subsidiaries) to certain limitations on its ability to (i) declare or pay dividends (including limiting the dividends on Eastern Common Stock in any fiscal year to 200% of the dividends for the prior fiscal year) or split, combine, or reclassify any, or repurchase, redeem or otherwise acquire, any shares of capital stock of Eastern or its subsidiaries; (ii) amend its charter documents; (iii) take actions that would jeopardize the qualification of the Merger as a tax-free reorganization or change its status under PUHCA; (iv) take action that would prevent the Merger from being accounted for as a pooling of interests; and (v) take certain other actions. In addition, Eastern has agreed to conduct its operations and to cause its subsidiaries to conduct their operations, in the usual, regular, and ordinary course in substantially the same manner as previously conducted.

NO SOLICITATION

     The Merger Agreement provides that, prior to the Effective Time, neither Essex County nor any of its subsidiaries shall, and Essex County shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) not to, initiate or solicit the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Alternative Proposal (as defined herein) or engage in any negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal and that Essex County will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted prior to the Merger Agreement with a view of formulating an Alternative Proposal; and that Essex County will notify Eastern promptly if any such proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that the Essex County Board may (i) furnish information (pursuant to a confidentiality agreement deemed appropriate by the Essex County Board, provided, however, that such confidentiality agreement shall provide that the person or entity making such Alternative Proposal shall not purchase any shares of Essex County Common Stock without the consent of the Essex County Board) to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal or offer to acquire Essex County pursuant to a merger, consolidation, share purchase, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (a) the Essex County Board determines in good faith that such action is reasonably likely to result in an Alternative Proposal which is a more favorable transaction from the standpoint of Essex County, (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Essex County provides written notice to Eastern of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (c) Essex County keeps Eastern informed on a timely basis of the status of any such discussions or negotiations and all terms and conditions thereof and promptly provides Eastern with copies of any written inquiries or proposals relating thereto, and (d) in the event that the Essex County Board determines in good faith, after consultation with outside legal counsel, to accept any such Alternative Proposal (in accordance with subclause (a) above), Essex County provides Eastern with at least two days' prior notice thereof, during which time Eastern may make, and in such event, Essex County shall in good faith consider, a counterproposal to such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. "Alternative Proposal" is defined in the Merger Agreement as any merger, acquisition, consolidation, reorganization, share change, tender offer, exchange offer or other similar transaction involving Essex County or any of Essex County's subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of Essex County or any of Essex County's subsidiaries.

EMPLOYEE BENEFIT MATTERS

     The Merger Agreement provides that each of the Essex County Benefit Plans in effect on December 19, 1997 shall be maintained in effect with respect to the employees of Essex County and its subsidiaries until Eastern or the Surviving Company otherwise determines after the Effective Time; provided, however, that any reserved right contained in any such Essex County Benefit Plan to amend, modify, suspend, revoke or terminate any such plan shall not be limited; provided, further, however, that Eastern or the Surviving Company or their subsidiaries shall provide such employees, for a period of not less than six months following the Effective Time, with benefits that are no less favorable in the aggregate than those provided by Essex County and its subsidiaries other than with respect to Essex County Stock Plans (as defined herein). Without limitation of the foregoing, each person who is an employee of Essex County or any of its subsidiaries immediately prior to the Effective Time who is a participant in any Essex County Benefit Plan shall receive credit for purposes of eligibility to participate and vesting, but not for purposes of benefit accrual under any benefit plan of the Surviving Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan.

STOCK PLANS AND STOCK OPTIONS

     The Merger Agreement provides that with respect to each Essex County Benefit Plan that provides for benefits in the form of Essex County Common Stock ("Essex County Stock Plans"), Essex County and Eastern shall take all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Eastern Common Stock rather than Essex County Common Stock, pursuant thereto, and otherwise to amend such Essex County Stock Plans to reflect the Merger Agreement and the Merger, (ii) obtain stockholder approval with respect to such Essex County Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Essex County Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Essex County Stock Plans or otherwise provide a sufficient number of shares of Eastern Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Essex County Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Eastern Common Stock subject to such Essex County Stock Plans to the extent such registration statement is required under applicable law, and Eastern shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Surviving Company shall administer the Essex County Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     At the Effective Time, each option, warrant or other security convertible into, convertible for or exercisable for the purchase of Essex County Common Stock which is outstanding and unconverted, unexchanged or unexercised, as the case may be, shall cease to represent a right to acquire Essex County Common Stock and shall be converted automatically into an option, warrant or other security, as the case may be, to purchase Eastern Common Stock in an amount and at an exercise price determined as provided below:

          (i) The number of shares of Eastern Common Stock to be subject to the new option, warrant or other security shall be equal to the product of the number of shares subject to the original option, warrant or other security at the Effective Time and the Exchange Ratio, rounded down to the nearest whole number of shares; and

          (ii) The exercise price per share of Eastern Common Stock under the new option, warrant or other security shall be equal to the exercise price per share of Essex County Common Stock under the original Essex County option divided by the Exchange Ratio and rounded up to the nearest whole cent.

BOARD OF TRUSTEES AND MANAGEMENT OF EASTERN FOLLOWING THE MERGER

     It is not anticipated that the Board of Trustees or management of Eastern will change as a result of the Merger.

AMENDMENT

     The Merger Agreement may be amended by the Board of Directors of Essex County and the Board of Trustees of Eastern, at any time before or after approval of the Merger Agreement by the stockholders of Essex County and prior to the Effective Time, but after such approval, no such amendment shall (i) alter or change the amount or kind of shares, rights, or any of the proceedings of the treatment of shares under the Merger Agreement, or (ii) alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Essex County capital stock, except for alterations or changes that could otherwise be adopted by the Essex County Board, without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Essex County: (i) by mutual written consent of the Essex County Board and the Board of Trustees of Eastern; (ii) by either Essex County or Eastern, by written notice to the other party, if the Effective Time shall not have occurred on or before the Initial Termination Date; provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the required regulatory approvals and consents shall not have been obtained but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to June 19, 1999; (iii) by either Essex County or Eastern by written notice to the other party, if the Essex County stockholders' approval shall not have been obtained at a duly held Essex County meeting on or before September 30, 1998, including any adjournments thereof; (iv) by either Essex County or Eastern, if any state or federal law, order, rule, or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by either Essex County or Eastern if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment, or decree permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, judgment, or decree shall have become final and nonappealable; (v) by Essex County, upon two days' prior notice to Eastern, if the Essex County Board determines in good faith that an Alternative Proposal is a more favorable transaction from the standpoint of Essex County;
(vi) by Essex County, by written notice to Eastern, if (a) there exist breaches of the representations and warranties of Eastern made in the Merger Agreement as of December 19, 1997, which breaches, individually or in the aggregate, would or would be reasonably likely to result in an Eastern Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Eastern of notice in writing from Essex County, specifying the nature of such breaches and requesting that they be remedied, or (b) Eastern (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained with respect to payment of dividends or shall have failed to perform and comply with, in all material respects, its other agreements and covenants under the Merger Agreement and such failure to perform or comply shall not have been remedied within 20 days after receipt by Eastern of notice in writing from Essex County, specifying the nature of such failure and requesting that it be remedied; (vii) by Eastern, by written notice to Essex County, if (a) there exist material breaches of the representations and warranties of Essex County made in the Merger Agreement as of December 19, 1997 which breaches, individually or in the aggregate, would or would be reasonably likely to result in an Essex County Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Essex County of notice in writing from Eastern, specifying the nature of such breaches and requesting that they be remedied, (b) Essex County (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained with respect to payment of dividends and issuances of securities or shall have failed to perform and comply with, in all material respects, its other agreements and covenants under the Merger Agreement, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Essex County of notice in writing from Eastern, specifying the nature of such failure and requesting that it be remedied; (viii) by either Eastern or Essex County, by written notice to the other party, if (a) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of such other party or (b) individuals who as of December 19, 1997 constitute the Board of Directors or Board of Trustees, as the case may be, or whose nomination for election by the stockholders of such party was approved by a vote of a majority of the directors or trustees of such party then still in office who are either directors or trustees as of December 19, 1997 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors or Board of Trustees of such party then in office; or (ix) by Eastern, if (a) the Essex County Board shall withdraw, modify or change its approval or recommendation of the Merger Agreement or the Merger in a manner adverse to Eastern or shall have resolved to do so; (b) the Essex County Board shall have approved or recommended to the stockholders of Essex County any merger, combination or acquisition of Essex County or substantially all of its assets or any tender offer for shares of capital stock of Essex County, in each case, by a party other than Eastern or any of its affiliates; or (c) a tender offer or exchange offer for 50% or more of the outstanding shares of Essex County Common Stock is commenced (other than by Eastern or an affiliate of Eastern) and the Essex County Board recommends that the stockholders of Essex County tender their shares in such tender or exchange offer.

EXPENSES AND TERMINATION FEE

     Expenses. If the Merger Agreement is terminated pursuant to one (but not both) of (x) an uncured breach of a representation or warranty of Essex County or Eastern which would or would be reasonably likely to have an Eastern Material Adverse Effect or an Essex County Material Adverse Effect, as the case may be, or (y) noncompliance of Essex County or Eastern with their respective agreements and covenants concerning dividends and in the case of Essex County, concerning issuance of securities and their other agreements and covenants contained in the Merger Agreement (with certain materiality exceptions), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement) not in excess of $2.5 million ("Expenses"); provided, however, that, if the Merger Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2.5 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

     Termination Fee. Essex County shall pay Eastern the $3.5 million Fee, plus Expenses, upon the first to occur of (i) the termination of the Merger Agreement by Essex County upon two days' prior notice to Eastern that the Essex County Board has determined in good faith that an Alternative Proposal is a more favorable transaction from the standpoint of Essex County; (ii) the termination of the Merger Agreement by Eastern pursuant to an acquisition of more than 50% of Essex County Common Stock by a third party; (iii) the termination of the Merger Agreement by Eastern or Essex County in the event the Essex County stockholder approval is not obtained as provided in the Merger Agreement; or (iv) the Essex County Board changes its recommendation with respect to approval of the Merger or the Merger Agreement as provided in the Merger Agreement.

INDEMNIFICATION

     Pursuant to the Merger Agreement, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Eastern and the Surviving Company will, to the fullest extent permitted by applicable law, and the charter and by-laws of the relevant entity, as in effect on December 19, 1997, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties to the Merger Agreement and their respective subsidiaries against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities, or subject to certain restrictions, amounts paid in settlement, arising out of acts or omissions occurring at or prior to the Effective Time that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer, or employee of such party or any subsidiary thereof, whether asserted or claimed prior to, at, or after the Effective Time, and (ii) all liabilities based on, arising from, or pertaining to the Merger Agreement or the transactions contemplated by the Merger Agreement.

                     MARKET PRICE AND DIVIDEND INFORMATION

     Eastern Common Stock is traded on the NYSE, the PSE and BSE under the symbol "EFU" and the Essex County Common Stock is traded on the Nasdaq under the symbol "ECGC." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Eastern Common Stock as reported on the NYSE Composite Tape, and, the range of high and low bid information for Essex County Common Stock as reported on Nasdaq, as well as information concerning quarterly dividends declared on each such share.

     An application will be made to have the Eastern Common Stock to be issued as a result of the Merger listed on the NYSE, the PSE and the BSE.

     Eastern has declared and paid dividends for each quarter during the 1996 and 1997 fiscal years. Eastern's Board of Trustees' recent practice has been to review its dividend policy on an annual basis and to make changes, as appropriate. Eastern does not currently anticipate a change in its dividend policies or practices as a result of the Merger.

                                   ESSEX COUNTY COMMON STOCK            EASTERN COMMON STOCK
                                 -----------------------------    --------------------------------
                                  HIGH      LOW      DIVIDENDS                           DIVIDENDS
                                 ASKED      BID      PER SHARE      HIGH        LOW      PER SHARE
                                 ------    ------    ---------    --------    -------    ---------
Year ended December 31, 1996:
  First Quarter................  $27.50    $25.25      $.40       $37.125     $33.125      $.37
  Second Quarter...............   26.25     23.50       .40        36.875      32.375       .37
  Third Quarter................   27.00     24.00       .40        38.625      30.50        .37
  Fourth Quarter...............   27.00     24.00       .40        40.375      34.875       .40
Year ended December 31, 1997:
  First Quarter................  $26.00    $24.25      $.41       $36.375     $30.50       $.40
  Second Quarter...............   26.50     24.25       .41        35.875      30.50        .40
  Third Quarter................   29.25     25.25       .41        38.1875     34.75        .40
  Fourth Quarter...............   50.00     28.25       .41        45.375      36.75        .41
Year ending December 31, 1998:
  First Quarter................  $47.25    $44.00       .42       $45.625     $40.375       .41
  Second Quarter (through May
     7, 1998)..................  $47.25    $44.50                 $44.75      $40.375

     The following table sets forth the high and low per share and closing sales prices per share of Essex County and Eastern Common Stock as reported on the Nasdaq and NYSE, respectively, on December 19, 1997, the last business day prior to announcement by the parties of the Merger Agreement, and on May 7, 1998, the last trading day for which prices were available prior to the date of this Proxy Statement/Prospectus and the equivalent per share value of the Essex County Common Stock on such dates:

                                                  MARKET PRICE PER SHARE
                       -----------------------------------------------------------------------------
                                                                                      EQUIVALENT PER
                        ESSEX COUNTY COMMON STOCK         EASTERN COMMON STOCK         SHARE VALUE
                       ---------------------------   ------------------------------   --------------
        DATE             HIGH      LOW     CLOSING     HIGH       LOW      CLOSING
        ----             ----      ---     -------     ----       ---      -------
December 19, 1997....  $39.50     $34.50   $39.00    $42.00     $40.8125   $ 41.75        $49.43
May 7, 1998..........  $44.5625   $44.50   $44.50    $41.375    $40.375    $ 40.375       $47.80

     BECAUSE THE MARKET PRICE OF THE EASTERN COMMON STOCK THAT HOLDERS OF ESSEX COUNTY COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO THE MERGER, ESSEX COUNTY STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information should be read in conjunction with the consolidated financial statements, including the notes thereto, of Eastern and Essex County which are incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined financial information does not reflect all adjustments to conform accounting practices or any adjustments to reflect any cost savings or other synergies anticipated as a result of the Merger.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     The following unaudited pro forma combined balance sheet presents, under the pooling-of-interests accounting method, the combined consolidated balance sheets of Eastern as of March 31, 1998 and Essex County as of February 28, 1998.

                              EASTERN ENTERPRISES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                    EASTERN          ESSEX COUNTY
                                                  ENTERPRISES         GAS COMPANY
                                                MARCH 31, 1998     FEBRUARY 28, 1998    PRO FORMA      PRO FORMA
                                                 (AS REPORTED)     (AS RECLASSIFIED)   ADJUSTMENTS    BALANCES(1)
                                               -----------------   -----------------   -----------    -----------
ASSETS
CURRENT ASSETS
  Cash and short-term investments............     $  122,791           $  1,946         $     --      $  124,737
  Receivables, less reserves of $19,065......        153,169              7,069               --         160,238
  Inventories................................         36,005              3,305               --          39,310
  Deferred gas costs.........................         32,062                 --               --          32,062
  Other current assets.......................          4,287                366               --           4,653
                                                  ----------           --------         --------      ----------
         Total current assets................        348,314             12,686               --         361,000
PROPERTY AND EQUIPMENT,
  AT COST....................................      1,541,168            108,620               --       1,649,788
  Less -- accumulated depreciation...........        683,468             27,606               --         711,074
                                                  ----------           --------         --------      ----------
         Net property and equipment..........        857,700             81,014               --         938,714
OTHER ASSETS
  Deferred post-retirement health care
    costs....................................         82,587                 --                           82,587
  Investments................................         15,879                776                           16,655
  Deferred charges and other costs, less
    amortization.............................         69,354              3,536             (730)(2)      72,160
                                                  ----------           --------         --------      ----------
         Total other assets..................        167,820              4,312             (730)(2)     171,402
                                                  ----------           --------         --------      ----------
         TOTAL ASSETS........................     $1,373,834           $ 98,012         $   (730)(2)  $1,471,116
                                                  ==========           ========         ========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current debt...............................     $   20,651           $  6,293         $     --      $   26,944
  Accounts payable...........................         68,573              2,966               --          71,539
  Accrued expenses...........................         57,799              3,028               --          60,827
  Other current liabilities..................         66,717              1,433               --          68,150
                                                  ----------           --------         --------      ----------
         Total current liabilities...........        213,740             13,720               --         227,460
GAS INVENTORY FINANCING......................         31,610              3,661               --          35,271
LONG-TERM DEBT...............................        292,787             28,721               --         321,508
RESERVES AND OTHER LIABILITIES
  Deferred income taxes......................         97,594              8,742               --         106,336
  Post-retirement health care................         94,708                 --               --          94,708
  Coal miners retiree health.................         55,632                 --               --          55,632
  Preferred stock of subsidiary..............         29,335                 --               --          29,335
  Other reserves.............................         88,399              4,624               --          93,023
                                                  ----------           --------         --------      ----------
         Total reserves and other
           liabilities.......................        365,668             13,366               --         379,034
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Common Stock, authorized;
    Eastern -- 50 million,...................
    Essex -- 5 million;......................
  issued and outstanding;
    Eastern -- 20.4 million; 22.5 million pro
      forma..................................         20,443                 --            2,038 (4)      22,481
    Essex -- 1.7 million.....................             --             21,424          (21,424)(4)          --
  Capital in excess of par...................         32,342                 --           19,386 (4)      51,728
  Retained earnings..........................        417,958             17,120             (730)(2)     434,348
  Treasury stock.............................           (714)                --               --            (714)
                                                  ----------           --------         --------      ----------
         Total shareholders' equity..........        470,029             38,544             (730)        507,843
                                                  ----------           --------         --------      ----------
         TOTAL LIABILITIES AND SHAREHOLDERS'
           EQUITY............................     $1,373,834           $ 98,012         $   (730)     $1,471,116
                                                  ==========           ========         ========      ==========

  See accompanying notes to Unaudited Pro Forma Combined Financial Information

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The following unaudited pro forma combined statements of operations present, under the pooling-of-interests accounting method, the consolidated statements of operations of Eastern for the fiscal years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 combined with the statements of operations of Essex County for the twelve months ended November 30, 1997, and August 31, 1996 and 1995 and the three months ended February 28, 1998 and 1997, respectively. The financial results of Essex County for the three months ended November 30, 1996 are excluded from the pro forma data. Essex County's operating revenues and net loss available to common stockholders for the three months ended November 30, 1996 were $8.1 million and $(0.3) million, respectively.

                              EASTERN ENTERPRISES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        FISCAL YEAR         TWELVE MONTHS
                                           ENDED                ENDED
                                       DECEMBER 31,         NOVEMBER 30,
                                           1997                 1997
                                          EASTERN           ESSEX COUNTY
                                        ENTERPRISES          GAS COMPANY        PRO FORMA     PRO FORMA
                                       (AS REPORTED)      (AS RECLASSIFIED)    ADJUSTMENTS    RESULTS(1)
                                     -----------------    -----------------    -----------    ----------
Revenues...........................      $970,204              $54,427           $    --      $1,024,631
Operating costs and expenses:
  Operating costs..................       684,582               30,558                --         715,140
  Selling, general and
     administrative expenses.......       111,359               10,690                --         122,049
  Depreciation and amortization....        67,949                3,422                --          71,371
                                         --------              -------           -------      ----------
Operating earnings.................       106,314                9,757                --         116,071
Other income (expense):
  Interest income..................         8,997                   --                --           8,997
  Interest expense.................       (34,318)              (3,160)               --         (37,478)
  Other, net.......................        (4,371)                 372                --          (3,999)
                                         --------              -------           -------      ----------
Earnings from continuing operations
  before income taxes..............        76,622                6,969                --          83,591
Provision for income taxes.........        24,672                2,565                --          27,237
                                         --------              -------           -------      ----------
          Net earnings.............      $ 51,950              $ 4,404           $    --      $   56,354
                                         ========              =======           =======      ==========
Earnings per common share(3)(5):
  Basic............................      $   2.55              $  2.63                        $     2.52
                                         ========              =======                        ==========
  Diluted..........................      $   2.54              $  2.55                        $     2.50
                                         ========              =======                        ==========
Weighted average number of common
  shares outstanding:
  Basic............................        20,358                1,676               308          22,342
                                         ========              =======           =======      ==========
  Diluted..........................        20,468                1,728               318          22,514
                                         ========              =======           =======      ==========

  See accompanying notes to Unaudited Pro Forma Combined Financial Information

                              EASTERN ENTERPRISES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED
                                    DECEMBER 31, 1996     AUGUST 31, 1996
                                         EASTERN            ESSEX COUNTY
                                       ENTERPRISES          GAS COMPANY         PRO FORMA     PRO FORMA
                                      (AS REPORTED)      (AS RECLASSIFIED)     ADJUSTMENTS    RESULTS(1)
                                    -----------------    ------------------    -----------    ----------
Revenues..........................     $1,007,342             $49,929             $ --        $1,057,271
Operating costs and expenses:
  Operating costs.................        716,595              28,077               --           744,672
  Selling, general and
     administrative Expenses......        104,822              10,313               --           115,135
  Depreciation and amortization...         64,531               2,697               --            67,228
                                       ----------             -------             ----        ----------
Operating earnings................        121,394               8,842               --           130,236
Other income (expense):
  Interest income.................          9,419                  --               --             9,419
  Interest expense................        (34,453)             (2,821)              --           (37,274)
  Other, net......................           (115)                  2               --              (113)
                                       ----------             -------             ----        ----------
Earnings from continuing
  operations before income
  taxes...........................         96,245               6,023               --           102,268
Provision for income taxes........         35,580               2,173               --            37,753
                                       ----------             -------             ----        ----------
Net earnings......................     $   60,665             $ 3,850             $ --        $   64,515
                                       ==========             =======             ====        ==========
Preferred stock dividends.........             --                 (14)              --               (14)
                                       ----------             -------             ----        ----------
Net earnings available to common
  shareholders....................     $   60,665             $ 3,836             $ --        $   64,501
                                       ==========             =======             ====        ==========
Earnings per common share(3)(5):
  Basic...........................     $     2.99             $  2.36                         $     2.91
                                       ==========             =======                         ==========
  Diluted.........................     $     2.98             $  2.29                         $     2.88
                                       ==========             =======                         ==========
Weighted average number of common
  shares outstanding:
  Basic...........................         20,274               1,626              299            22,199
                                       ==========             =======             ====        ==========
  Diluted.........................         20,384               1,671              308            22,363
                                       ==========             =======             ====        ==========

  See accompanying notes to Unaudited Pro Forma Combined Financial Information

                              EASTERN ENTERPRISES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      FISCAL YEAR ENDED    FISCAL YEAR ENDED
                                      DECEMBER 31, 1995     AUGUST 31, 1995
                                           EASTERN           ESSEX COUNTY
                                         ENTERPRISES          GAS COMPANY        PRO FORMA     PRO FORMA
                                        (AS REPORTED)      (AS RECLASSIFIED)    ADJUSTMENTS    RESULTS(1)
                                      -----------------    -----------------    -----------    ----------
Revenues............................      $949,412              $45,049            $ --         $994,461
Operating costs and expenses:
  Operating costs...................       668,701               25,436              --          694,137
  Selling, general and
     administrative expenses........       105,473                9,508              --          114,981
  Depreciation and amortization.....        61,504                2,501              --           64,005
                                          --------              -------            ----         --------
Operating earnings..................       113,734                7,604              --          121,338
Other income (expense):
  Interest income...................         5,633                   --              --            5,633
  Interest expense..................       (38,536)              (2,716)             --          (41,252)
  Other, net........................         4,103                    6              --            4,109
                                          --------              -------            ----         --------
Earnings from continuing operations
  before income taxes...............        84,934                4,894              --           89,828
Provision for income taxes..........        24,553                1,695              --           26,248
                                          --------              -------            ----         --------
Net earnings from continuing
  operations before extraordinary
  item..............................        60,381                3,199              --           63,580
Extraordinary provision for coal
  miners retiree health care, net of
  tax...............................        (6,500)                  --              --           (6,500)
                                          --------              -------            ----         --------
Net earnings........................      $ 53,881              $ 3,199            $ --         $ 57,080
                                          ========              =======            ====         ========
Preferred stock dividends...........            --                  (19)             --              (19)
                                          --------              -------            ----         --------
Net earnings available to common
  shareholders......................      $ 53,881              $ 3,180            $ --         $ 57,061
                                          ========              =======            ====         ========
Earnings per common share(3)(5):
  Basic earnings per share before
     extraordinary item.............      $   2.99              $  2.00                         $   2.88
  Extraordinary item, net of tax....         (0.32)                  --                            (0.29)
                                          --------              -------                         --------
  Basic earnings per share..........      $   2.67              $  2.00                             2.59
                                          ========              =======                         ========
  Diluted earnings per share before
     extraordinary item.............      $   2.98              $  1.95                         $   2.87
  Extraordinary item, net of tax....         (0.32)                  --                            (0.29)
                                          --------              -------                         --------
  Diluted earnings per share........      $   2.66              $  1.95                         $   2.58
                                          ========              =======                         ========
Weighted average number of common
  shares outstanding:
  Basic.............................        20,187                1,591             293           22,071
                                          ========              =======            ====         ========
  Diluted...........................        20,246                1,632             300           22,178
                                          ========              =======            ====         ========

  See accompanying notes to Unaudited Pro Forma Combined Financial Information

                              EASTERN ENTERPRISES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   THREE MONTHS ENDED    THREE MONTHS ENDED
                                     MARCH 31, 1998      FEBRUARY 28, 1998
                                        EASTERN             ESSEX COUNTY
                                      ENTERPRISES           GAS COMPANY         PRO FORMA     PRO FORMA
                                     (AS REPORTED)       (AS RECLASSIFIED)     ADJUSTMENTS    RESULTS(1)
                                   ------------------    ------------------    -----------    ----------
Revenues.........................       $342,919              $23,028             $ --         $365,947
Operating costs and expenses:
  Operating costs................        235,645               12,106               --          247,751
  Selling, general and
     administrative expenses.....         29,624                3,258              730(2)        33,612
  Depreciation and
     amortization................         23,241                1,815               --           25,056
                                        --------              -------             ----         --------
Operating earnings...............         54,409                5,849             (730)(2)       59,528
Other income (expense):
  Interest income................          2,617                   --               --            2,617
  Interest expense...............         (8,532)                (792)              --           (9,324)
  Other, net.....................          1,290                  137               --            1,427
                                        --------              -------             ----         --------
Earnings from continuing
  operations before income
  taxes..........................         49,784                5,194             (730)(2)       54,248
Provision for income taxes.......         18,861                1,948               --           20,809
                                        --------              -------             ----         --------
Net earnings from continuing
  operations before extraordinary
  item...........................         30,923                3,246             (730)(2)       33,439
Extraordinary provision for early
  extinguishment of debt, net of
  tax............................         (1,465)                  --               --           (1,465)
                                        --------              -------             ----         --------
Net earnings.....................         29,458                3,246             (730)(2)       31,974
                                        ========              =======             ====         ========
Earnings per common share(3)(5):
  Basic earnings per share before
     extraordinary item..........       $   1.51              $  1.91                          $   1.49
  Extraordinary item, net of
     tax.........................           (.07)                  --                              (.07)
                                        --------              -------                          --------
  Basic earnings per share.......       $   1.44              $  1.91                          $   1.42
                                        ========              =======                          ========
  Diluted earnings per share
     before extraordinary item...       $   1.50              $  1.85                          $   1.48
  Extraordinary item, net of
     tax.........................           (.07)                  --                              (.07)
                                        --------              -------                          --------
  Diluted earnings per share.....       $   1.43              $  1.85                          $   1.41
                                        ========              =======                          ========
Weighted average number of common
  shares outstanding:
  Basic..........................         20,414                1,704              314           22,432
                                        ========              =======             ====         ========
  Diluted........................         20,585                1,761              324           22,670
                                        ========              =======             ====         ========

  See accompanying notes to Unaudited Pro Forma Combined Financial Information

                              EASTERN ENTERPRISES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 THREE MONTHS ENDED    THREE MONTHS ENDED
                                   MARCH 31, 1997       FEBRUARY 28, 1997
                                      EASTERN             ESSEX COUNTY
                                    ENTERPRISES            GAS COMPANY         PRO FORMA     PRO FORMA
                                   (AS REPORTED)        (AS RECLASSIFIED)     ADJUSTMENTS    RESULTS(1)
                                 ------------------    -------------------    -----------    ----------
Revenues.......................       $376,920               $23,221             $ --         $400,141

Operating costs and expenses:
  Operating costs..............        272,559                12,425               --          284,984
  Selling, general and
     administrative expenses...         29,081                 3,455               --           32,536
  Depreciation and
     amortization..............         22,303                 1,649               --           23,952
                                      --------               -------             ----         --------
Operating earnings.............         52,977                 5,692               --           58,669

Other income (expense):
  Interest income..............          2,105                    --               --            2,105
  Interest expense.............         (8,790)                 (828)              --           (9,618)
  Other, net...................         (1,304)                  145               --           (1,159)
                                      --------               -------             ----         --------
Earnings from continuing
  operations before income
  taxes........................         44,988                 5,009               --           49,997
Provision for income taxes.....         16,765                 1,878               --           18,643
                                      --------               -------             ----         --------
Net earnings...................         28,223                 3,131               --           31,354
                                      ========               =======             ====         ========
Earnings per common
  share(3)(5):
  Basic........................       $   1.39               $  1.89                          $   1.41
                                      ========               =======                          ========
  Diluted......................       $   1.38               $  1.84                          $   1.40
                                      ========               =======                          ========

Weighted average number of
  common shares outstanding:
  Basic........................         20,328                 1,659              305           22,292
                                      ========               =======             ====         ========
  Diluted......................         20,418                 1,708              314           22,440
                                      ========               =======             ====         ========

  See accompanying notes to Unaudited Pro Forma Combined Financial Information

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) EASTERN AND ESSEX COUNTY HISTORICAL FISCAL YEARS AND ACCOUNTING POLICIES

     Eastern's historical fiscal year ends on December 31 while Essex County's historical fiscal year ends on August 31. For purposes of combining Essex County's historical financial information with Eastern's in the pro forma combined statements of operations herein, the financial information of Eastern for the fiscal years ended December 31, 1997, 1996 and 1995 and the three months ended March 31, 1998 and 1997 have been combined with Essex County's financial information for the twelve months ended November 30, 1997 and August 31, 1996 and 1995 and the three months ended February 28, 1998 and 1997, respectively. As a result, Essex County's financial information for the three months ended November 30, 1996 are excluded from the pro forma data. Essex County's operating revenues and net loss available to common shareholders for the three months ended November 30, 1996 were $8.1 million and $(0.3) million, respectively.

     The unaudited pro forma combined condensed financial information do not include all adjustments (see note (2)) to conform the accounting policies of Essex County to those followed by Eastern. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material. However, certain amounts in the historical financial statements of Eastern and Essex County have been reclassified to present consistent pro forma financial information. There were no material intercompany transactions between Eastern and Essex County during the periods presented.

(2) MERGER-RELATED EXPENSES

     Eastern and Essex County will incur investment banking, legal, accounting and other transaction costs as a result of the Merger. Based on information currently available, these costs will total approximately $4.6 million and will be expensed in the period incurred consistent with Eastern's historical accounting treatment of such costs. In the three months ended February 28, 1998, Essex County incurred $0.7 million of Merger expenses which were capitalized as deferred charges. Accordingly, a pro forma adjustment has been made to reflect the expensing of such costs in the unaudited pro forma combined statement of operations for the three months ended March 31, 1998. Costs incurred by Essex County related to the Merger prior to November 30, 1997 were not material. Since the Merger has not been consummated, the Merger expenses can only be estimated at this time, and are subject to revision as further information becomes available.

(3) EARNINGS PER SHARE

     The pro forma net earnings per share reflect (i) the weighted average number of Eastern common shares that would have been outstanding if the Merger occurred at the beginning of the periods presented upon the conversion of each outstanding share of Essex County common stock into 1.183985 shares of Eastern common stock, as provided in the Merger agreement and (ii) the dilutive impact of stock options using the treasury stock method.

(4) Adjusted to reflect the issuance of 2,037,542 shares of common stock of Eastern ($1.00 par value per share) in exchange for all of the outstanding shares of common stock of Essex County based on an exchange ratio of 1.183985.

(5) EXCHANGE RATIO

     As provided for in the Merger Agreement, each issued and outstanding share of Essex County Common Stock shall be converted into the right to receive
1.183985 shares of Eastern Common Stock, provided that, if the Market Value (as defined) of 1.183985 shares of Eastern Common Stock is less than $45 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985 shares of Eastern Common Stock is more than $50 per share, then each such share of Essex County Common Stock shall be converted into the right to receive the number of shares of Eastern Common Stock having a Market Value equal to $50. Accordingly, a market value of Eastern Common Stock below $38.01 per share will cause an increase in the exchange ratio and a market value of Eastern Common Stock above $42.23 will cause a decrease in the exchange ratio. Any increase in the exchange ratio will cause a corresponding decrease in the pro forma combined per share amounts and any decrease in the exchange ratio will cause a corresponding increase in the pro forma per share amounts. For example, if Eastern's stock price was at either its most recent 52-week low ($34.00) or 52-week high ($45.62), the recalculated combined pro forma earnings per share in the latest fiscal year and interim period would be as follows:

                                                        FISCAL YEAR                     THREE MONTHS
                                                           ENDED                            ENDED
                                                     DECEMBER 31, 1997                 MARCH 31, 1998
                                                ---------------------------      ---------------------------
                                                  52-WEEK         52-WEEK          52-WEEK         52-WEEK
                                                    LOW            HIGH              LOW            HIGH
                                                  -------         -------          -------         -------
Basic earnings per share......................  $     2.50      $     2.54       $     1.41      $      1.44
Diluted earnings per share....................  $     2.48      $     2.52       $     1.40      $      1.42
Book value per share..........................  $    21.40      $    21.77       $    22.37      $     22.77

               PRINCIPAL STOCKHOLDERS OF ESSEX COUNTY AND EASTERN

     Eastern. The following table shows, as of February 17, 1997, any person who is known by Eastern to be the beneficial owner of more than 5% of any class of voting securities of Eastern. For purposes of this Proxy Statement/Prospectus, beneficial ownership is defined in accordance with Rule 13d-3 under the Exchange Act, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL     PERCENT OF
                    OF BENEFICIAL OWNER                       OWNERSHIP(A)     CLASS(A)
                    -------------------                       ------------    ----------
Sasco Capital, Inc. ........................................   1,461,700(b)      7.2%
Ten Sasco Hill Road
Fairfield, Connecticut 06430

---------------
(a) According to Schedule 13G filed with the Commission on or before February 17, 1998.

(b) Sasco Capital, Inc. reports that it has the sole power to vote 874,300 of these shares, no shared voting power with regard to any of these shares and sole dispositive power for all of these shares.

     Essex County. As of December 31, 1997 no person is known by Essex County to be the beneficial owner of more than 5% of any class of voting securities of Essex County.

                      DESCRIPTION OF EASTERN CAPITAL STOCK

GENERAL

     The description of the capital stock below is qualified in its entirety by reference to the Eastern Charter and the Eastern By-Laws, copies of which are on file with the Commission.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Eastern is authorized to issue up to 50,000,000 shares of Eastern Common Stock. On April 23, 1998, there were 20,423,164 shares of Eastern Common Stock issued and outstanding.

     Shares of Eastern Common Stock which, by the provisions of the Eastern Charter, are entitled to vote upon any question shall be entitled to one vote per share in person or by proxy, except that the election of trustees by the Eastern Common Stock shall be by cumulative voting, namely, each holder of Eastern Common Stock will be entitled to as many votes as will equal the number of such holder's shares multiplied by the number of trustees to be elected, and such holder may cast all of such votes for a single candidate or distribute them among any two or more candidates as such holder shall elect.

     The holders of Eastern Common Stock are entitled to receive dividends only when and if declared by the Board of Trustees of Eastern out of the earned surplus of Eastern.

     Upon the termination of Eastern, the trustees shall sell and convert into money or into securities the whole or any part of the trust estate, and shall apportion the proceeds thereof and any property forming part of the trust estate excepted from such sale among all the stockholders in accordance with their respective rights, ratably according to the number and kind of shares held by them, respectively.

     The holders of Eastern Common Stock will have no preemptive rights to purchase shares of capital stock of Eastern. Shares of Eastern Common Stock will not be subject to any redemption provisions and will not be convertible into any other securities or property. All issued and outstanding shares of Eastern Common Stock are fully-paid and non-assessable and the shares of Eastern Common Stock to be issued in connection with the Merger, when authorized, approved, issued and delivered, subject to the terms of the Merger Agreement, will be fully-paid and non-assessable.

COMMON STOCK PURCHASE RIGHTS

     Eastern adopted a stockholder rights plan that is designed to protect stockholders from coercive or unfair tactics. To implement the plan, on February 22, 1990, the Board of Trustees declared a dividend of one common stock purchase right (a "Right") for each outstanding share of Eastern Common Stock. The dividend was payable on March 5, 1990 (the "Rights Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase one share of Eastern Common Stock at a price of $100 per share (the "Purchase Price"), subject to adjustment. The Rights Agreement contemplates the issuance of one Right for every share of Eastern Common Stock issued and outstanding on the Rights Record Date and for each share of Eastern Common Stock issued on or after the Rights Record Date and prior to the Distribution Date (as defined below). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between Eastern and BankBoston N.A., as Rights Agent (the "Rights Agent").

     The Rights will separate from the Eastern Common Stock upon the earliest to occur of (i) the 10th business day following the later of the date of a public announcement that a person with affiliates or associates of such person (an "Acquiring Person") has acquired, or obtained the rights to acquire, beneficial ownership of 20% or more of the outstanding shares of Eastern Common Stock or the date on which an executive officer of Eastern had actual knowledge of such beneficial ownership (the later of such dates, the "Stock Acquisition Date"),
(ii) the 10th business day following the commencement of a tender offer or exchange offer that would result in any person or its affiliates and associates owning 20% or more of the outstanding shares of Eastern Common Stock (or such specified or unspecified later date as may be determined by a majority of the trustees then in office) or (iii) the 10th business day following the determination by the Board of trustees upon vote of a majority of the trustees then in office that a person is, under certain criteria as specified below, an Adverse Person (the earliest of such dates being called the "Distribution Date").

     The Trustees may determine a person to be an "Adverse Person" if such person with affiliates or associates of such person, has acquired a number of shares of Eastern Common Stock which a majority of the trustees then in office determines to be substantial (which amount shall be at least 10% or more of the outstanding shares of Eastern Common Stock) and (i) such person intends to cause Eastern to repurchase the Eastern Common Stock beneficially owned by such person or to take action or enter into a transaction or series of transactions intended to provide such person or group with short term financial gain or other advantage under circumstances not in the best long term interests of Eastern,
(ii) the ownership by such person or group is causing or reasonably likely to cause a material adverse impact on a business or prospects of Eastern or any of its subsidiaries, (iii) such person intends to cause Eastern to divest itself of assets (including stock or assets of any of its subsidiaries) to the detriment of Eastern, (iv) such person or any member of the group is a subject of any governmental order or decree or is a defendant in or a target of any governmental action, proceeding or investigation and in light of the subject matter of the order, decree, action, proceeding or investigation, the person's affiliation with Eastern could subject the market of Eastern Common Stock to false or misleading influences or is otherwise not in the best interests of Eastern, or (v) such person as a result of its beneficial ownership of the Eastern Common Stock or otherwise, has violated or failed to obtain any approval or exemption (or is likely to violate or fail to obtain any approval or exemption) required by PUHCA or the rules or regulations promulgated thereunder or any rules or regulations of the MDTE, or any other federal or state statute, rule or regulation relating to the operations or business of Eastern or any of its subsidiaries.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with Eastern Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Eastern Common Stock certificates issued after the Rights Record Date upon transfer or new issuance of Eastern Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Eastern Common Stock also constitutes the transfer of the Rights associated with the Eastern Common Stock represented by the certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record for the Eastern Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will then evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 5, 2000 (the "Expiration Date"), or the earlier redemption of the Rights.

     In the event that, at any time following the Stock Acquisition Date or the determination that a person is an Adverse Person, Eastern is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or Adverse Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons (other than Eastern or its Affiliates) shall become the beneficial owner of 25% or more of the outstanding Eastern Common Stock or the Board of Trustees determines that a person is an Adverse Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or Adverse Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Eastern Common Stock having a market value of two times the exercise price of the Right. The occurrence of any event in this paragraph constitutes a "Common Stock Event."

     The Purchase Price payable, and the number of whole or fractional shares of the Eastern Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification, of Eastern Common Stock, (ii) upon the grant to holders of Eastern Common Stock of

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

certain rights or warrants to subscribe for shares of Eastern Common Stock or convertible securities at less than the current market price of Eastern Common Stock, or (iii) upon the distribution to holders of Eastern Common Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of Eastern and dividends payable in shares of Eastern Common Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of any securities upon exercise of the Rights will be issued and, in lieu thereof, at the election of Eastern, an adjustment in cash may be made based on the market price of such securities on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) the close of business on the 10th business day after the Stock Acquisition Date or (ii) the Expiration Date, but in any event not if the Board of Trustees has declared a person to be an Adverse Person, Eastern, by a majority vote of the trustees then in office, may redeem the Rights at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Trustees electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Eastern, including, without limitation, the right to vote or to receive dividends.

     Until the earlier of the Distribution Date or the date of determination that a person is an Adverse Person, the Rights Agreement may be amended without the approval of the holders of the Rights. After the earlier of such dates, the Rights Agreement may be amended without the approval of the holders of the Rights in order to cure any ambiguity, to make changes that do not adversely affect the interests of the holders of the Rights (other than the Acquiring Person, Adverse Person or their affiliates and associates), or to change any time period for redemption or otherwise under the Rights Agreement, except that no change may be made to lengthen the time period for redemption or modify the ability of the Board of Trustees of Eastern to redeem the Rights at a time when the Rights are not then redeemable. No amendments may be made at any time to increase the Purchase Price or reduce the number of shares of Eastern Common Stock for which a Right is exercisable, to decrease the Redemption Price or to accelerate the Expiration Date. Any amendments after the Stock Acquisition Date require the approval of a majority of the Trustees then in office.

MASSACHUSETTS LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS; ANTI-TAKEOVER
EFFECTS

     Eastern is subject to Chapter 110F of the MGL, an anti-takeover law. Under Chapter 110F of the MGL, a Massachusetts corporation, or business trust that controls a gas utility organized under Chapter 164 of the Massachusetts General Laws, with more than 200 stockholders may not engage in a "business combination" with an "interested stockholder" (as such terms are defined herein) for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors (or Board of Trustees in the case of Eastern) prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the issuer (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, at any time within the prior three years did own) 5% or more of the outstanding voting stock of the issuer. A "business combination" includes a merger, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested stockholder.

     The Eastern By-Laws include a provision excluding Eastern from the applicability of Chapter 110D of the MGL, which regulates the acquisition of so-called "control shares." A control share acquisition is the acquisition of shares that, when added to shares already owned, would (but for Chapter 110D of the MGL) entitle the acquiring person to vote at least 20% of an entity's stock. Shares acquired in such a transaction would, under Chapter 110D of the MGL, have no voting rights unless a majority of non-interested stockholders voted to grant such voting rights. In general, the person acquiring such shares, officers of Eastern

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

and those trustees of Eastern who are also employees, are not permitted to vote on whether such voting rights shall be granted. The Board of Trustees may amend the Eastern By-Laws at any time to subject Eastern to Chapter 110D of the MGL prospectively.

     The Eastern Charter provides that the trustees, officers and agents of Eastern generally shall not be liable except for acts or failures to act which at the time would impose liability on such party if Eastern were a Massachusetts business corporation and such person was a director, officer or agent thereof. Pursuant to the Eastern Charter, Eastern shall indemnify each of its trustees and officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such trustee or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including, but not limited to, derivative suits (to the extent permitted by law), in which such trustee or officer may be involved or with which such trustee or officer may be threatened, while in office or thereafter, except with respect to any matters as to which such trustee or officer shall have been adjudicated to have acted in bad faith or not to have acted in good faith in the reasonable belief that such trustee's or officer's action was in the best interests of Eastern or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Eastern Charter provides, however that, as to any matter disposed of by a compromise payment by such trustee or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of Eastern, after notice that it involves such indemnification: (i) if no change of control has occurred,
(a) by a disinterested majority of the trustees then in office or (b) by a majority of the disinterested trustees then in office or by the stockholders of Eastern, provided that Eastern shall have received a written opinion of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that such trustee's or officer's action was in the best interests of Eastern; or (ii) if a change of control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of Eastern. The rights accruing to any trustee or officer under the foregoing provisions do not exclude any other right to which such trustee or officer may be lawfully entitled; provided, however, that no trustee or officer may satisfy any rights of indemnity or reimbursement granted pursuant to the Eastern Charter or to which such trustee or officer may be otherwise entitled except out of the trust estate of Eastern and no stockholder will be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise.

     The Eastern Charter provides that in discharging his or her duties, when acting in good faith, any trustee or officer shall be fully entitled to rely upon information, opinion reports or records, including financial statements, books of account and other financial records, in each case presented or prepared by, or under the supervision of, (a) one or more officers or employees of Eastern (or of another organization in which such person serves as contemplated by Article 19 of the Eastern Charter, including all directors, officers and trustees of wholly-owned subsidiaries of Eastern) whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the trustee or officer reasonably believes to be within such person's professional or expert competence, or (c) in the case of a trustee, a duly constituted committee of trustees (or similar governing body of such other organization) upon which such trustee does not serve, as to matters within its delegated authority, which committee the trustee reasonably believes to merit confidence, but such trustee shall not be considered to be acting in good faith if Such trustee has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a trustee or officer so relied shall be a complete defense to any claim asserted against such trustee or officer, except as expressly provided by statute, by reason of such trustee or officer being or having been a trustee or officer of Eastern (or such other organization).

     The Eastern Charter further provides that, notwithstanding any provision of law or any other provision of the Eastern Charter, a trustee shall not be liable to Eastern or any shareholder of Eastern for monetary damages for breach of such trustee's fiduciary duties as a trustee, except with respect to any matter as to which such liability is imposed by applicable law and he or she shall have been adjudicated (i) to have breached his or her duty of loyalty to Eastern or its stockholders, (ii) to have acted not, or omitted to act, in good faith,

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

(iii) to have knowingly violated the law, (iv) to have intentionally engaged in misconduct, or (v) to have derived any improper personal benefit from a transaction. Trustees, officers and agents of Eastern will also not be held liable for any act or failure to act in good faith, which is required, authorized or approved by any order issued pursuant to PUCHA or any other federal or state statute regulating Eastern or any of its subsidiaries by reason of its being a public utility holding company or their being public utilities. The Eastern Charter also provides that stockholders, trustees, officers and agents of Eastern will have no liability for the payment or satisfaction of all obligations and liabilities incurred in carrying on the business of Eastern, but that the trust estate of Eastern shall only be liable. Stockholders are indemnified out of the trust estate if held personally liable in any event, except for payments due upon shares of Eastern.

     The trustees or the President of Eastern at any time may, and the President or Secretary of Eastern shall upon written request of a majority of the trustees then in office or of the holders of one-tenth of all the shares of Eastern at the time outstanding and carrying the right to vote upon any question to be presented to a meeting of stockholders, call a special meeting of the stockholders having the right to vote upon any such question, to be held at the principal place of business of Eastern or such other place (within the Commonwealth of Massachusetts) as the trustees shall designate. Every such request shall state the purpose of the meeting and shall be delivered at the principal office of Eastern addressed to the President or Secretary, and, in case the President or Secretary shall refuse or fail for fourteen days after the request shall have been so delivered to call or cause to be called such meeting to be held within 60 days after the delivery of the request, such meeting may be called by the person or persons signing such request or by any three of them, and, for such purposes such person or persons or agents shall be given access to the principal share register of Eastern.

     The stockholders of Eastern may not take any action without a meeting.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Eastern Common Stock is BankBoston, N.A.

                        MANAGEMENT AND OTHER INFORMATION

     Certain information relating to the management, executive compensation, voting securities, certain relationships and related transactions and other related matters pertaining to Essex County and Eastern is set forth in or incorporated by reference in their respective Annual Reports on Form 10-K for the years ended August 31, 1997 and December 31, 1997, respectively. Such Annual Reports are incorporated by reference into this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

                       COMPARATIVE RIGHTS OF ESSEX COUNTY
                            AND EASTERN STOCKHOLDERS

     Rights of stockholders of Essex County are currently governed by the MGL, including Chapter 164 of the MGL and certain provisions of Chapter 156B of the MGL, the Essex County Charter and the Essex County By-laws. Rights of stockholders of Eastern are currently governed by the MGL, the Eastern Charter, and the Eastern By-laws. Upon consummation of the Merger, Essex County stockholders will become stockholders of Eastern and their rights as stockholders of Eastern will be governed by the Eastern Charter, the Eastern By-laws and the MGL. There are a number of differences between the rights of Essex County stockholders and the rights of Eastern stockholders. The following is a brief summary of certain differences between the rights of Eastern stockholders and the rights of Essex County stockholders, and is qualified in its entirety by reference to the relevant provisions of the MGL, the Eastern Charter and the Eastern By-laws, the Essex County Charter and the Essex County By-laws.

AUTHORIZED CAPITAL STOCK

     Essex County. The authorized capital stock of Essex County consists of 5,000,000 shares of Essex County Common Stock and 7,000 shares of Essex County preferred stock. With respect to the preferred stock, the Essex County Board is authorized, without stockholder approval (subject to any class voting rights of any
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

existing holders of preferred stock), to designate series of each such class and to determine the relative rights, preferences and limitations of such series. As of the date hereof, there have been designated an aggregate of 7,000 shares of Essex County 5.50% Preferred Stock Series A (of which no shares were issued and outstanding as of the Record Date).

     Eastern. Eastern is authorized to issue up to 50,000,000 shares of Eastern Common Stock. On April 23, 1998, Eastern had 20,423,164 shares of Eastern Common Stock issued and outstanding.

BOARDS OF DIRECTORS

     Essex County. The Essex County Board currently consists of 12 members, with the number of directors constituting the Essex County Board to be between three and 15 and to be determined from time to time by an affirmative vote of the majority of the Essex County Board. The Essex County Board is not divided into staggered classes and cumulative voting in the election of directors is not permitted.

     Eastern. The Board of Trustees of Eastern is divided into three classes having staggered terms of three years each. The Eastern Charter provides that the number of trustees shall be fixed from time to time by the trustees but shall not be less than three or more than twenty. The total number of trustees is currently fixed at nine. Three of the trustees now in office have terms expiring at the 2001 Annual Meeting of Eastern Stockholders, three have terms expiring at the 2000 Annual Meeting of Eastern Stockholders and three have terms expiring at the 1999 Annual Meeting of Eastern Stockholders.

     Shares of Eastern Common Stock which, by the provisions of the Eastern Charter are entitled to vote upon any question shall be entitled to one vote per share in person or by proxy, except that the election of Trustees by the holders of Eastern Common Stock shall be by cumulative voting, namely, each holder of Eastern Common Stock will be entitled to as many votes as will equal the number of such holder's shares multiplied by the number of trustees to be elected, and such holder may cast all of such votes for a single candidate or distribute them among any two or more candidates as such holder shall elect.

REMOVAL OF DIRECTORS

     Essex County. Under the Essex County By-laws, a director may be removed with or without cause by the vote of a majority of the stockholders entitled to vote in the election of directors (with certain exceptions pertaining to directors elected by a particular class of stockholders).

     Eastern. Under the Eastern Charter, a trustee may be removed without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of beneficial interest entitled to vote generally in the election of trustees, voting together as a single class.

SPECIAL MEETINGS OF STOCKHOLDERS; STOCKHOLDER ACTION WITHOUT MEETING

     Essex County. Under the Essex County By-laws, special meetings of stockholders may be called by a Vice President, or a majority of the Essex County Board, or by the Clerk pursuant to the term of the purchased stock or upon written application of stockholders holding one-third part in interest of the capital stock entitled to vote on the subject matter in question. Pursuant to Chapter 156B, Section 43 of the MGL, stockholders of Essex County may take action without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.

     Eastern. The trustees or the President at any time may, and the President or Secretary shall upon written request of a majority of the trustees then in office or of the holders of one-tenth of all the shares of Eastern at the time outstanding and carrying the right to vote upon any question to be presented at a meeting of Stockholders, call a special meeting of the stockholders having the right to vote upon any such question, and in case the President or Secretary shall refuse or fail for fourteen days after the request shall have been so delivered to call or cause to be called such meeting to be held within sixty days after the delivery of the request, such meeting may be called by the person or persons signing such request or by any three of them.

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

     The stockholders of Eastern may not take any action without a meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Essex County. For any item of business to be properly considered at an annual or special meeting, the item of business must either (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Essex County Board or the persons calling the meeting, (ii) be otherwise properly brought before the meeting by or at the direction of the Essex County Board, or (iii) be otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of Essex County. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Essex County not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, to be timely, notice by the stockholder of business to be conducted at a meeting must be received by the Clerk of Essex County not later than the close of business on the 10th day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders. A stockholder's notice to the Clerk of Essex County shall be set forth as to each matter he proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on Essex County's books, of the stockholders proposing such business, (iii) the class or classes of stock and number of shares of such class or classes of stock which are beneficially owned by the proposing stockholders, and (iv) any material interest of the proposing stockholders in such business.

     Eastern. The Nominating Committee of the Board of Trustees of Eastern is responsible for nominating trustees, members of committees of the Board of Trustees and officers of Eastern, among other things. The Nominating Committee will consider nominees for the Board of Trustees recommended by stockholders of Eastern. Written recommendations together with supporting information should be directed to Eastern not later than 45 days prior to the anniversary of the date of the immediately preceding annual meeting. Such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of Eastern entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a trustee if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Stockholder proposals intended to be presented at any annual meeting of stockholders must be received at Eastern's principal executive offices no later than 120 days prior to the date of the proxy statement released to stockholders for the immediately preceding annual meeting.

DISSENTERS' RIGHTS

     Essex County. The stockholders of Essex County are not entitled to appraisal rights.

     Eastern. The Eastern Charter provides that in the event of a merger or consolidation of Eastern with another entity, the governing agreement for such transaction must provide that the stockholders of Eastern are entitled to the rights of dissent available under Massachusetts law as if Eastern were a Massachusetts business corporation.

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

CHARTER AMENDMENTS

     Essex County. Essex County Charter amendments require a vote of two-thirds of each class outstanding and entitled to vote thereon; provided, however, if any such amendment would adversely affect the rights of any class of stock, two-thirds of such class would be necessary to authorize such amendment.

     Eastern. The Eastern Charter may be amended by vote of at least a majority of the outstanding Eastern Common Stock; provided that (i) no change shall be made to the Article pertaining to the liabilities of the trustees, officers and agents of Eastern which would impair the relief from personal liability provided therein, (ii) any provision requiring a higher percentage than a majority shall be amended only by such higher percentage and (iii) the Eastern Charter may be amended for the purpose of changing the name of Eastern, supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained in the Eastern Charter by the trustees without authorization by stockholder vote.

DIVIDENDS AND STOCK REPURCHASES

     Essex County. Pursuant to the Essex County By-laws, dividends declared by a corporation which have not been paid to or claimed by the person entitled to them within six years after they have been declared may at any time after such six-year period be regarded and used as funds of Essex County, and any claim upon Essex County for such dividends shall thereafter be barred.

     Eastern. The trustees, in their discretion, may from time to time declare dividends payable at any date fixed by them out of the earned surplus of Eastern, determined in accordance with sound accounting practice, in cash, securities or property, and may declare dividends in securities of Eastern and for that purpose may authorize the issuance of certificates and scrip and may capitalize all or any part of the earned or capital surplus and may determine the number of dollars per share so capitalized and may determine that shares held in the treasury of Eastern shall be entitled to all or part of any such dividend declared in securities of Eastern but in no event shall such treasury shares be entitled to any cash payment made in connection with such dividend, whether or not made in lieu of fractional securities; but no stockholder shall have any right to any dividends whether in cash, securities or property of Eastern except when and as notice shall have been given that the same have been declared as aforesaid, and no stockholder, trustee, officer of agent of Eastern shall be liable personally therefor, and every stockholder entitled thereto shall look only to Eastern's trust estate for the payment of any such dividend.

     Pursuant to the Eastern Charter, shares of Eastern purchased, redeemed or otherwise acquired by Eastern may, in the discretion of the trustees, be canceled and the number of shares issued thereby be reduced, or such shares may, in the discretion of the trustees, be held in the treasury and may be sold or otherwise disposed of by the trustees at such time or times, to such party or parties and for such consideration and on such terms as the trustees may determine, but such shares while so held in the treasury shall not be entitled to any voting rights nor to dividends (except for dividends payable in securities of Eastern, at the discretion of the trustees) or right of subscription or purchase and shall not be deemed outstanding in computing proportions or percentages of shares or stockholders under the Eastern Charter. Shares canceled pursuant to the Eastern Charter shall have the status of authorized but unissued shares.

FAIR PRICE CHARTER PROVISIONS

     Essex County.  None.

     Eastern. The Eastern Charter contains certain "anti-Greenmail" provisions in the case of certain stock repurchases from interested securityholders. Any direct or indirect purchase or other acquisition by Eastern or any majority owned subsidiary of any shares of capital stock of Eastern from any "interested securityholder" (generally defined as any holder (with certain exceptions) of 5% or more of the outstanding shares of voting stock of Eastern or an affiliate of Eastern who at any time within the two-year period immediately prior to the date in question was the beneficial owner of 5% or more of all outstanding shares of voting stock of Eastern) who has been the beneficial owner of such shares for less than two years prior to the date of such purchase or

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

other acquisition or any agreement in respect thereof, for aggregate consideration greater than the then "fair market value" (as defined in the Eastern Charter) of such shares shall, except as expressly provided, require the affirmative vote of the holders of voting stock representing shares equal to the sum of (i) a majority of the then-outstanding voting stock, excluding voting stock of which such interested securityholder is the beneficial owner, plus (ii) the number of shares of voting stock of which such interested securityholder is the beneficial owner, voting together as a single class. The foregoing provisions do not apply to any purchase or other acquisition of securities made as part of a tender or exchange offer to purchase securities of the same class made on the same terms to all holders of such securities, or made as part of an open market purchase program approved by a majority of the disinterested trustees of Eastern provided that such purchase is effected on the open market and is not the result of a privately negotiated transaction.

     The Eastern Charter further provides for a higher affirmative vote in connection with certain business transactions with interested securityholders or their affiliates or associates, including (i) any merger or consolidation of Eastern or any majority owned subsidiary with any interested securityholder or any other company which is or after such merger or consolidation would be an affiliate or associate of an interested securityholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving any assets or securities of Eastern having an aggregate fair market value in excess of 5% of the total consolidated book assets of Eastern and its majority owned subsidiaries; (iii) the adoption of any plan or proposal for the termination, liquidation or dissolution of Eastern proposed by or on behalf of an interested securityholder or any affiliate or associate; (iv) any reclassification of securities (including any reverse stock split), or recapitalization of Eastern or any merger or consolidation of Eastern with any of its majority owned subsidiaries or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of Eastern, or any securities convertible into capital stock of Eastern or into equity securities of any majority owned subsidiary, that is beneficially owned by an interested securityholder or any affiliate or associate; or (v) any tender offer or exchange offer made by Eastern for shares of capital stock of Eastern that may have the effect of increasing an interested securityholder's percentage beneficial ownership so that following the completion of the tender offer or exchange offer such interested securityholder's percentage beneficial ownership of the outstanding capital stock of Eastern may exceed 110% of its percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or
(vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (v). In any such case, the affirmative vote is required of the holders of voting stock representing shares equal to the sum of (a) a majority of the then outstanding voting stock, excluding voting stock of which such interested securityholder is the beneficial owner, plus (b) the number of shares of voting stock of which such interested securityholder is the beneficial owner, voting together as a single class. The foregoing provisions are not applicable to any direct or indirect purchase or other acquisition of Eastern capital stock by Eastern or any majority owned subsidiary from any interested securityholder, or to any particular transaction referred to in (i) through (vi) above if approved by a majority of the disinterested trustees.

BUSINESS COMBINATION STATUTES

     Essex County. Chapter 110F of the MGL prohibits any business combination with an "interested stockholder" (defined generally as a person owning 5% of more of a corporation's outstanding voting stock) for three years after that person becomes an interested stockholder unless: (i) the board gives prior approval to the 5% purchase of the proposed business combination; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owns at least 90% of the voting stock, excluding certain shares; or (iii) subsequent to the acquiror's becoming an interested stockholder, the board of directors and two-thirds of the noninterested shares approve the business combination. Essex County has not opted out of Chapter 110F of the MGL and the provisions of Chapter 110F of the MGL apply to an acquisition of Essex County.

     Section 20E of Chapter 149 of the MGL prohibits the termination or impairment of collective bargaining agreements following a business combination until the negotiated termination date of the agreement or until the parties to the agreement negotiate a new termination date.

     Eastern.  Eastern is also subject to the provisions of Chapter 110F and
Section 20E of Chapter 149 of the MGL.

CONTROL SHARE STATUTE

     Essex County. Chapter 110D of the MGL provides that, once a potential acquiror notifies a company of its intention to purchase 20% or more of a corporation, a stockholders meeting must be held within 50 days, at the acquiror's expense, to vote on whether the control shares may exercise voting rights. Without the approval of a majority of the outstanding shares not owned by the acquiror, or by officers or directors of the target, the control shares do not receive voting rights. Essex County has not opted out of Chapter 110D of the MGL.

     Eastern. The Eastern By-laws provide that the provisions of Chapter 110D of the MGL shall not apply to control share acquisitions of beneficial shares of Eastern.

PROPER FACTORS FOR CONSIDERATION IN EVALUATING BUSINESS COMBINATIONS

     Essex County. In performing his or her duties, a director, officer or incorporator shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of
(i) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the director, officer or incorporator reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a director, a duly constituted committee of the board of directors upon which he or she does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence, but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a director, officer or incorporator so performed his or her duties shall be a complete defense to any claim asserted against him or her, except as expressly provided by statute, by reason of his or her being or having been a director, officer or incorporator of the corporation.

     Eastern. The Eastern Charter provides that in discharging his or her duties, when acting in good faith, any trustee or officer of Eastern shall be fully entitled to rely upon information, opinion, reports or records, including financial statements, books of account, and other financial records, in each case, presented or prepared by, or under the supervision of, (i) one or more officers or employees of Eastern (or of another organization in which he serves as contemplated by Article 19 of the Eastern Charter, including all directors, officers and trustees of wholly owned subsidiaries of Eastern) whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the trustee or officer reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a trustee, a duly constituted committee of trustees (or similar governing body of such other organization) upon which he or she does not serve, as to matters within its delegated authority, which committee the trustee reasonably believes to merit confidence, but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a trustee or officer so relied shall be a complete defense to any claim asserted against him or her, except as expressly provided by statute, by reason of his or her being or having been a trustee or officer of Eastern (or such other organization).

FORM OF CONSIDERATION FOR CAPITAL STOCK

     Essex County. Pursuant to Section 11 of Chapter 164 of the MGL, capital stock may be issued for cash, or real or personal property that has been approved by the MDTE.

     Eastern. The Eastern Charter provides that authorized shares of the trust may be issued either for money, services, stock, property or other value, or by way of a stock dividend or in exchange for other shares or securities of Eastern and par for par in exchange for stock of another company irrespective of the dividend rate or the then-market value of such stock. Shares may not be issued at less than par in the case of shares with a par value.

LIMITATION OF DIRECTOR LIABILITY

     Essex County. Pursuant to Section 65 of Chapter 156B of the MGL, the fact that a director performed his or her duties in accordance with Section 65 of Chapter 156B of the MGL shall be a complete defense to any claim asserted against him or her, except as expressly provided by statute, by reason of his or her being or having been a director of a corporation.

     Eastern. The Eastern Charter provides that no trustee shall be liable except for acts or failures to act which at the time would impose liability on him or her if Eastern were a Massachusetts business corporation and he or she were a director thereof.

     The Eastern Charter further provides that the trustees of Eastern will not personally be liable to Eastern or its stockholders for monetary damages for certain breaches of fiduciary duty as trustees, unless they violated their duty of loyalty to Eastern or its stockholders, acted not, or omitted to act, in good faith, knowingly or intentionally violated the law, intentionally misconducted themselves, or derived an improper benefit from their actions as trustees. Trustees, officers and agents of Eastern will also not be held liable for any act or failure to act in good faith, that is required, authorized or approved by an order issued pursuant to PUHCA or any other federal or state statute regulating Eastern or any of its subsidiaries by reason of its being a public utility holding company or their being public utilities. The Eastern Charter also provides that stockholders, trustees, officers and agents of Eastern will have no liability for the payment or satisfaction of obligations and liabilities incurred in carrying on the business of Eastern and that the trust estate of Eastern only shall be liable.

INDEMNIFICATION

     Essex County. Pursuant to the Essex County By-Laws, Essex County shall indemnify each person (other than a party plaintiff suing on such party plaintiff's own behalf or in the right of Essex County who at any time is serving or has served as a director or officer of Essex County against any claim, liability, or expense incurred as a result of this service, or as a result of any other service on behalf of Essex County, or service at the request of Essex County as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limited the generality of the foregoing, Essex County shall indemnify any such person who was or is a party (other than a party plaintiff suing on such party plaintiff's own behalf or in the right of Essex County), or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding.

     Essex County shall not be liable to indemnify a director or officer for any amounts paid in settlement of any action or claim effected without Essex County's written consent. Essex County shall not settle any action or claim in any manner which would impose any penalty or limitation on the director or officer without the director's or officer's written consent. Neither Essex County nor the director or officer will unreasonably withhold its or his or her consent to any proposed settlement.

     Eastern. Pursuant to the Eastern Charter, Eastern shall indemnify each of its trustees and officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including, but not limited to, derivative suits (to the extent permitted by law), in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, except with respect to any matters as to which he or she shall have been adjudicated to have acted in bad faith or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Eastern or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan; provided, however, that as to any matter disposed of by a compromise payment by such trustee or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of Eastern, after notice that it involves such indemnification: (i) if no change of control has occurred,
(a) by a disinterested majority of the trustees then in office or (b) by a majority of the disinterested trustees then in office or by the stockholders of Eastern, provided that Eastern shall have received a written opinion of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of Eastern; or (ii) if a change of control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of Eastern. No trustee or officer may satisfy any rights of indemnity or reimbursement granted pursuant to the Eastern Charter or to which he or she may be otherwise entitled except out of the trust estate of Eastern.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

INFORMATION ABOUT NOMINEES

     In accordance with the Essex County By-laws, an Essex County Board of not less than 3 or more than 15 directors is to be elected at the Special Meeting to serve until the next special meeting of stockholders and until their successors are duly elected and qualified. The Essex County Board has fixed the number of directors at 12. All of the following nominees for director are currently directors of Essex County and all of the nominees have consented to serve if elected. The proxy cannot be voted for more than 12 nominees. Unless otherwise noted, each of the directors has been with the organizations listed in the following table in the capacity or capacities so listed for more than five years.

NOMINEES FOR DIRECTOR

                                                                     SERVED AS
              NOMINEE AND PRINCIPAL OCCUPATION                       DIRECTOR
                  FOR THE LAST FIVE YEARS                     AGE      SINCE
              --------------------------------                ---    ---------
CHARLES E. BILLUPS..........................................  68       1971
Chairman of the Essex County Board since January 1985;
  Interim President of Essex County from May 1992 to
  December 1992; President and Chief Executive Officer of
  Essex County from 1973 to 1989.
BENJAMIN C. BIXBY...........................................  62       1979
Chairman of the Board of Bixby International Corporation (a
  processor of high performance plastics); director of
  BankBoston, N.A., Northeast Regional Board; director of
  Bay State Insurance Company; director, Merrimack Mutual
  Insurance Company; director, Cambridge Mutual Fire
  Insurance Company.
DANIEL A. BURKHARDT.........................................  50       1985
General Partner of The Jones Financial Companies, L.P., LLP
  (a brokerage, investment banking and financial services
  company) since 1978; director, St. Joseph Light & Power
  Co.; director of Mid-America Realty Investments, Inc.;
  director of SEMCO, Inc.; President, Treasurer and Director of CIP Management, Inc.; General Partner of CIP Management
  L.P., LLP.
EDWARD J. CURTIS............................................  55       1993
President of E.J. Curtis Associates, Inc. (professional
  management consulting services); director, SEMCO, Inc.
DOROTHY J. DOTSON...........................................  53       1985
Managing Director of Greenwich NatWest since December 1993
  (an investment banking company); managing director S.G.
  Warburg & Co., Inc., 1990 to 1993.
RICHARD P. HAMEL............................................  54       1991
Attorney at Law and owner of the law firm of Hamel, Deshaies
  & Gagliardi since      ; director of First & Ocean
  National Bank.
ROBERT S. JACKSON...........................................  64       1985
Principal of Phase II Consulting (utility consulting) since
  June 1, 1993; Senior Vice President of Stone and Webster
  Management Consultants, Inc. from 1974 to 1993.

                                                                     SERVED AS
              NOMINEE AND PRINCIPAL OCCUPATION                       DIRECTOR
                  FOR THE LAST FIVE YEARS                     AGE      SINCE
              --------------------------------                ---    ---------
ERIC H. JOSTROM.............................................  55       1981
President and Chief Investment Officer of Constitution
  Management Company Inc.; (registered investment advisor)
  from 1992 to Present; director of Indosuez International
  Investment Services, S.A., Paris; director of Indosuez
  Asia Advisors Ltd. Hong Kong; former President and
  Managing Director of Standard Chartered North American
  Asset Management Co., Inc.; President of Indosuez Asia
  Strategic Growth Fund, Inc.; Deputy Managing Director of
  Standard Chartered Equitor Global Asset Management Co.,
  LTD, London; Deputy Managing Director of Standard
  Chartered Equitor Global Asset Management Co., LTD,
  London.
ROBERT L. MEADE.............................................  67       1983
Attorney at Law and private investor.
KENNETH L. PAUL.............................................  56       1977
Vice President, Sales and Marketing of Process Engineering,
  Inc., division of Process Engineering Systems
  International since 1994; President and Chief Executive
  Officer, Process Engineering, Inc. from 1990 to 1994;
  director of Family Bank.
PHILIP H. REARDON...........................................  61       1992
President and Chief Executive Officer of Essex County since
  1992; President and Chief Executive Officer of New Jersey
  Natural Gas Company from 1987 to 1992; director of
  Middlesex Water Company since 1991; director of First &
  Ocean National Bank since 1995.
RICHARD L. WELLMAN..........................................  44       1994
Consultant in private practice from 1996 to present, Client
  Services Manager, Katahdin Analytical Laboratories, Inc.
  from 1995 to 1996; Laboratory Operations Manager of Pace
  New England, Inc. from 1988 to 1995; director of Acadia
  Management, Inc.

BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year 1997, there were six meetings of the Essex County Board. All directors attended over 75% of the aggregate number of meetings of the Essex County Board and the committees on which they served. The Essex County Board has standing Executive, Compensation and Audit Committees. The Essex County Board does not have a standing nominating committee. The Executive Committee of the Essex County Board performs the functions of a nominating committee. The Executive Committee has not adopted procedures for the consideration of nominees recommended by security holders.

     The Executive Committee, the members of which are Messrs. Billups (Chairman), Bixby, Meade, and Hamel, has the power and responsibility of the Essex County Board in the management of the business and affairs of Essex County when the Essex County Board is not in session. All action taken by the Executive Committee is submitted for ratification at the next meeting of the Essex County Board. During the fiscal year 1997, there were seven meetings of the Executive Committee.

     The Compensation Committee, the members of which are Messrs. Bixby (Chairman), Meade, Hamel and Jostrom, reviews and makes recommendations to the Essex County Board as to the salaries and benefits of the executive officers of Essex County. The Compensation Committee also has the responsibility of administering the Essex County Gas Company 1994 Stock Option Plan, an incentive stock option plan. All actions taken by the Compensation Committee are submitted for ratification at the next meeting of the Essex County Board. During the fiscal year 1997, there were two meetings of the Compensation Committee.

     The Audit Committee, the members of which are Messrs. Bixby (Chairman), Paul and Ms. Dotson, has the responsibility of recommending auditors, determining the scope of their services and reviewing statements prepared and recommendations made by the auditors for the period under audit. During fiscal 1997, there was one meeting of the Audit Committee.

DIRECTORS' COMPENSATION

     Each director, other than Mr. Billups, is paid a fee of $500 for each meeting of the Essex County Board attended and $400 for each committee of the Essex County Board meeting attended. Reasonable travel expenses are reimbursed. In addition, each director, other than Mr. Billups and those directors who receive salaries from Essex County, is paid a quarterly retainer of $1,250 for all other services rendered to Essex County. Also, each member of the Executive Committee is paid a quarterly retainer of $1,250 except Mr. Billups and those members who receive salaries from Essex County. Finally, Mr. Billups is paid a quarterly retainer of $5,000 in lieu of the foregoing directors' fees.

     Essex County maintains a plan that allows the members of the Essex County Board to defer receipt of all or any part of their fees as a director or as a member of any and all committees of the Essex County Board. Under the Essex County Board Deferral Plan, a participating director may elect that deferred amounts be credited to either a cash fee account or to a stock fee account. A director may also elect that any amounts previously credited to a cash fee account be transferred to a stock fee account, but amounts credited to a stock fee account cannot be transferred to a cash fee account. Amounts credited to the stock fee account are credited with the number of shares of Essex County Common Stock that can be purchased at fair market value on the date such amount is credited to the account. Fees deferred and related earnings are payable when a director ceases to be a director, following a director's retirement from his or her primary occupation or on a fixed date five or more years after the election to defer fees. The Essex County Board Deferral Plan also provides an election to receive deferred fees and accrued interest in one sum or in annual installments, not to exceed 10 years. In the event of death of a director, payments are made to the beneficiary designated by the director. As of August 31, 1997, the total number of shares of Essex County Common Stock credited to the directors' stock fee accounts was 51,523. Until such time as the shares are issued by Essex County and delivered to a director, such director has none of the rights of stockholders generally, including the right to vote or dispose of the shares represented by the amounts credited to the stock fee accounts.

     Essex County also has a non-qualified retirement plan for any member of the Essex County Board who is not a common law employee of Essex County. The non-qualified retirement plan provides for an annual benefit equal to the annual retainer in effect on the date of retirement and has a vesting schedule which provides for no vesting for less than five years of service, 50% vesting with five years of service increasing by 10% each year until 100% vested after 10 years of qualifying service.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists the beneficial ownership, as of August 31, 1997, of Essex County Common Stock by all directors, each of the executive officers named in the Summary Compensation Table herein and the directors and executive officers of Essex County as a group.

                                                              AMOUNT OF
                                                              BENEFICIAL
                                                              OWNERSHIP     PERCENT
                                                              OF COMMON       OF
                            NAME                                STOCK*       CLASS
                            ----                              ----------    -------
Charles E. Billups..........................................     2,000         **
Benjamin C. Bixby...........................................     2,335(1)      **
Daniel A. Burkhardt.........................................       136         **
Edward J. Curtis............................................       100         **
Dorothy J. Dotson...........................................       484         **
Richard P. Hamel............................................    25,700(2)   1.52%
James H. Hastings...........................................     6,572(3)      **
Robert S. Jackson...........................................       200         **
Eric H. Jostrom.............................................    38,946(4)   1.87%
Robert L. Meade.............................................    22,852      1.35%
Kenneth L. Paul.............................................     3,701(5)      **
John W. Purdy, Jr...........................................     5,189(6)      **
Philip H. Reardon...........................................    18,369(7)      **
Richard L. Wellman..........................................       500         **
All Directors and Executive Officers as a Group (17
  persons)..................................................   146,642(8)   8.53%

---------------
* Shares held directly with sole voting and/or investment power unless otherwise indicated.

** Shares beneficially owned do not exceed 1% of the outstanding shares of Essex County Common Stock.

(1) Includes 1,753 shares owned by his wife.

(2) Includes 25,600 shares of Essex County Common Stock owned by trusts, of which he is a co-trustee. Beneficial ownership of these shares is disclaimed.

(3) Includes 2,020 shares of Essex County Common Stock held in Essex County's Employee Thrift Savings (401-k) Trust Fund, 3,109 shares of Essex County Common Stock held in Essex County's Employee Stock Ownership Plan Trust Fund and 61 shares of Essex County Common Stock held in Essex County's TRASOP Trust Fund.

(4) Includes 27,925 shares of Essex County Common Stock owned by Trusts, of which he is a trustee or a co-trustee. Beneficial ownership of these shares is disclaimed.

(5) Includes 1,268 shares of Essex County Common Stock owned by his son.

(6) Includes 964 shares of Essex County Common Stock held in Essex County's Employee Thrift (401-k) Trust Fund and 3,627 shares of Essex County Common Stock held in Essex County's Employee Stock Ownership Plan Trust Fund.

(7) Includes 1,000 shares of Essex County Common Stock owned jointly by his wife and mother-in-law; 2,260 shares of Essex County Common Stock held in Essex County's Employee Thrift (401-k) Trust Fund; 2,340 shares of Essex County Common Stock held in Essex County's Employee Stock Ownership Plan Trust Fund and 9,600 shares in Essex County's Incentive Stock Option Plan.

(8) See footnotes 1-7 above; includes 4,282 shares of Essex County Common Stock held in Essex County's TRASOP Trust Fund, 4,077 shares of Essex County Common Stock held in Essex County's Employee Thrift (401-k) Trust Fund, and 7,807 shares of Essex County Common Stock held in Essex County's Employee Stock Ownership Plan Trust Fund for executive officers not previously noted.

                       COMPENSATION OF EXECUTIVE OFFICERS

CASH COMPENSATION

     The following table shows compensation paid by Essex County and its subsidiaries to Essex County's President and Chief Executive Officer and the other executive officers of Essex County whose total annual salary and bonus for fiscal 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                               --------------------------------------   --------------------------------
                                                                                            SECURITIES           (3)
       NAME AND                   (1)                  OTHER ANNUAL      RESTRICTED(2)      UNDERLYING        ALL OTHER
  PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION(3)   STOCK AWARDS($)   OPTIONS/SAR(#)   COMPENSATION($)
  ------------------    ----   ---------   --------   ---------------   ---------------   --------------   ---------------
Philip H. Reardon.....  1997    185,233     15,000                                                --            15,618
  President &           1996    176,278         --                                                --            17,712
  Chief Executive       1995    175,462         --                                            24,000            25,100
  Officer

John W. Purdy, Jr.....  1997    109,341      6,000                                                --            11,244
  Vice President        1996    110,492         --                                                --            12,716
  Marketing and         1995    107,683         --                                                --            18,132
  Public Affairs

James H. Hastings.....  1997    100,973     10,000                                                --            10,015
  Vice President        1996     95,300         --                                                --            10,864
  and Treasurer         1995     90,000         --                                                --            14,828

---------------
(1) Compensation for Mr. Reardon includes $3,802, $3,078 and $2,262 in deferred directors fees for fiscal 1997, 1996 and 1995, respectively.

(2) The named executive officers have no restricted stock holdings.

(3) The amounts in this column represent the contributions by Essex County on behalf of the above-named individuals to the ESOP, which is a qualified defined contribution plan, and Essex County's contribution to the Thrift Plan, which is a defined contribution plan that incorporates salary deferral provisions pursuant to Section 401(k) of the Code for all employees who have elected to participate on that basis. During the fiscal year ended August 31, 1997, Essex County contributions under the ESOP and the Thrift Plan for Mr. Reardon were $10,020 and $5,598, respectively, contributions under the ESOP and Thrift Plan for Mr. Purdy were $7,692 and $3,552, respectively, and contributions under the ESOP and Thrift Plan for Mr. Hastings were $6,759 and $3,256, respectively.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                          SECURITIES
                                         NUMBER OF       UNEXERCISED       VALUE OF IN-       UNEXERCISED
                                         UNDERLYING     AT FISCAL YEAR     THE-MONEY AT      OPTIONS/SARS
                                        OPTIONS/SARS        END(#)        FISCAL YEAR END       ($)(1)
                 NAME                   EXERCISABLE     UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
                 ----                   ------------    --------------    ---------------    -------------
Philip H. Reardon.....................     9,600            14,400            $16,800           $25,200

---------------
(1) The values represent the difference between the exercise price of the options and the market price of Essex County Common Stock at fiscal year-end.

EMPLOYEE PLANS AND AGREEMENTS

     Essex County maintains a non-contributory defined benefit pension plan (the "Plan"), for non-union employees to provide retirement benefits based on a final full five-year average compensation formula. Non-union employees are eligible for the Plan at age 21, with one year of service, with benefits based on a maximum of 25 years of service until age 65.

     The following table shows the 1997 annual pension benefits payable to employees upon retirement at age 65 in various levels of final five-year average compensation and years-of-service classification, assuming the election of a retirement allowance payable as a life annuity:

                               PENSION PLAN TABLE

FINAL FIVE YEAR               YEARS OF SERVICE
    COVERED       ----------------------------------------
 COMPENSATION       10        15        20      25 OR MORE
---------------   -------   -------   -------   ----------
   $100,000       $21,270   $31,906   $42,541     53,176
    120,000        25,670    38,506    51,341     64,176
    140,000        30,070    45,106    60,141     75,176
    160,000        34,470    51,706    68,941     86,176
    180,000        38,870    58,306    77,741     97,176

     Compensation under the Plan for the executive officers named in the Summary Compensation Table consists of regular compensation, excluding bonuses and special pay, and is the same as the Annual Compensation shown in the Summary Compensation Table. The estimated credited years of service at normal retirement under the Plan for the individuals named in the Summary Compensation Table is:
Mr. Reardon, 10, Mr. Purdy, 15, and Mr. Hastings, 29. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

     In addition, Essex County has the SERP for executives of Essex County who are selected by the Essex County Board to participate. The SERP provides retirement and disability benefits as well as a death benefit. Mr. Reardon has been selected and is participating in the SERP. Benefits under the SERP are determined according to the following benefit formula: 60% of highest five consecutive full calendar years average compensation reduced by the employee's qualified plan benefits from Essex County Gas Company and New Jersey Natural Gas Company.

     Essex County has entered into contingent employment agreements with Messrs. Reardon, Purdy, and Hastings. These employment agreements become effective only upon a Change of Control of the Company. Each of these such employment agreements call for the executive to receive an annual salary at the rate which is not less than the current rate of annual salary with the opportunity for increases from time to time thereafter which are in accordance with Essex County's regular practices. In addition, the executive is also entitled to current benefits, including insurance and participation in qualified plans. In the event of a termination of any of these employment agreements by Essex County after a Change of Control of the Company for any reason other than death, disability or cause, or in the event a covered officer resigns upon the occurrence of (i) any significant change in the nature or scope of the officer's duties from those presently performed, any reduction in total compensation, any other breach by Essex County of the employment agreement or (ii) a reasonable determination by such officer that, as a result of a Change of Control of the Company and such change in circumstances thereafter significantly affecting his position, such officer is unable to exercise the authorities, powers, functions or duties attached to his position, such officer will be entitled to receive the above-mentioned compensation and benefits as provided for in the employment agreements for a term of two years.

            COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

     The Compensation Committee's compensation policies and plans applicable to the executive officers seeks to enhance the profitability of Essex County and stockholder value, as well as to control costs and maintain reasonable rates for the customers. The Compensation Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of Essex County, (3) reward individuals for outstanding contributions to Essex County's success, (4) be meaningfully related to the value created for stockholders, and (5) relate to maintenance of good customer relations and reasonable rates.

     Chief Executive Officer. In establishing the Chief Executive Officer's compensation, the Compensation Committee begins by determining the salary paid to Chief Executive Officers at similarly sized utility companies, as reported in regional surveys, keeping in mind the performance of those companies, in order to establish a starting point for the Chief Executive Officer's compensation. The Compensation Committee then reviews certain of its financial goals, including earnings, return on equity and cost containment efforts; to the extent these goals have been met or exceeded, the Chief Executive Officer's compensation is increased. More than any other factor, the Compensation Committee believes the degree of success in meeting these financial objectives is the most important element in determining the Chief Executive Officer's compensation. Secondarily important (and somewhat more subjective) in the Compensation Committee's considerations are the following criteria: the development of a company strategic plan, the creation of an action plan to improve relations with regulators, customers and the media, and involvement in community affairs. The proposed compensation amount is then submitted to the full Essex County Board for approval.

     Other Executive Officers. In establishing compensation for Essex County's executive officers other than the Chief Executive Officer, the Chief Executive Officer first establishes a salary range for each executive officer. These salary ranges are based in part upon salaries provided to executive officers in comparable utility companies, as reported by regional salary surveys, based on the relative significance of each officer's responsibilities. Specific salary levels are then established through evaluations of each executive officer's performance of his or her goals and duties with the assistance of outside compensation specialists. Financial goals related to earnings, cost containment efforts and return on equity are the most important factors. Other, more subjective goals such as leadership qualities, as well as technical abilities, also influence the determination of each executive officer's salary level. These base salary levels, as determined by the Chief Executive Officer, are then reviewed by the Compensation Committee and approved by the Essex County Board.

                      COMPARATIVE TOTAL STOCKHOLDER RETURN

     Set forth below is a line graph comparing the cumulative total stockholder return for Essex County's Common Stock to the cumulative total return of the S&P 500 and the S&P 40 Utility Index for the five-year period beginning August 31, 1992 and ending August 31, 1997.

Base Period                             ESSEX COUNTY         S&P 500         S&P 40 UTILITY INDEX
Aug-92                                        100.00          100.00                       100.00
Aug-93                                        137.49          115.21                       125.63
Aug-94                                        117.82          121.52                       111.69
Aug-95                                        128.01          147.58                       130.75
Aug-96                                        136.40          175.22                       147.95
Aug-97                                        149.68          246.44                       163.79

     Assumes $100 invested at the close of trading on the last trading day of fiscal 1992 in Essex County Common Stock, S&P 500 and S&P 40 Utility Index. Also assumes reinvestment of dividends.

             ADOPTION OF 1997 PERFORMANCE AND EQUITY INCENTIVE PLAN
                                  (PROPOSAL 3)

     The Essex County Board has adopted, subject to approval by the stockholders, the 1997 Plan, which 1997 Plan provides for the granting to key management employees of Essex County and its subsidiaries, including employees who are also members of the Essex County Board, incentive awards payable in cash or a combination of cash and restricted common stock ("Grant Shares"). The purpose of the 1997 Plan is to advance the interests of Essex County by providing long-term financial incentives to key management employees and to encourage their ownership of Essex County Stock. The aggregate number of Grant Shares which may be issued under the 1997 Plan will be 50,000. However, in the event that subsequent to the date of adoption of the 1997 Plan by the Essex County Board, the outstanding shares of Essex County Common Stock should be changed by reason of share dividends, share splits, share combinations, or recapitalizations, then the number of Grant Shares issued under the 1997 Plan may be adjusted by the Essex County Board to reflect such change. Any Grant Share which is forfeited under the terms of the Plan will again be available for incentive awards under the 1997 Plan.

     The complete text of the 1997 Plan is included as Annex C to this Proxy Statement/Prospectus. The following summary of certain provisions of the 1997 Plan is qualified by reference to the text of the 1997 Plan.

     The 1997 Plan is administered by the Compensation Committee of the Essex County Board, which is comprised on members who are not eligible to participate in the 1997 Plan. The Compensation Committee has plenary authority to construe and interpret the 1997 Plan and to establish, amend, and rescind such rules and regulations as, in its judgment, are necessary in order to administer the 1997 Plan effectively.

     Under the 1997 Plan and as determined by the Compensation Committee, participants will be assigned threshold, target and maximum incentive award potentials, each expressed as a percentage of the participant's base salary at the beginning of the plan year. Each participant's actual incentive award will depend upon Essex County's performance during the plan year and upon a discretionary assessment of each participant's contribution to the achievement of corporate goals. Such awards will be payable, at the Compensation Committee's discretion, in cash or a combination of cash and Grant Shares, provided that no more than 70% of any incentive award shall be payable in Grant Shares. Grant Share awards are expressed as a dollar amount that is converted to an equivalent amount of Grant Shares using the average closing price of Essex County Common Stock for the last five trading days in September of the new fiscal year. Any cash awards under the 1997 Plan will be paid in a lump-sum after the close of the plan year.

     The Grant Shares are non-transferable, and may not be pledged, hypothecated or encumbered, except in accordance with the terms of the 1997 Plan. Grant Shares vest in a participant on the date five years from the date such Grant Shares were awarded, provided that the participant has remained an employee of Essex County or its subsidiaries during the five-year vesting period. The Grant Shares shall be held by an escrow agent designated by the Compensation Committee, and, at the time all forfeiture provisions terminate, Essex County will cause such shares to be delivered to the participant free of all restrictions under the 1997 Plan.

     If the employment of the participant should be terminated because of death, disability, retirement at age sixty-five, a Change in Control (as defined in the 1997 Plan) or any other reason specified by the Compensation Committee, the participant's interest in the Grant Shares shall immediately vest. If a participant retires prior to attaining age 65, than such Grant Shares shall vest in proportion to the number of months or employment completed during the applicable five-year employment period before the participant's retirement for each year in which Grant Shares were awarded. For participant's retiring prior to attaining age 65, the Compensation Committee may, in its discretion, specify that the interest of the participant in any remaining Grant Shares then subject to forfeiture shall become vested at that time, at a future date, or upon the completion of such conditions as the Compensation Committee may provide. If a participant fails to complete the five-year employment requirement and his or her interest in the Grant Shares is not otherwise vested, the participant shall forfeit to Essex County any and all interest in the unvested Grant Shares.

     Subject to the restrictions on transfer and the risk of forfeiture, a participant shall have all of the rights of a stockholder of Essex County with respect to Grant Shares, including the right to vote such Grant Shares and receive dividends and other distributions paid or made with respect to such Grant Shares.

     The grant of an incentive award under the 1997 Plan shall be subject to the Compensation Committee's determination that Essex County Common Stock dividends have not been reduced or eliminated during the plan year. In no event shall any incentive award be granted if the dividend is reduced or eliminated or earnings available for Essex County Common Stock do not equal or exceed dividends declared on Essex County Common Stock for the plan year.

     A participant does not recognize income for United States federal income tax purposes upon the grant of an incentive awards under the 1997 Plan. Upon payment to the participant in respect of an earned incentive award, the participant recognizes income in an amount equal to the cash paid and Essex County is entitled to a deduction of such amount (subject to the limitations of Section 162(m) and Section 280G of the Code discussed below (the "Limitations")). The participant does not recognize income upon receipt of the Grant Shares until such Grant Shares have become vested. The participant will recognize income in an amount equal to the fair market value of the Grant Shares at the time of vesting, and Essex County is entitled to a deduction of such amount (subject to the Limitations) for its taxable year in which ends the taxable year in which ends the taxable year of the participant for which the participant recognizes such income. However, the participant may elect to recognize income at the time the Grant Shares are awarded by making a special election under the provisions of Section 83(b) of the Code (an "83(b) Election"). If a participant makes an 83(b) Election, he or she will recognize income equal to the fair market value of the Grant Shares (determined without the restrictions) at the time the shares are awarded. Essex County will be entitled to a deduction of the same amount (subject to the Section Limitations) for its taxable year in which ends the taxable year of the participant for which the participant recognizes such income. If such an 83(b) Election is made, the participant will not recognize any income upon the date the Grant Shares become vested. However, if such participant forfeits the Grant Shares, no loss deduction will be allowed. The participant's basis in the Grant Shares will be equal to the fair market value of such Grant Shares at the time the participant recognizes income in respect of them.

     With certain exceptions not relevant here, Section 162(m) of the Code disallows a deduction to Essex County of compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated officers whose compensation must have been reported in the Summary Compensation Table. Thus, if the payments to such an executive in respect of an annual incentive award, together with such executive's other compensation for a year, exceeds $1 million, such excess will not be deductible by Essex County. In addition, if Grant Shares are vested in connection with a Change of Control, some or all of the deductions otherwise attributable to Essex County could, in some circumstances, be disallowed under Section 280G of the Code.

     The Essex County Board may amend, suspend or terminate the 1997 Plan, but no such amendment may increase the number of Grant Shares subject to the 1997 Plan, materially increase the benefits accruing to participants under the 1997 Plan or materially modify the eligibility requirements under the 1997 Plan without stockholder approval. No such amendment, suspension or termination may effect an outstanding award without the consent of the participant. In the event of a Change in Control, the Essex County Board may not terminate or reduce benefits under the 1997 Plan with respect to those participants as of the date of the Change in Control.

     Awards under the 1997 Plan may be granted through September 1, 2007.

     As part of the approval process of the 1997 Plan, Essex County has sought and received approval from the Commonwealth of Massachusetts Department of Public Utilities by order dated September 3, 1997.

     Unless the Merger Agreement is terminated, it is not anticipated that any shares or options will be issued under the 1997 Plan.

     The persons named in the accompanying proxy or their substitutes will vote such proxy for this proposal unless it is marked to the contrary. A favorable vote of shares representing a majority of the total number of shares of Essex County Common Stock present in person or by Proxy and entitled to vote at the Special Meeting is required to approve and adopt the 1997 Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has served as an officer or employee of Essex County.

     Mr. Hamel, a director of Essex County, is owner of the law firm of Hamel, Deshaies & Gagliardi, a firm which performed legal services for Essex County during the past 22 years. The firm has also been retained for the current fiscal year.

                              CERTAIN TRANSACTIONS

     Essex County engaged Greenwich NatWest as placement agent for issuance of First Mortgage Bonds during the 1997 fiscal year and Ms. Dorothy J. Dotson, a director of Essex County, is a Senior Vice President and Managing Director of Greenwich NatWest. In addition, Mr. Ed Curtis, a director of Essex County, was retained to conduct a study on gas industry trends during the 1997 fiscal year, for which he was paid a fee totaling $13,080.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Essex County's executive officers and directors, and persons who own more than 10% of Essex County Common Stock to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% stockholders are required by Commission regulation to furnish Essex County with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Essex County believes that, during the fiscal year ended August 31, 1997, all filing requirements applicable to the officers, directors, and greater than 10% beneficial owners were complied with. Mr. Reardon received a grant of options from Essex County in February 1995 and filed a late report on Form 4. The delay in filing the report was inadvertent.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent certified public accountants, was first appointed in August, 1987, and is expected to be reappointed as auditors to examine the records of Essex County for the fiscal year ended August 31, 1998.

     Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

                                    EXPENSES

     The expenses in connection with the solicitation of the enclosed form of proxy will be borne by Essex County. In order to obtain the requisite vote at the Special Meeting, Essex County officers, directors, and other employees of Essex County may solicit proxies, but Essex County will not pay any compensation for such solicitations. In addition, Essex County has contracted with Corporate Investors Communications, Inc. to assist Essex County with the solicitation of proxies for a fee of $4,000 plus expenses.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented at the 1999 Annual Meeting of Essex County Stockholders must be received by Cathy E. Brown, Clerk of Essex County, on or before August 7, 1998, for inclusion in Essex County's Proxy Statement and form of proxy relating to that meeting.

     For any item of business to be properly considered at the 1999 Annual Meeting of Essex County Stockholders, the item of business must either (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Essex County Board or the persons calling the meeting as herein provided, (ii) be otherwise properly brought before the meeting by or at the direction of the Essex County Board, or (iii) be otherwise properly brought before the meeting by a stockholder as hereinafter provided. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of Essex County. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Essex County not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, to be timely, notice by the stockholder of business to be conducted at a meeting must be received by the Clerk of Essex County not later than the close of business on the 10th day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders. A stockholder's notice to the Clerk of Essex County shall be set forth as to each matter he proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on Essex County's books, of the stockholder or stockholders proposing such business, (iii) the class or classes of stock and number of shares of such class or classes of stock which are beneficially owned by the proposing stockholder or stockholders, and (d) any material interest of the proposing stockholder or stockholders in such business.

                                 LEGAL MATTERS

     The validity of the securities to be issued in the Merger has been passed upon for Eastern by Ropes & Gray, Boston, Massachusetts. Certain tax consequences of the Merger have been passed upon for Essex County by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

     The Essex County consolidated financial statements as of August 31, 1997 and 1996, and for each of the three years in the period ended August 31, 1997, incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The Eastern consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 OTHER MATTERS

     Essex County does not presently intend to bring before the meeting any matters other than those specified and has no knowledge of any other matters which may be brought up by other persons. However, if any other matters not now known properly come before the meeting or any adjournment thereof, the persons names in the enclosed form of proxy, including any substitutes, will vote said proxy in accordance with their judgment on such matters.
                            ------------------------

     Reference is hereby made to the Eastern Charter, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the Trustees under said Eastern Charter as Trustees and not personally; and no Trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

                                          By Order of the
                                          BOARD OF DIRECTORS

                                          Cathy E. Brown
                                          Clerk
May 8, 1998

                            ESSEX COUNTY GAS COMPANY
                           PROXY STATEMENT/PROSPECTUS
                             INDEX OF DEFINED TERMS

83(b) Election......................      76
1997 Plan...........................       8
Acquiring Person....................      56
Affiliate Agreements................      36
Adverse Person......................      56
Affiliate Shares....................      36
Affiliated Employees................      12
Alternative Proposal................      41
Board Retirement Plan...............      33
Boston Gas..........................       7
BSE.................................       1
business combination................      58
Certificates........................  12, 37
Closing.............................      10
Closing Date........................      10
Code................................      12
Commission..........................       3
Common Stock Event..................      57
Comparable LDC Acquisition
  Transactions......................      31
Converted Shares....................      37
DCF.................................      32
Distribution Date...................      56
DOJ.................................      10
earnings............................      16
Eastern.............................       1
Eastern 10-day Average Closing
  Price.............................      31
Eastern Board.......................      49
Eastern By-laws.....................      12
Eastern Charter.....................       7
Eastern Common Stock................       1
EBIT................................      31
EBITDA..............................      31
EBITDA Multiple.....................      32
Effective Time......................      10
Employment Period...................      33
EPS.................................      31
EPS Multiple........................      32
ESOP................................      26
Essex County........................       1
Essex County Benefit Plans..........      11
Essex County Board..................       1
Essex County By-laws................       8
Essex County Common Stock...........       1
Essex County Stock Plans............      41
Exchange Act........................       3
Exchange Agent......................      37
Exchange Ratio......................       9
Expenses............................      43
Expiration Date.....................      57
Fee.................................      11
First Call..........................      31
fixed charges.......................      15
FTC.................................      10
Furman Selz.........................       7
Furman Selz Opinion.................   7, 29
GAAP................................      30
Grant Shares........................      75
HSR Act.............................      10
Indemnified Liabilities.............      34
Initial Termination Date............      10
interested stockholder..............      58
IRS.................................      34
LDCs................................      26
Limitations.........................      76
LTM.................................      31
Market Value........................   9, 37
MDTE................................      10
Merger..............................       1
Merger Agreement....................       1
Merger Sub..........................       1
Merger Sub Common Stock.............      37
MGL.................................       8
Midland.............................       7
Nasdaq..............................       3
NYSE................................       1
Plan................................      71
PSE.................................       1
Publicly-Traded Comparables.........      31
PUHCA...............................      10
Purchase Price......................      56
Record Date.........................       8
Redemption Price....................      58
Registration Statement..............       3
Right...............................      56
Rights Agent........................      56
Rights Agreement....................      56
Rights Certificates.................      57
Rights Record Date..................      56
S&P 500.............................      31
Securities Act......................    1, 3
SERP................................      33
Special Meeting.....................       1
Stock Acquisition Date..............      56
Stock Option Plan...................      34
Surviving Company...................       1
WACC................................      32

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            ESSEX COUNTY GAS COMPANY

                                      AND

                              EASTERN ENTERPRISES

                         DATED AS OF DECEMBER 19, 1997

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                            ARTICLE I
                            THE MERGER
Section 1.1   The Merger....................................    1
Section 1.2   Effects of the Merger.........................    1
Section 1.3   Effective Time of the Merger..................    1
Section 1.4   Directors and Officers........................    1
                            ARTICLE II
                       TREATMENT OF SHARES
Section 2.1   Effect of the Merger on Capital Stock.........    2
Section 2.2   Exchange of Certificates......................    2
                           ARTICLE III
                           THE CLOSING
Section 3.1   Closing.......................................    4
                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PATRIOT CO.
Section 4.1   Organization and Qualification................    4
Section 4.2   Subsidiaries..................................    5
Section 4.3   Capitalization................................    5
Section 4.4   Authority; Non-Contravention; Statutory
  Approvals; Compliance.....................................    5
Section 4.5   Reports and Financial Statements..............    7
Section 4.6   Absence of Certain Changes or Events..........    7
Section 4.7   Litigation....................................    7
Section 4.8   Registration Statement and Proxy Statement....    8
Section 4.9   Tax Matters...................................    8
Section 4.10  Employee Matters; ERISA.......................    9
Section 4.11  Environmental Protection......................   10
Section 4.12  Regulation as a Utility.......................   12
Section 4.13  Vote Required.................................   12
Section 4.14  Accounting Matters............................   12
Section 4.15  Opinion of Financial Advisor..................   12
Section 4.16  Ownership of Parent Common Stock..............   12
Section 4.17  Insurance.....................................   12
Section 4.18  Change in Control and Severance Payments......   12
Section 4.19  Year 2000.....................................   12
                            ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT
Section 5.1   Organization and Qualification................   13
Section 5.2   Subsidiaries..................................   13
Section 5.3   Capitalization................................   13
Section 5.4   Authority; Non-Contravention; Statutory
  Approvals; Compliance.....................................   14
Section 5.5   Reports and Financial Statements..............   15

                                                              PAGE
                                                              ----
Section 5.6   Absence of Certain Changes or Events..........   15
Section 5.7   Litigation....................................   15
Section 5.8   Registration Statement and Proxy Statement....   15
Section 5.9   Regulation as a Utility.......................   16
Section 5.10  Accounting Matters............................   16
Section 5.11  Ownership of the Company Common Stock.........   16
                            ARTICLE VI
              CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.1   Covenants of the Parties......................   16
Section 6.2   Covenant of Patriot Co.; Alternative
  Proposals.................................................   19
                           ARTICLE VII
                      ADDITIONAL AGREEMENTS
Section 7.1   Access to Information.........................   20
Section 7.2   Proxy Statement and Registration Statement....   20
Section 7.3   Regulatory Matters............................   21
Section 7.4   Shareholder Approval..........................   21
Section 7.5   Directors' and Officers' Indemnification......   21
Section 7.6   Disclosure Schedules..........................   22
Section 7.7   Public Announcements..........................   22
Section 7.8   Rule 145 Affiliates...........................   22
Section 7.9   Certain Employee Agreements...................   22
Section 7.10  Employee Benefit Plans........................   23
Section 7.11  Patriot Co. Stock Plans.......................   23
Section 7.12  Patriot Co. Stock Options.....................   24
Section 7.13  Expenses......................................   24
Section 7.14  Further Assurances............................   24
                           ARTICLE VIII
                            CONDITIONS
Section 8.1   Conditions to Each Party's Obligation to
  Effect the Merger.........................................   24
Section 8.2   Conditions to Obligation of Parent to Effect
  the Merger................................................   25
Section 8.3   Conditions to Obligation of Patriot Co. to
  Effect the Merger.........................................   26
                            ARTICLE IX
                TERMINATION, AMENDMENT AND WAIVER
Section 9.1   Termination...................................   26
Section 9.2   Effect of Termination.........................   27
Section 9.3   Termination Fee; Expenses.....................   28
Section 9.4   Amendment.....................................   28
Section 9.5   Waiver........................................   28
                            ARTICLE X
                        GENERAL PROVISIONS
Section 10.1   Non-Survival; Effect of Representations and
  Warranties................................................   28
Section 10.2   Brokers......................................   29

                                                              PAGE
                                                              ----
Section 10.3   Notices......................................   29
Section 10.4   Miscellaneous................................   30
Section 10.5   Interpretation...............................   30
Section 10.6   Counterparts; Effect.........................   30
Section 10.7   Parties in Interest..........................   30
Section 10.8   Waiver of Jury Trial and Certain Damages.....   30
Section 10.9   Enforcement..................................   30
Section 10.10  Massachusetts Business Trust.................   30

     AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 19, 1997 (this "Agreement"), by and between Essex County Gas Company, a Massachusetts corporation ("Patriot Co."), and Eastern Enterprises, a Massachusetts business trust ("Parent").

     WHEREAS, Patriot Co. and Parent have determined to engage in a business combination transaction on the terms stated herein;

     WHEREAS, the boards of directors of Patriot Co. and Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the business of Patriot Co. and Parent would be combined by means of the merger of Merger Co., a corporation to be formed under the laws of the Commonwealth of Massachusetts and to be a wholly owned subsidiary of Parent ("Merger Sub"), with and into Patriot Co., as a result of which Patriot Co. will become a wholly-owned subsidiary of Parent;

     WHEREAS, for federal income tax purposes, it is intended that the parties hereto and their respective stockholders will recognize no gain or loss for federal income tax purposes as a result of the consummation of the transaction contemplated hereby,

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement:

     (a) Prior to the Effective Time, Parent shall cause Merger Sub to be incorporated and to adopt charter documents and other organizational documents as may be necessary or advisable and which shall be appropriate for effecting the purposes of this Agreement.

     (b) At the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Patriot Co. (the "Merger") in accordance with the laws of the Commonwealth of Massachusetts. Patriot Co. shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The effects and the consequences of the Merger shall be as set forth in Section 1.2. Throughout this Agreement, the term "Patriot Co." shall refer to Patriot Co. prior to the Merger and the term the "Company" shall refer to Patriot Co. in its capacity as the surviving corporation in the Merger.

     SECTION 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the articles of organization of Patriot Co., as in effect immediately prior to the Effective Time, shall be the articles of organization of the Company until thereafter amended as provided by law and such articles of organization, and (ii) the by-laws of Patriot Co., as in effect immediately prior to the Effective Time, shall be the by-laws of the Company until thereafter amended as provided by law, the articles of organization of the Company and such by-laws; provided, however, that the board of directors of the Company shall consist of the same number of directors as the number of directors of Merger Sub at the Effective Date. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Gas and Electricity Law of the Commonwealth of Massachusetts (the "MGEL") and the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL").

     SECTION 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), with respect to the Merger, articles of merger complying with the requirements of the MGEL and the MBCL shall be filed with the State Secretary of the Commonwealth of Massachusetts. The Merger shall become effective when the articles of merger are filed with the State Secretary of the Commonwealth of Massachusetts (the "Effective Time").

     SECTION 1.4 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Company, each to hold office in accordance with the Articles of

Organization and by-laws of the Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Company, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                              TREATMENT OF SHARES

     SECTION 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Patriot Co. or Merger Sub:

     (a) Conversion of Merger Sub Stock. Each share of Common Stock of Merger Sub (the "Merger Sub Common Stock") shall be converted into one share of Common Stock, no par value, of the Company (the "Company Common Stock").

     (b) Cancellation of Certain Patriot Co. Stock. Each share of Common Stock, no par value, of Patriot Co. (the "Patriot Co. Common Stock") that is owned by Patriot Co. as treasury stock and all shares of Patriot Co. Common Stock that are owned, directly or indirectly, by Patriot Co. or Parent or any of their respective wholly owned subsidiaries shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Conversion of Patriot Co. Common Stock. Each issued and outstanding share of Common Stock, no par value, of Patriot Co. (the "Patriot Co. Common Stock"), other than shares canceled pursuant to Section 2.1(b) of this Agreement, shall be converted into the right to receive 1.183985 shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock"); provided that, if the Market Value of 1.183985 shares of Parent Common Stock computed in accordance with this paragraph is less than $45 per share, then each such share of Patriot Co. Common Stock shall be converted into the right to receive the number of shares of Parent Common Stock having a Market Value equal to $45; and if the Market Value of 1.183985 shares of Parent Common Stock is more than $50 per share, then each such share of Patriot Co. Common Stock shall be converted into the right to receive the number of shares of Parent Common Stock having a Market Value equal to $50. "Market Value" of Parent Common Stock means the average closing price per share of Parent Common Stock on the New York Stock Exchange for the ten consecutive trading days prior to and including the fifth trading day prior to the Closing Date. Upon such conversion, each holder of a certificate formerly representing any such shares of Patriot Co. Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of fully paid and non-assessable shares of Parent Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.3. The "Exchange Ratio" means the number of shares of Parent Common Stock into which each share of Patriot Co. Common Stock is converted pursuant to this paragraph. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and having a record date prior to the Effective Time.

     SECTION 2.2 EXCHANGE OF CERTIFICATES. (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to Parent and Patriot Co. (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Parent and Patriot Co., certificates representing shares of Parent Common Stock required to effect the conversion of Patriot Co. Common Stock into Parent Common Stock (or make other arrangements mutually satisfactory to Parent and Patriot Co.) in accordance with Section 2.1(c), together with cash payable in respect of fractional shares pursuant to Section 2.2(d).

     (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Patriot Co. Common Stock (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Parent Common Stock (the "Parent Shares") pursuant to Section 2.1: (i) a letter of transmittal (which shall specify

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

that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Parent Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Shares and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Patriot Co. a certificate representing the proper number of Parent Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional Parent Shares as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

     (d) No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. A holder of Patriot Co. Common Stock who would otherwise have been entitled to a fractional share of Parent Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of Parent Common Stock on the New York Stock Exchange for the ten business days prior to and including the Closing Date, without any interest thereon.

     (e) Closing of Transfer Books. From and after the Effective Time the stock transfer books of the Company shall be closed and no transfer of any capital stock thereof shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares as provided in Section 2.1 and in this Section 2.2.

     (f) Termination of Exchange Agent. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six months after the Effective Time pursuant to this Section
2.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates in lieu of fractional shares, and unclaimed at the end of one year from the Effective Time shall be returned to the Company, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

     (g) Escheat. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) The consideration delivered upon the surrender for exchange of Patriot Co. Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Patriot Co. Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Article II.

     (i) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 2; provided however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     (j) It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     (k) Each of Parent, Merger Sub and the Patriot Co. will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Patriot Co. and Merger Sub, the officers and directors of Patriot Co. and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III

                                  THE CLOSING

     SECTION 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place at Wachtell, Lipton, Rosen & Katz, at 10.00 A.M., Eastern time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as Patriot Co. and Parent shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF PATRIOT CO.

     Patriot Co. represents and warrants to Parent as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the Patriot Co. Disclosure Schedule (as defined in Section 7.6(ii)), Patriot Co. and each Patriot Co. subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, prospects, financial condition or results of operations of Patriot Co.

and its subsidiaries taken as a whole or on the consummation (or the timing of consummation) of this Agreement (any such material adverse effect being hereafter referred to as a "Patriot Co. Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

     SECTION 4.2 SUBSIDIARIES. Section 4.2 of the Patriot Co. Disclosure Schedule sets forth a description as of the date hereof, of all subsidiaries and joint ventures of Patriot Co., including the name of each such entity, the state or jurisdiction of its incorporation or organization, Patriot Co.'s interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the Patriot Co. Disclosure Schedule, none of the Patriot Co. subsidiaries are a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). Except as set forth in Section 4.2 of the Patriot Co. Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Patriot Co. subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Patriot Co. free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Patriot Co. Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

     SECTION 4.3 CAPITALIZATION. The authorized capital stock of Patriot Co. consists of 5,000,000 shares of Patriot Co. Common Stock and 7,000 shares of Patriot Co. preferred stock. As of the close of business on November 30, 1997, there were issued and outstanding 1,778,058* shares of Patriot Co. Common Stock and no shares of Patriot Co. preferred stock. All of the issued and outstanding shares of the capital stock of Patriot Co. are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Patriot Co. Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Patriot Co. or any of the subsidiaries of Patriot Co. to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other equity interests of Patriot Co. or any of its subsidiaries, or obligating Patriot or any of its subsidiaries to redeem or otherwise acquire or cancel any such shares or other interests or obligating Patriot Co. to grant, extend or enter into any such agreement or commitment.

     SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE. (a) Authority. Patriot Co. has all requisite corporate power and authority to enter into this Agreement, and, subject to obtaining the Patriot Co. Shareholders' Approval (as defined in Section 4.13) and the Patriot Co. Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The

---------------

* This number includes 52,821 shares of Patriot Co. Common Stock issuable on January 1, 1998 under Patriot Co.'s Deferred Directors Fee Plan, 24,000 shares of Patriot Co. Common Stock issuable under outstanding options pursuant to the Patriot Co. 1994 Stock Option Plan and 7,335 shares of Patriot Co. Common Stock issuable on December 31, 1997 pursuant to the Patriot Co. Employee Stock Ownership Plan of 1986.

execution and delivery of this Agreement and the consummation by Patriot Co. of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Patriot Co., subject to obtaining the applicable Patriot Co. Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Patriot Co. and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Patriot Co. enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 4.4(b) of the Patriot Co. Disclosure Schedule, the execution and delivery of this Agreement by Patriot Co. do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("Liens") upon any of the properties or assets of Patriot Co. or any of the subsidiaries of Patriot Co. or to Patriot Co.'s knowledge to any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to Patriot Co. (such term when used in Article V having a correlative meaning with respect to Parent) pursuant to any provisions of (i) the articles of organization, by-laws or similar governing documents of Patriot Co. or any of its subsidiaries or, to Patriot Co.'s knowledge, any of its joint ventures, (ii) subject to obtaining the Patriot Co. Required Statutory Approvals and the receipt of the Patriot Co. Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to Patriot Company or any of its subsidiaries or, to Patriot Company's knowledge, any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Patriot Co. Disclosure Schedule (the "Patriot Co. Required Consents") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Patriot Co. or any of its subsidiaries or, to Patriot Co.'s knowledge, any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Patriot Co. or the consummation by Patriot Co. of the transactions contemplated hereby, except as described in Section 4.4(c) of the Patriot Co. Disclosure Schedule (the "Patriot Co. Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Patriot Co. Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 4.4(d) or Section 4.11 of the Patriot Co. Disclosure Schedule, or as disclosed in the Patriot Co. SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither Patriot Co. nor any of its subsidiaries nor, to the knowledge of Patriot Co., any joint venture of Patriot Co. is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 4.4(d) of the Patriot Co. Disclosure Schedule or in Section 4.11 of the Patriot Co. Disclosure Schedule, Patriot Co. and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects. Except as set forth in Section 4.4(d) of the Patriot Co. Disclosure Schedule, Patriot Co. and each of its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

     SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Patriot Co. and its subsidiaries since September 1, 1993 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder and the Exhibit Index to Patriot Co.'s most recently filed Form 10-K includes each agreement, contract or instrument (including all amendments thereto) to which Patriot Co. or any of its subsidiaries is a party or by which any of them is bound required to be included thereon (the "Material Contracts"). Patriot Co. has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Patriot Co. with the SEC since September 1, 1993 (as such documents have since the time of their filing been amended, the "Patriot Co. SEC Reports"). As of their respective dates, the Patriot Co. SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Patriot Co. included in the Patriot Co. SEC Reports (collectively, the "Patriot Co. Financial Statements") complied as to form in all material respects with the applicable rules of the SEC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Patriot Co. as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the articles of organization and by-laws of Patriot Co., as in effect on the date hereof, have been made available to Parent. Neither Patriot Co. nor any of its subsidiaries is in default under or in violation of any Material Contracts, nor to Patriot Co.'s best knowledge is any other party thereto.

     SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Patriot Co. SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Patriot Co. Disclosure Schedule, from August 31, 1997, Patriot Co. and each of its subsidiaries have conducted their operations only in the ordinary course of business consistent with past practice and there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or may be reasonably expected to have any Patriot Co. Material Adverse Effect; (ii) any amendments to or changes in the Articles of Organization or By-Laws of Patriot Co.; (iii) any damage to, destruction or loss of any asset of Patriot Co. (whether or not covered by insurance) that could reasonably be expected to have a Patriot Co. Material Adverse Effect; (iv) any material change by Patriot Co. in its accounting methods, principles or practices; (v) any material revaluation by the Patriot Co. of any of its assets;
(vi) any other action or event that would have required the consent of Parent pursuant to Section 6.1 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets (tangible or intangible) of Patriot Co., except in the ordinary course of business.

     SECTION 4.7 LITIGATION. Except as disclosed in the Patriot Co. SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Patriot Co. Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Patriot Co., threatened, nor are there, to the knowledge of Patriot Co., any investigations or reviews pending or threatened against, relating to or affecting Patriot Co. or any of the its subsidiaries or any meritorious basis for any such claims, suits, actions, proceedings, investigations or reviews, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Patriot Co. or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a Patriot Co. Material Adverse Effect.

     SECTION 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. (i) None of the information supplied or to be supplied by or on behalf of Patriot Co. for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement, in definitive form, relating to the meeting of Patriot Co. shareholders to be held in connection with the Merger (the "Proxy Statement") shall not, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Patriot Co. or any Patriot Co. subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 4.9 TAX MATTERS. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Patriot Co. or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be.

     Except as set forth in Section 4.9 of the Patriot Co. Disclosure Schedule:

     (a) Filing of Timely Tax Returns. Patriot Co. and each of its subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes. Patriot Co. and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c) Deferred Taxes. Patriot Co. and its subsidiaries have accounted for deferred income taxes in accordance with GAAP.

     (d) Tax Liens. There are no Tax liens upon the assets of Patriot Co. or any of its subsidiaries except liens for Taxes not yet due.

     (e) Withholding Taxes. Patriot Co. and each of its subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (f) Extensions of Time for Filing Tax Returns. Neither Patriot Co. nor any of its subsidiaries have requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (g) Waivers of Statute of Limitations. Neither Patriot Co. nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (h) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Patriot Co. and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through the date hereof, and no deficiency

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for any Taxes has been proposed, asserted or assessed against Patriot Co. or any of its subsidiaries that has not been resolved and paid in full.

     (i) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Patriot Co. or any of its subsidiaries.

     (j) Powers of Attorney. No power of attorney currently in force has been granted by Patriot Co. or any of its subsidiaries concerning any Tax matter.

     (k) Tax Rulings. Neither Patriot Co. nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (l) Availability of Tax Returns. Patriot Co. has made available to Parent complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Patriot Co. or any of its subsidiaries since January 1, 1993, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Patriot Co. or any of its subsidiaries and (iii) any Closing Agreements entered into by Patriot Co. or any of its subsidiaries with any taxing authority.

     (m) Tax Sharing Agreements. Neither Patriot Co. nor any of its subsidiaries are a party to any agreement relating to allocating or sharing of Taxes.

     (n) Code Section 280G. Neither Patriot Co. nor any of its subsidiaries is a party to any agreement, contract or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (o) Liability for Others. Neither Patriot Co. nor any of its subsidiaries has any liability for Taxes of any person other than Patriot Co. and its subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

     SECTION 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 4.10 of the Patriot Co. Disclosure Schedule:

     (a) Benefit Plans. Section 4.10(a) of the Patriot Co. Disclosure Schedule contains a true and complete list of each employee benefit plan, program, policy, arrangement or agreement sponsored or maintained by Patriot Co. or any of its subsidiaries covering employees, former employees, directors or former directors of Patriot Co. or any of its subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any severance or change in control agreement, plan, policy or program between Patriot Co. or any of its subsidiaries and any employee thereof (collectively, the "Patriot Co. Benefit Plans"). For purposes of this Section 4.10, "subsidiary" includes any entity which, under Code section 414(b), (c), (m) or (o), is required to be considered as a single employer with Patriot Co. Neither Patriot Co. nor any of its subsidiaries is obligated to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (b) Contributions. All contributions and other payments required to be made for any period through the date to which this representation speaks, by Patriot Co. or any of its subsidiaries to any Patriot Co. Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been properly reflected in the Patriot Co. Financial Statements.

     (c) Qualification; Compliance. Each of the Patriot Co. Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified or an application for such a determination, which was filed before the expiration of

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the applicable remedial amendment period, is pending, and, to the knowledge of
Patriot Co., no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Patriot Co. and each of its subsidiaries is in compliance in all material respects with, and each of the Patriot Co. Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Patriot Co. Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. There are no pending or, to the knowledge of Patriot Co., threatened claims under or in respect of any Patriot Co. Benefit Plan by or on behalf of any employee, former employee, director, former director, or beneficiary thereof, or otherwise involving any Patriot Co. Benefit Plan (other than routine claims for benefits).

     (d) Title I or IV Liabilities. No event has occurred and, to the knowledge of Patriot Co., there exists no condition or set of circumstances, that could subject or potentially subject Patriot Co. or any of its subsidiaries to any liability (whether to a governmental agency, a multiemployer plan or any other person or entity) arising under or based upon any provision of Title I or Title IV of ERISA.

     (e) Documents Made Available. Patriot Co. has made available to Parent a true and correct copy of each collective bargaining agreement to which Patriot Co. or any of its subsidiaries is a party or under which Patriot Co. or any of its subsidiaries has obligations and, with respect to each Patriot Co. Benefit Plan, where applicable, (i) such plan, including all amendments thereto, and the most recent summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement and insurance contract, (iv) the most recent determination of the IRS with respect to the qualified status of such Patriot Co. Benefit Plan, and (v) the most recent actuarial report or valuation. To the best knowledge of Patriot Co., in the case of each Patriot Co. Benefit Plan, no employee handbook or similar employee communication relating to such Plan nor any written communication of benefits under such Plan from the administrator thereof, in either case that has not been delivered or made available to Parent, describes the terms of such Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been made available pursuant to the foregoing sentence.

     (f) No Patriot Co. Benefit Plan provides post-retirement health or welfare benefits to any individual, other than as required by Section 601 et seq. of ERISA and Section 4980 B of the Code or any other laws, rules or regulations.

     (g) Labor Agreements. As of the date hereof, neither Patriot Co. nor any of its subsidiaries are a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of Patriot Co., as of the date hereof, there is no current union representation question involving employees of Patriot Co. or any of its subsidiaries, nor does Patriot Co. know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Patriot Co. SEC Reports filed prior to the date hereof or in
Section 4.10(f) of the Patriot Co. Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other material complaint against Patriot Co. or any of its subsidiaries pending or, to the best knowledge of Patriot Co., threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of Patriot Co., threatened, against or involving Patriot Co., and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Patriot Co., threatened, in respect of which any director, officer, employee or agent of Patriot Co. or any of its subsidiaries are or may be entitled to claim indemnification from Patriot Co. or such subsidiary pursuant to their respective articles of organization or by-laws or as provided in the indemnification agreements listed in Section 4.10(f) of the Patriot Co. Disclosure Schedule.

     SECTION 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section 4.11 of the Patriot Co. Disclosure Schedule or in the Patriot Co. SEC Reports filed prior to the date hereof:

     (a) Compliance. Patriot Co. and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.11(f)(ii)); and neither Patriot Co. nor any of its subsidiaries have received any communication from any person or Governmental Authority that alleges that Patriot Co. or

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any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have a Patriot Co. Material Adverse Effect.

     (b) Environmental Permits. Patriot Co. and each of its subsidiaries have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Patriot Co. and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, and Patriot Co. reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business.

     (c) Environmental Claims.  There is no Environmental Claim (as defined in
Section 4.11(f)(i)) pending (i) against Patriot Co. or any of its subsidiaries or joint ventures, or (ii) against any real or personal property or operations Patriot Co. or any of its subsidiaries owns, leases or manages, in whole or in part.

     (d) Releases. There have been no Releases (as defined in Section 4.11(f)(iv)) of any Hazardous Material (as defined in Section 4.11(f)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against Patriot Co. or any of its subsidiaries.

     (e) Predecessors. Patriot Co. has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of Patriot Co. or any of its subsidiaries) whose liability Patriot Co. or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or against any real or personal property which Patriot Co. or any of its subsidiaries formerly owned, leased or managed, in whole or in part.

     (f) As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Patriot Co. or any of its subsidiaries or joint ventures (for purposes of this Section 4.11), or by Parent or any of its subsidiaries or joint ventures (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state, local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical,

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     material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Patriot Co. or any of its subsidiaries or joint ventures operate (for purposes of this Section 4.11) or in which Parent or any of its subsidiaries or joint ventures operate (for purposes of Section 5.11).

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     SECTION 4.12 REGULATION AS A UTILITY. Patriot Co. is regulated as a public utility in the Commonwealth of Massachusetts and in no other state. Neither Patriot Co. nor any "subsidiary company" or "affiliate" of Patriot Co. is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Patriot Co. shall not, prior to the Effective Time, become a "holding company" within the meaning of the 1935 Act without complying with the registration exemption or other provisions applicable thereto.

     SECTION 4.13 VOTE REQUIRED. The approval of the Merger by two-thirds of the votes entitled to be cast by all holders of Patriot Co. Common Stock (the "Patriot Co. Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of Patriot Co. or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 4.14 ACCOUNTING MATTERS. Neither Patriot Co., any Patriot Co. subsidiary nor, to Patriot Co.'s best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the transactions to be effected pursuant to this Agreement from being accounted for as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement (except as specifically otherwise defined), the term "affiliate", except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     SECTION 4.15 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Furman Selz LLC, to the effect that, as of December 19, 1997, the Exchange Ratio is fair from a financial point of view to the holders of Patriot Co. Common Stock.

     SECTION 4.16 OWNERSHIP OF PARENT COMMON STOCK.  Except as set forth in
Section 4.16 of Patriot Co. Disclosure Schedule, Patriot Co. does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or Parent Preferred Stock.

     SECTION 4.17 INSURANCE. Except as set forth in Section 4.17 of the Patriot Co. Disclosure Schedule, Patriot Co. and each of its subsidiaries are, and have been continuously since January 1, 1993, insured with Minet Insurance Brokers, Inc. for a maximum amount of $10 million and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by Patriot Co. and its subsidiaries during such time period. Except as set forth in Section 4.17 of the Patriot Co. Disclosure Schedule, neither Patriot Co. nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Patriot Co. or any of its subsidiaries. The insurance policies of Patriot Co. and each of its subsidiaries are valid and enforceable policies in all material respects.

     SECTION 4.18 CHANGE IN CONTROL AND SEVERANCE PAYMENTS. Except as set forth on Section 4.10 of the Patriot Co. Disclosure Schedule, neither Patriot Co. nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of Patriot Co. or otherwise upon termination of employment of any individual with Patriot Co. or any of its subsidiaries.

     SECTION 4.19 YEAR 2000. Section 4.19 of the Patriot Co. Disclosure Schedule summarizes the status of Patriot Co.'s dealings and communications with third-party service providers with respect to ensuring that

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Patriot Co.'s computer systems do not, or will not following modification thereof, be deficient with respect to formatting for the Year 2000 Problem and that such third-party service providers and Patriot Co.'s computer systems are, or will be, following modification thereof in material compliance with all regulations and trade organization guidelines concerning the Year 2000 Problem. Patriot Co. has made available to Parent copies of all correspondence between Patriot Co. and its third-party service providers concerning Year 2000 Problem compliance. Except as set forth in Section 4.19 of Patriot Co. Disclosure Schedule, Patriot Co. has no other contracts with, or commitments to, any third-party with respect to its computer systems. All issues and modification, if any, regarding Year 2000 Problem compliance by Patriot Co. have been resolved and undertaken and, will in the future be resolved and undertaken, by third-party service providers and Patriot Co. Patriot Co. is not aware of any inability on the part of any customer, insurance company or service provider with which the Seller transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on Patriot Co.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to Patriot Co. as follows:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the Parent Disclosure Schedule (as defined in Section 7.6(i)), Parent and each of its subsidiaries is a Massachusetts business trust, in the case of Parent, or a corporation, in the case of each subsidiary, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Parent Material Adverse Effect").

     SECTION 5.2 SUBSIDIARIES. Section 5.2 of the Parent Disclosure Schedule sets forth a description as of the date hereof of all material subsidiaries and joint ventures of Parent. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, none of Parent's subsidiaries are a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Parent subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment; except for any of the foregoing that could not reasonably be expected to have an Parent Material Adverse Effect.

     SECTION 5.3 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and no shares of Parent Preferred Stock. As of the close of business on December 18, 1997, there were issued and outstanding 20,387,739 shares of Parent Common Stock (excluding shares of treasury stock) and no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except

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as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other equity interests of Parent, or any of its subsidiaries or obligating Parent or any of its subsidiaries to redeem or otherwise acquire or cancel any such shares or other interests or obligating Parent to grant, extend or enter into any such agreement or commitment.

     SECTION 5.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS;
COMPLIANCE. (a) Authority. Parent has all requisite corporate power and authority to enter into this Agreement, and, subject to the applicable Parent Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Parent enforceable against it in accordance with its terms.

     (b) Non-Contravention. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Parent or any of its subsidiaries or, to Parent's knowledge, any of its joint ventures, (ii) subject to obtaining the Parent Required Statutory Approvals any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or, to Parent's knowledge, any of its joint ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or, to Parent's knowledge, any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such violations as would not have, in the aggregate, a Parent Material Adverse Effect.

     (c) Statutory Approvals. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated the failure to obtain, make or give which would have, in the aggregate, a Parent Material Adverse Effect (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as set forth in Section 5.4(d) or Section 5.11 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither Parent nor any of its subsidiaries nor, to the knowledge of Parent, any joint venture of Parent is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that, in the aggregate, do not have, and to the knowledge of Parent, are not reasonably likely to have, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule or in Section 5.11 of the Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not have a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, Parent and each of its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of organization (or similar governing documents) or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject; except for breaches, violations or defaults that, in the aggregate, do not have, and to the knowledge of Parent, are not reasonably likely to have, a Parent Material Adverse Effect.

     SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1993 under the Securities Act, the Exchange Act, the 1935 Act, and applicable state public utility laws and regulations have been filed with the SEC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to Patriot Co. a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the declaration of trust and by-laws of Parent as in effect on the date hereof, have been made available to Patriot Co.

     SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section
5.6 of the Parent Disclosure Schedule, from December 31, 1996, Parent and each of its subsidiaries have conducted their operations only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have a Parent Adverse Effect.

     SECTION 5.7 LITIGATION. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.7, Section 5.9 or
Section 5.11 of the Parent Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Parent, threatened, nor are there, to the knowledge of Parent, any investigations or reviews pending or threatened against, relating to or affecting Parent or any of the its subsidiaries, and (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries; except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement shall not, at the dates mailed to Patriot Co. shareholders and at the times of the meeting of Patriot Co. shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as they relate to Parent or any Parent subsidiary, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.9 REGULATION AS A UTILITY. Parent is an exempt "holding company" within the meaning of Section 3(a)(1) of the 1935 Act, pursuant to orders of the Securities and Exchange Commission. Boston Gas Company, a subsidiary of Parent, is a regulated public utility in the Commonwealth of Massachusetts and in no other state. Neither Parent nor any "subsidiary company" or "affiliate" of Parent is subject to regulation as a public utility or public service company (or similar designation) by any other state in the U.S. or any foreign country.

     SECTION 5.10 ACCOUNTING MATTERS. Neither Parent nor, to Parent's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent the transaction to be effected pursuant to this Agreement from being accounted for as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     SECTION 5.11 OWNERSHIP OF THE COMPANY COMMON STOCK.  Except as set forth in
Section 5.16 of the Parent Disclosure Schedule, as of the date of this Agreement Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Patriot Co. Common Stock.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and Patriot Co. each agree as follows, each as to itself and to each of the Parent subsidiaries and Patriot Co. subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

     (a) Ordinary Course of Business. Each party hereto shall, and shall cause its subsidiaries to, carry on their respective operations in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

     (b) Dividends. No party shall nor shall any party permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) dividends by a wholly-owned subsidiary to Patriot Co. or Parent, as the case may be, or another wholly-owned subsidiary, (B) dividends by a less than wholly-owned subsidiary consistent with past practice, (C) regular dividends on Patriot Co. Common Stock, with usual record and payment dates in any fiscal quarter, that do not exceed $.42, or (D) regular dividends on Parent Common Stock, with usual record and payment dates in any fiscal year, that do not exceed 200% of the dividends for the prior fiscal year; (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any subsidiary other than, subject to paragraph (k) below, redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

     (c) Issuance of Securities. Patriot Co. shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than non-discretionary grants, as provided for in Schedule 4.3 to this Agreement, the Patriot Co. Benefit Plans and the Patriot Co. Dividend Reinvestment Plan. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this
Section 6.1(c), subject to obtaining customary indemnities.

     (d) Charter Documents. No party shall, and no party shall permit any of its subsidiaries to, amend or propose to amend its respective articles of organization, by-laws or regulations, or similar organic documents, except as contemplated herein, in any way that would alter the terms of the securities to be issued in the Merger.

     (e) Acquisitions. Except as disclosed in Section 6.1 of Patriot Co. Disclosure Schedule or the Parent Disclosure Schedule, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or their business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

     (f) Capital Expenditures. Except as set forth in Section 6.1(f) of Patriot Co. Disclosure Schedule, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in excess of $1 million per year over the amount budgeted by Patriot Co. or its subsidiaries for capital expenditures for the 1998 and 1999 fiscal years.

     (g) No Dispositions. Except as set forth in Section 6.1(g) of the Patriot Co. Disclosure Schedule, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

     (h) Indebtedness. Patriot Co. shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice, or to finance the capital expenditures permitted pursuant to Section 6.1(f) of this Agreement; (ii) arrangements between such party and its subsidiaries or among its subsidiaries; or (iii) in connection with the refunding of existing indebtedness at a lower cost of funds.

     (i) Compensation, Benefits. Except as set forth in Section 6.1(i) of the Patriot Co. Disclosure Schedule or as may be required by applicable law, as may be required to facilitate or obtain a determination from the IRS that a plan is "qualified" within the meaning of Section 401(a) of the Code or as contemplated by this Agreement, Patriot Co. shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy covering employees, former employees, directors or former directors or their beneficiaries or providing benefits to such persons that is maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of, or take any other action or grant any benefit (including, without limitation, any stock options or stock option plan) not required under the terms of any existing employee benefit plan, or other contract, agreement, commitment, arrangement, plan or policy to or with any director, officer or other employee of such party or any of its subsidiaries, except for normal increases or grants or actions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with current industry practice.

     (j) 1935 Act. Except as set forth in Section 6.1(j) of the Patriot Co. Disclosure Schedule or the Parent Disclosure Schedule, and except as required or contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

     (k) Accounting. Except as set forth in Section 6.1(k) of the Patriot Co. Disclosure Schedule, Patriot Co. shall not, nor shall Patriot Co. permit any of its subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

     (l) Pooling. No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, prevent the transactions to be effected pursuant to this Agreement, to be accounted for as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

     (m) Tax-Free Status. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to dissenters' rights and fractional shares) under Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

     (n) Cooperation, Notification. Each party shall, and shall cause its subsidiaries to, (i) in the case of Patriot confer on a regular and frequent basis with one or more representatives of Parent to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) in the case of Patriot Co., promptly notify Parent of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of Patriot Co., a Patriot Co. Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     (o) Third-Party Consents. Patriot Co. shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. Patriot Co. shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent shall provide copies of all the Patriot Co. Required Consents obtained by Patriot Co. to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify Patriot Co. of any failure or prospective failure to obtain any such consents and, if requested by Patriot Co., shall provide copies of all Parent Required Consents obtained by Parent to Patriot Co.

     (p) No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     (q) Discharge of Liabilities. Patriot Co. shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

     (r) Contracts. Patriot Co. shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any subsidiary of such party is a party or waive, release or assign any material rights or claims.

     (s) Insurance. Patriot Co. shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance (including directors and officers liability insurance) in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

     (t) Permits. Patriot Co. shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which such party or its subsidiaries operate.

     SECTION 6.2 COVENANT OF PATRIOT CO.; ALTERNATIVE PROPOSALS. Prior to the Effective Time, Patriot Co. agrees (a) that neither it nor any of its subsidiaries shall, and it shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) not to, initiate or solicit the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to an Alternative Proposal (as defined below) or engage in any negotiations concerning, or provide any non-public information or data to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (c) that it will notify Parent promptly if any such proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.2 shall prohibit the Board of Directors of Patriot Co. from (i) furnishing information (pursuant to a confidentiality agreement deemed appropriate by the Board of Directors of Patriot Co., provided, however, that such confidentiality agreement shall provide that the person or entity making such Alternative Proposal shall not purchase any shares of Patriot Co. Common Stock without the consent of the Board) to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal or offer to acquire Patriot Co. pursuant to a merger, consolidation, share purchase, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Patriot Co. determines in good faith that such action is reasonably likely result in an Alternative Proposal which is a more favorable transaction from the standpoint of Patriot Co., (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Patriot Co. provides written notice to Parent of the identity of the person or entity making the Alternative Proposal and that it intends to furnish information to, or intends to enter into discussions or negotiations with, such person or entity, (C) Patriot Co. keeps Parent informed on a timely basis of the status of any such discussions or negotiations and all terms and conditions thereof and promptly provides Parent with copies of any written inquiries or proposals relating thereto, and (D) in the event that the Board of Directors of Patriot Co. determines in good faith, after consultation with outside legal counsel, to accept any such Alternative Proposal (in accordance with subclause (A) above), Patriot Co. provides Parent with at least two days' prior notice thereof, during which time Parent may make, and in such event, Patriot Co. shall in good faith consider, a counterproposal to such Alternative Proposal; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 6.2 shall (x) permit Patriot Co. to terminate this Agreement (except as specifically provided in Article 10 hereof), (y) permit Patriot Co. to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Patriot Co. shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement of the type described above)) or (z) affect any other obligation of Patriot Co. under this Agreement. "Alternative Proposal" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving Patriot Co. or any of Patriot Co.'s subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of Patriot Co. or any of Patriot Co.'s subsidiaries. Nothing herein shall prohibit a disposition permitted by Section 6.1(g) hereof.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours, Patriot Co. shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the Department of Justice, the Federal Trade Commission, the Massachusetts Department of Telecommunication and Energy, any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of November 7, 1997, between Patriot Co. and Parent, as it may be amended from time to time (the "Confidentiality Agreement").

     SECTION 7.2 PROXY STATEMENT AND REGISTRATION STATEMENT.

     (a) Preparation and Filing. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in the Merger to be approved for listing on the New York Stock Exchange upon official notice of issuance. The information provided by any party hereto for use in the Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement/Registration Statement.

     (b) Letter of Patriot Co.'s Accountants. Following receipt by Arthur Andersen LLP, Patriot Co.'s independent auditors, of an appropriate request from Patriot Co. pursuant to SAS No. 72, Patriot Co. shall use best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

     (c) Letter of Parent's Accountants. Following receipt by Arthur Andersen LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use best efforts to cause to be delivered to Patriot Co. a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Proxy/Registration Statement, and addressed to Patriot Co., in form and substance reasonably satisfactory to Patriot Co. and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Proxy/Registration Statement.

     SECTION 7.3 REGULATORY MATTERS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate (or in connection with the consummation of) the transactions contemplated by this Agreement, including, without limitation, the Patriot Co. Required Statutory Approvals and the Parent Required Statutory Approvals.

     SECTION 7.4 SHAREHOLDER APPROVAL.

     (a) Patriot Co. Shareholders. Subject to the provisions of Section 7.4(b), Patriot Co. shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Patriot Co. Special Meeting") for the purpose of securing the Patriot Co. Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of organization and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

     (b) Meeting Date. The Patriot Co. Special Meeting for the purpose of securing the Patriot Co. Shareholders' Approval shall be held on such date as Patriot Co. and Parent shall mutually determine.

     SECTION 7.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Company shall, to the fullest extent permitted by applicable law and the charter and by-laws of the relevant entity, as in effect on the date hereof, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any subsidiary (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred,
(ii) Parent and the Company will cooperate in the defense of any such matter and
(iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Massachusetts law, and the declaration of trust or By-laws (or similar governing documents) shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, Parent shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of Patriot Co. on terms no less favorable than the terms of such current insurance coverage; provided, however, that Parent shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by Patriot Co., for such insurance; and provided, further, that if the annual premiums of such extended reporting period coverage dates exceed such amount, Parent shall be obligated to obtain the best extended reporting period coverage reasonably available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

     (c) Successors.  In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Patriot Co., and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective articles of organization and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     SECTION 7.6 DISCLOSURE SCHEDULES. On the date hereof, (i) Parent has delivered to Patriot Co. a schedule (the "Parent Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this
Section 7.6(i) and (ii) Patriot Co. has delivered to Parent a schedule (the "Patriot Co. Disclosure Schedule"), accompanied by a certificate signed by the vice president and treasurer of Patriot Co. stating the Patriot Co. Disclosure
Schedule is being delivered pursuant to this Section 7.6(ii). The Patriot Co. Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

     SECTION 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law or the requirements of the New York Stock Exchange, Patriot Co. and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

     SECTION 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, Patriot Co. shall identify in a letter to Parent, and Parent shall identify in a letter to Patriot Co., all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of Patriot Co. and Parent, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Each of Patriot Co. and Parent shall use all reasonable efforts to cause their respective affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as
Exhibit 7.8 (each, an "Affiliate Agreement").

     SECTION 7.9 CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 7.10, Parent and the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto and are disclosed in Section 4.10 of the Patriot Co. Disclosure Schedule; provided, however, that this undertaking is not intended to prevent Parent or the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. Subject to applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment prior to the Effective Time was with Patriot Co. or its subsidiaries or Parent or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by Parent or the Company and their subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     SECTION 7.10 EMPLOYEE BENEFIT PLANS.

     (a) Maintenance of Patriot Co. and Parent Benefit Plans.  Subject to
Section 7.11 and Section 6.1(i), each of the Patriot Co. Benefit Plans in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of Patriot Co. and any of its subsidiaries, who are covered by any such benefit plan immediately prior to the Closing Date (the "Affiliated Employees") until Parent or the Company otherwise determine after the Effective Time; provided, however, that nothing herein contained shall limit any reserved right contained in any such Patriot Co. Benefit Plan to amend, modify, suspend, revoke or terminate any such plan; provided, further, however, that Parent or the Company or their subsidiaries shall provide benefits to the Affiliated Employees for a period of not less than six months following the Effective Time, other than with respect to plans referred to in Section 7.11, which are no less favorable in the aggregate than those provided under Patriot Co. Benefit Plans (with respect to employees and former employees of Patriot Co. and its subsidiaries). Without limitation of the foregoing, each employee of Patriot Co. or its subsidiaries immediately prior to the Effective Time who is a participant in any Patriot Co. Benefit Plan shall receive credit for purposes of eligibility to participate and vesting, but not for purposes of benefit accrual under any benefit plan of the Company or any of its subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan, but not for purposes of benefit accrual thereunder.

     SECTION 7.11 PATRIOT CO. STOCK PLANS. With respect to each Patriot Co. Benefit Plan that provides for benefits in the form of Patriot Co. Common Stock ("Patriot Co. Stock Plans"), Patriot Co. and Parent shall take all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Parent Common Stock rather than Patriot Co. Common Stock, pursuant thereto, and otherwise to amend such Patriot Co. Stock Plans to reflect this Agreement and the Merger, (ii) obtain shareholder approval with respect to such Patriot Co. Stock Plans to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Patriot Co. Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such Patriot Co. Stock Plans or otherwise provide a sufficient number of shares of Parent Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Patriot Co. Stock Plans and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Patriot Co. Stock Plans to the extent such registration statement is required under applicable law, and Parent shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under

Section 16(a) of the Exchange Act, the Company shall administer the Patriot Co. Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     SECTION 7.12 PATRIOT CO. STOCK OPTIONS. At the Effective Time, each option, warrant or other security convertible into convertible for or exercisable for the purchase of Patriot Co. Common Stock which is outstanding and unconverted, unexchanged or unexercised, as the case may be, shall cease to represent a right to acquire Patriot Co. Common Stock and shall be converted automatically into an option, warrant or other security, as the case may be, to purchase Parent Common Stock in an amount and at an exercise price determined as provided below:

     (a) The number of shares of Parent Common Stock to be subject to the new option, warrant or other security shall be equal to the product of the number of shares subject to the original option, warrant or other security at the Effective Time and the Exchange Ratio, rounded down to the nearest whole number of shares; and

     (b) The exercise price per share of Parent Common Stock under the new option, warrant or other security shall be equal to the exercise price per share of Patriot Co. Common Stock under the original Patriot Co. option divided by the Exchange Ratio and rounded up to the nearest whole cent.

     SECTION 7.13 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by Patriot Co. and Parent.

     SECTION 7.14 FURTHER ASSURANCES. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

     (a) Shareholder Approval. Patriot Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The shares of Parent Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the New York Stock Exchange upon official notice of issuance.

     (e) Statutory Approvals. The Patriot Co. Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole (taking into account the proposed modifications in Patriot Co.'s rate structure outlined in the press release to be issued in connection with the announcement of the execution of this Agreement) or Parent and its subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein; it being understood that for purposes of this section, "Parent Required Statutory Approval" shall include without limitation approval by the Massachusetts Department of Telecommunication and Energy of a revised rate/regulatory structure for the Company which will include no material limitations or restrictions on the Company's ability to implement cost savings from operating efficiencies and elimination of redundancies resulting from the integration of the operations of the Company with those of Boston Gas Company (and no such limitations or restrictions shall be imposed by statutory or other regulatory action). A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (f) Pooling. Each of Patriot Co. and Parent shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to Patriot Co. and Parent, stating that the transactions effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

     (g) Government Actions. There shall not be in effect any judgment, decree or order of any governmental authority, administrative agency or course of competent jurisdiction prohibiting or limiting Parent from exercising all material rights and privileges pertaining to its ownership of the Company or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent and all of its subsidiaries, or compelling Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent and all of its subsidiaries (including the Company and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

     SECTION 8.2 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 9.5:

     (a) Performance of Obligations of Patriot Co. Patriot Co. (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Sections 6.1 and 6.2 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Patriot Co. set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a Patriot Co. Material Adverse Effect.

     (c) Closing Certificates. Parent shall have received a certificate signed by the vice president and treasurer of Patriot Co., dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) No Patriot Co. Material Adverse Effect. No Patriot Co. Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Patriot Co. Material Adverse Effect.

     (e) Patriot Co. Required Consents. Patriot Co. Required Consents the failure of which to obtain would have a Patriot Co. Material Adverse Effect shall have been obtained.

     (f) Affiliate Agreements. Patriot Co. shall have received Affiliate Agreements, duly executed by each "affiliate" of Patriot Co., substantially in the form of Exhibit 7.8, as provided in Section 7.8.

     SECTION 8.3 CONDITIONS TO OBLIGATION OF PATRIOT CO. TO EFFECT THE
MERGER. The obligation of Patriot Co. to effect the Patriot Co. Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Patriot Co. in writing pursuant to Section 9.5:

     (a) Performance of Obligations of Parent. Parent (and/or its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Section 6.1 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, would not be reasonably likely to result in a Parent Material Adverse Effect.

     (c) Closing Certificates. Patriot Co. shall have received a certificate signed by the chief financial officer of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) No Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Parent Material Adverse Effect.

     (e) Parent Required Consents. The Parent Required Consents the failure of which to obtain would have a Parent Material Adverse Effect shall have been obtained.

     (f) Affiliate Agreements. Patriot Co. shall have received Affiliate Agreements, duly executed by each "affiliate" of Parent substantially in the form of Exhibit 7.8, as provided in Section 7.8.

     (g) Tax Opinion. Patriot Co. shall have received an opinion of Wachtell, Lipton, Rosen & Katz satisfactory in form and substance to Patriot Co., dated as of the Closing Date, to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of Patriot Co. and Parent;

     (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the first anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(e), 8.2(e)and/or 8.3(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the eighteen month anniversary of the date hereof;

     (c) by any party hereto, by written notice to the other parties, if the Patriot Co. Shareholders' Approval shall not have been obtained at a duly held Patriot Co. Special Meeting on or before September 30, 1998, including any adjournments thereof;

     (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

     (e) by Patriot Co., upon two days' prior notice to Parent in accordance with Section 6.2, if the Board of Directors of Patriot Co. determines in good faith that an Alternative Proposal is a more favorable transaction from the standpoint of Patriot Co.;

     (f) by Patriot Co., by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from Patriot Co., specifying the nature of such breaches and requesting that they be remedied, or (ii) Parent (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from Patriot Co., specifying the nature of such failure and requesting that it be remedied;

     (g) by Parent, by written notice to Patriot Co., if (i) there exist material breaches of the representations and warranties of Patriot Co. made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a Patriot Co. Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Patriot Co. of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) Patriot Co. (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Patriot Co. of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied; or

     (h) by either Parent or Patriot Co., by written notice to the other party, if (A) a third party acquires securities representing greater than 50% of the voting power of the outstanding voting securities of such other party or (B) individuals who as of the date hereof constitute the board of directors of such other party (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of such party was approved by a vote of a majority of the directors of such party then still in office who are either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of such party then in office; or

     (i) by Parent, if (i) the Board of Directors of Patriot Co. shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of Patriot Co. shall have approved or recommended to the stockholders of Patriot Co. any merger, combination or acquisition of Patriot Co. or substantially all of its assets or any tender offer for shares of capital stock of Patriot Co., in each case by a party other than Parent or any of its affiliates; or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of Patriot Co. Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of Patriot Co. recommends that the stockholders of Patriot Co. tender their shares in such tender or exchange offer.

     SECTION 9.2 EFFECT OF TERMINATION. Subject to Section 10.1(b), in the event of termination of this Agreement by either Patriot Co. or Parent pursuant to Section 9.1 there shall be no liability on the part of either Patriot Co. or Parent or their respective officers or directors hereunder, except that Section
7.13 and Section 9.3, the agreement contained in the last sentence of Section 7.1, Section 10.8 and Section 10.9 shall survive the termination.

     SECTION 9.3 TERMINATION FEE; EXPENSES.

     (a) Termination Fee upon Breach or Withdrawal of Approval. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(f)(i) or (ii) or (y) Section 9.1(g)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $2.5 million ("Expenses"); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2.5 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

     (b) Patriot Co. shall pay Parent a fee of $3.5 million (the "Fee"), plus Expenses, upon the first to occur of (i) the termination of this Agreement by Patriot Co. pursuant to Section 9.1(e); (ii) the termination of this Agreement by Parent pursuant to an acquisition of Patriot Co. Common Stock as set forth in
Section 9.1(h); or (iii) the termination of this Agreement by Parent or Patriot Co. pursuant to Section 9.1(c) or Section 9.1(i).

     (c) Liquidated Damages; Prompt Payment. The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of BankBoston, N. A. from the date such fee was required to be paid.

     SECTION 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of Patriot Co. and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Patriot Co. capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of Patriot Co., without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II, Section 7.5, Section 7.9, Section 7.10, Section 7.11, Section 10.7 and Section 10.9. The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

     (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(f)(i) or Section 9.1(g)(i)).

     SECTION 10.2 BROKERS. Patriot Co. represents and warrants that, except for Furman Selz whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Patriot Co. Parent represents and warrants that, except for Salomon Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Patriot Co., to:

          Essex County Gas Company
          7 North Hunt Road
          Amesbury, MA  01913

          Attention:  Mr. Philip H. Reardon
          Telephone:  (978) 388-4082 or
                  (978) 556-1234
          Telecopy:   (978) 469-5207

          with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York  10019
          Attention:  Seth A. Kaplan, Esq.

          Telephone:  (212) 403-1000
          Telecopy:   (212) 403-2000

     (b) If to Parent, to:

          Eastern Enterprises
          9 Riverside Road
          Weston, Massachusetts  02193

          Attention:  Walter J. Flaherty,
                  Senior Vice President and CFO

          Telephone: (781) 647-2304
          Telecopy: (781) 647-2350

          with a copy to:

          Eastern Enterprises
          9 Riverside Road
          Weston, Massachusetts  02193

          Attention:  L. William Law, Jr., Esq.,
                  Senior Vice President and General Counsel

          Telephone:  (781) 647-2313
          Telecopy:   (781) 647-2398

     SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be fully performed in such Commonwealth, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MBCL or the MGEL.

     SECTION 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (i) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (ii) without limitation to Section 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

     SECTION 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Commonwealth of Massachusetts or any Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the Commonwealth of Massachusetts.

     SECTION 10.10 MASSACHUSETTS BUSINESS TRUST. Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

     IN WITNESS WHEREOF, Patriot Co. and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          ESSEX COUNTY GAS COMPANY

                                          By:      /s/ PHILIP REARDON
                                            ------------------------------------
                                            Name: Philip H. Reardon
                                            Title: President and Chief Executive
                                                   Officer
       /s/ JAMES HASTINGS
------------------------------------
    Vice President and Treasurer

                                          EASTERN ENTERPRISES

                                          By:      /s/ W. J. FLAHERTY
                                            ------------------------------------
                                            Name: W. J. Flaherty
                                            Title: Senior Vice President and
                                                   Chief Financial Officer
      /s/ JEAN A. SCHOLTENS
------------------------------------
             Treasurer

                                                                         ANNEX B

FURMAN SELZ LLC LOGO             230 PARK AVENUE - NEW YORK 10169 - 212-309-8200

                                                               December 19, 1997

The Board of Directors
Essex County Gas Company
7 North Hunt Road
Amesbury, Massachusetts 01913

Ladies and Gentlemen:

     You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of the Common Stock, no par value (the "Shares"), of Essex County Gas Company, a Massachusetts corporation (the "Company"), of the Exchange Ratio (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger dated as of December 19, 1997 (the "Merger Agreement"), by and between Eastern Enterprises, a Massachusetts business trust ("Eastern"), and the Company, providing for, among other things, the merger (the "Merger") of a wholly owned subsidiary of Eastern to be formed for that purpose with and into the Company. At the effective time of the Merger, each of the issued and outstanding Shares will be converted into the right to receive 1.183985 shares of Common Stock, par value $1.00 per share, of Eastern ("Eastern Common Stock"), subject to adjustment as described in the Merger Agreement (the "Exchange Ratio").

     We understand that the Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and we have assumed that the Merger will so qualify. You have informed us, and we have assumed, that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion No. 16.

     In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

          (i) the Agreement and the financial terms of the Merger set forth therein;

          (ii) the Annual Reports on Form 10-K for the fiscal years ended August 31, 1994, 1995, 1996 and 1997, and certain other filings with the Securities and Exchange Commission ("SEC") made by the Company, including proxy statements;

          (iii) Eastern's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, Quarterly Report on Form 10-Q for the nine month period ended September 30, 1997, and certain other filings made by Eastern, including proxy statements;

          (iv) selected other publicly available information, including research reports, concerning the Company and Eastern and the trading market for the Shares and the Eastern Common Stock;

          (v) selected non-public information relating to the Company, including financial forecasts and projections, and preliminary financial results for the quarter ending November 30, 1997, furnished to us by the Company;

          (vi) selected non-public information relating to Eastern furnished to us by Eastern; and

MEMBERS: NEW YORK, AMERICAN, OTHER PRINCIPAL STOCK EXCHANGES & REGULATED BY SFA

          (vii) selected publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to Eastern and the Company and the trading markets for certain of such companies' securities;

          (viii) the financial terms and conditions of selected recent business combinations generally and in the United States gas utility industry specifically which we believe to be relevant.

     In addition, we have performed and conducted the following:

          (i) discussions with selected members of senior management of the Company and Eastern concerning their respective businesses and operations, assets, present condition and future prospects; and

          (ii) such other analyses, examinations and procedures, and reviewed such other agreements and documents, and considered such other factors, as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render an opinion.

     In addition, we have taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. We express no opinion as to the prices or trading ranges in which the Shares or Eastern Common Stock will actually trade at any time.

     We have assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information obtained from public sources or provided to us by the Company and reviewed by us for purposes of arriving at our opinion, and we have not assumed any responsibility for independent verification of such information or undertaken any obligation to verify such information. In addition, with respect to the financial forecasts and projections of the Company used in our analysis, we have assumed that they have been reasonably prepared based upon the best current judgment of the Company's management as to the future financial condition and operating results of the Company. We assume no responsibility for and express no opinion as to such forecasts and projections or the assumptions on which they are based.

     Although we visited the executive offices of the Company, we have not conducted a physical inspection of any of the properties and facilities of the Company or Eastern and have not made, been furnished with or obtained any independent evaluations or appraisals of any such properties and facilities or of the assets of the Company or Eastern.

     In our capacity as financial advisor to the Company with respect to the Transaction, we solicited and received proposals from parties other than Eastern to enter into a business combination transaction with the Company.

     Furman Selz will receive a fee for its services to the Board of Directors in connection with the Merger Agreement and the Merger pursuant to an engagement letter, dated September 15, 1997, a major portion of which is contingent upon the approval of the Merger by the holders of the Shares and upon consummation of the Merger. In addition, the Company has agreed to reimburse Furman Selz for certain out-of-pocket expenses and to indemnify Furman Selz for certain liabilities arising from the delivery of this opinion. As you may know, in the ordinary course of business, we may actively trade in the equity securities of Eastern and the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors in its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of the Shares as to how such holder should vote with respect to the Merger. We were not requested to express any opinion as to, and this opinion does not in any manner address, the underlying business decision of the Board of Directors to approve the Merger Agreement or to proceed with or effect the Merger. This opinion may be included in its entirety in any proxy statement with respect to the Merger, but it may not be summarized, excerpted from or

MEMBERS: NEW YORK, AMERICAN, OTHER PRINCIPAL STOCK EXCHANGES & REGULATED BY SFA otherwise publicly referred to without our prior written consent (except in such proxy statement, provided Furman Selz has been given a reasonable opportunity to review such summary, excerpt or reference).

     Based upon and subject to the foregoing, it is our opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to the holders of the Shares.

                                          Very truly yours,

                                          FURMAN SELZ LLC

                                          By:     /s/ WILLIAM K. PERRIN
                                            ------------------------------------
                                                     William K. Perrin
                                                     Managing Director

MEMBERS: NEW YORK, AMERICAN, OTHER PRINCIPAL STOCK EXCHANGES & REGULATED BY SFA

                                                                         ANNEX C

                            ESSEX COUNTY GAS COMPANY

                   1997 PERFORMANCE AND EQUITY INCENTIVE PLAN

     1. PURPOSE. The purpose of this plan is to advance the interests of Essex County Gas Company (the "company") by providing long-term financial incentives to selected key employees of the company and its subsidiaries for achieving specified objectives. The plan is designed to recognize and reward success relative to plan objectives and permit participants to acquire common shares of the company ("shares"). By encouraging such share ownership, the company seeks to attract, retain and motivate employees of training, experience and ability.

     2. PLAN TERM. This plan shall become effective on September 1, 1997 (the "effective date") provided the plan is approved by the shareholders at the next annual meeting of shareholders of the company following such adoption of the plan by the Board of Directors of the company. If such approval is not granted, any awards under the plan shall become null and void. Awards under the plan may be granted through September 1, 2007.

     3. ADMINISTRATION. The plan shall be administered by the Compensation Committee of the Board of Directors of the company (the "committee") who may not participate in the plan. Subject to the provisions of this plan, the committee shall have full power to construe and interpret the plan and to establish, amend and rescind rules and regulations for its administration. The interpretation and construction by the committee of any provisions of the plan and any determination by the committee pursuant to any provision of the plan or any such incentive award shall be final and conclusive, and binding on both the participant and the company.

     The committee shall hold meetings at such times and places as it may determine. A majority of members of the committee shall constitute a quorum and actions approved by a majority of the members of the committee at a meeting at which a quorum is present, or actions reduced to or approved in writing by a majority of the members of the committee, shall be valid actions of the committee.

     4. ELIGIBLE EMPLOYEES. Incentive awards may be granted to such key employees of the company or of any of its subsidiaries (including members of the Board of Directors who are also employees of the company or any of its subsidiaries) as are selected by the committee (any such selected employee, a "participant").

     5. SHARES SUBJECT TO THE PLAN. The maximum number of shares in respect for which incentive awards may be cumulatively granted under the plan, subject to adjustment as provided in paragraph 12 of the plan, during the term in which the plan is effective shall be Fifty Thousand (50,000) shares of the common stock of the company. Shares that are forfeited under the provisions specified in paragraph 10(f)(1) may again be subjected to an incentive award under the Plan.

     6. INCENTIVE AWARD POTENTIAL. Participants will be assigned threshold, target and maximum incentive award potentials, each expressed as a percentage of the participant's annual base salary at the beginning of the plan year. Incentive award potential percentages shall be established by the committee from time to time, at its sole discretion. For 1997, the plan incentive award potentials are in accordance with Table 1 following.

                                    TABLE 1

                         1997 INCENTIVE AWARD POTENTIAL

                                                                    PERCENT OF SALARY
                                                         ---------------------------------------
LEVEL                 ELIGIBLE EMPLOYEES                  THRESHOLD      TARGET        MAXIMUM
-----                 ------------------                  ---------      ------        -------
  1     President & CEO...............................          15%           30%           45%
  2     Chief Operating Officer (open)................        12.5            25          37.5
  3     Vice Presidents...............................          10            20            30

     Each participant's actual incentive award will depend upon the company's achievements during the plan year and a discretionary assessment of the participant's contribution relative to specific key results as made by either the committee (for the president and CEO) or the president and CEO for other plan participants as set forth in paragraph 7 and subject to the satisfaction of the provisions in paragraph 8.

     7. PERFORMANCE EVALUATION. The committee shall establish whether any incentive award shall be granted under the plan during the plan year based on company results and a discretionary assessment as shown in these three success categories:

          --  Ratepayer interests

          --  Shareholder interests

          --  Discretion

     Ratepayer interests shall consist of one or more company performance objectives directed at promoting the achievement of such considerations as enhancing the efficiency of the company's operations, lowering the company's cost of service, improving the company's cost standing against peer companies, or other such company operational factors as approved by the committee. The committee shall establish the plan year performance standards for threshold, target and maximum levels of achievement and the proportionate weight given to each of the operational performance criteria. For 1997, the plan shall utilize one ratepayer criterion; cost of operations and maintenance expense per customer on a three-year average basis. The ratepayer category shall constitute thirty-five (35%) percent of a participant's target incentive award potential.

     Shareholder interests shall consist of two company performance criteria directed at achieving the company's net income objective and promoting a level of total shareholder return which aligns with the company's stated objective, or other such company criteria as established annually by the committee. The committee shall establish the plan year performance standards for threshold, target and maximum levels of achievement and the proportionate weight given to each of the financial performance criteria. For 1997, the plan shall utilize two performance criteria; the company's actual net income versus budgeted net income (un-weather normalized) and three-year cumulative total shareholder return versus the E.D. Jones Index, a group representing 30 investor-owned gas utilities. Each shareholder performance criterion will be weighted as a percent of a participant's target Incentive Award Potential. For fiscal 1997, the net income criterion will be weighted twenty-five (25%) percent and the total shareholder return criterion twenty (20%) percent of the participant's target award.

     Discretion shall represent a designated percentage of a participant's incentive award potential during the plan year as established annually by the committee. The committee shall exercise its discretion in determining what portion, if any, of the discretionary component shall be awarded to the president and CEO at the close of the plan year. The discretion component shall consist of 3-5 key results specified for the participant for the plan year. The president and CEO, subject to committee approval, shall establish what portion, if any, of the discretionary component shall be awarded to other plan participants at the close of the plan year. For 1997, Table 2 displays the performance categories and their weightings.

                                    TABLE 2

CATEGORY                            WEIGHT             CRITERIA
--------                            ------             --------
Ratepayer.........................     35%     Cost of Service
Shareholder.......................     25      Net Income
                                       20      Total Shareholder Return
Discretion........................     20      Key Results
          Total...................    100%

     8. SHAREHOLDER PROTECTION. The grant of an incentive award under the plan for the plan year shall be subject to the committee's determination that the company's common stock dividends have not been reduced or eliminated during the plan year. In no event shall any incentive award be granted if the dividend is reduced or eliminated or earnings available for common stock do not equal or exceed dividends declared on common stock for the plan year.

     9. INCENTIVE AWARD GRANTS. Each participant's actual incentive award, if any, will depend on the company's results relative to stated plan year ratepayer and shareholder performance objectives and the discretionary rating. The committee shall determine any earned awards relative to the company's actual results for the plan year against the ratepayer and shareholder threshold, target and maximum standards and discretionary component. Results occurring between performance standards for the ratepayer and shareholder criteria will be found using interpolation.

          (a) Incentive awards shall be payable in cash, or a combination of cash and restricted common shares ("grant shares"), as the committee in its sole discretion shall determine, provided however that no more than seventy (70%) percent of any incentive award shall be payable in grant shares. The proportion, if any, of a participant's incentive award payable in cash shall be paid in a lump-sum as soon as practical following the close of the plan year.

     10. TERMS AND CONDITIONS OF GRANT SHARES. Grant shares issued under this plan shall be issued according to the terms and conditions which follow:

          (a) Price.  Grant shares shall be issued for no consideration.

          (b) Number of shares. The number of grant shares issued to each participant, if any, shall be determined by dividing the amount of a participant's earned incentive award to be paid in grant shares by the average closing price of the company's common stock during the last five business days in September of the new fiscal year.

          (c) Forfeiture of grant shares. Grant shares issued under this plan shall be subject to vesting provisions specified in paragraph 10(f)(1).

          (d) Non-Transferability. Any grant shares which are subject to the vesting provisions in paragraph 10(f)(1) shall be non-transferable by the participant, and may not be pledged, hypothecated or otherwise encumbered. Notwithstanding the preceding sentence, grant shares may with the consent of the committee, be registered in the name of a personal, irrevocable trust established by such participant; provided, however, that all of the terms of the Plan including, without limitation, the forfeiture provisions shall be binding upon the trustee of any such trust.

          Withholding Taxes. Whenever payments under an incentive award are made in cash, the company will withhold therefrom an amount sufficient to satisfy all taxes required to be withheld by the company. At the time of the issuance of grant shares to a participant, and as a condition of the company's obligation to deliver a certificate for such grant shares to the participant, the participant shall pay to the company an amount equal to all taxes required to be withhold by the company for the account of the participant as a result of such issuance; or, in lieu of such payment, the company may, at its sole option, accept the written authorization of the participant to withhold such taxes from compensation thereafter becoming payable to the participant by the company. If the participant shall elect under Section 83 of the Internal

     Revenue Code of 1986, as amended, to accelerate the recognition of income attributable to the receipt of grant shares, the participant shall furnish the company with a copy of such election concurrently with its filing with the Internal Revenue Service and shall pay to the company the amount of taxes required to be withheld for the account of the participant by reason of such election.

          Vesting.

             (1) The interest of a participant in grant shares shall vest on the date five (5) years from the date such grant shares were issued to the participant, except as provided in subparagraph (2) below, provided that the participant shall have remained employed by the company and/or one of its subsidiaries during the five-year period immediately following the date the grant shares were issued to such participant. If the employment requirement and his or her interest in grant shares is not otherwise vested under subparagraph (2), below, the participant shall forfeit to the company all un-vested grant shares theretofore issued to such participant and the participant shall thereafter have no further rights with respect to such grant shares.

             (2) Notwithstanding the foregoing, a participant's interest in grant shares may become vested at a date earlier than five years from their date of issue for such reason as may be specified by the committee, in its sole discretion, at the time of or subsequent to the award of such grant shares, and such interest shall become immediately vested upon any of the following occurrences:

                (aa) The participant's employment by the company or any of its subsidiaries terminates by reason of such participant's death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended); or

                (bb) There is a "change in control" of the company. A "change in control" shall mean the occurrence of any of the following:

                    (i) the acquisition by any individual, entity or group
               (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange of Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty (20%) percent or more of the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change of control: (A) any acquisition directly from the company,
               (B) any acquisition by the company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the company or any company controlled by the company or (D) any acquisition by any company pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; or

                (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (iii) the approval by the shareholders of the company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty (60%) percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company that as a result of such transaction owns the company or all or substantially all of the company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, twenty (20%) percent or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (iv) approval by the shareholders of the company of a complete liquidation or dissolution of the company.

             (3) If a participant's employment by the company or one of its subsidiaries terminates during the five-year employment period described in paragraph 10(f)(1) by reason of his or her retirement, and participant retires on or after attaining age 65 the interest of the participant in any grant shares then subject to forfeiture shall become fully vested at the time of retirement. If the participant retires, as determined by the committee, prior to attaining age 65, there shall be deemed vested in his account an additional number of grant shares determined by multiplying the number of shares to forfeiture for each year in which grant shares were awarded during the five-year employment period by a fraction the numerator of which shall be the number of full months preceding participants retirement that shall have elapsed since the date of the award of such shares and the denominator of which shall be 60. The committee may, in its discretion, specify that the interest of the participant in any remaining grant shares then subject to forfeiture shall become vested at that time, at a future date, or upon the completion of such other conditions as the committee may provide.

     11. RIGHTS AS A SHAREHOLDER. Except as otherwise provided in paragraphs 10 and 14, a participant shall have all of the rights of a shareholder of the company with respect to grant shares registered in his or her name, including the right to vote such grant shares and receive dividends and other distributions paid or made with respect to such grant shares.

     12.  SHARE DIVIDENDS; SHARE SPLITS; SHARE COMBINATIONS;
RECAPITALIZATIONS. The Board of Directors of the company may make appropriate adjustment in the maximum number of shares subject to the plan to adjunct for any share dividends, share splits, share combinations, recapitalizations and other similar changes in the capital structure of the company. The provisions contained in the plan shall apply to any other shares of capital stock of the company or other securities which may be acquired by the participant as a result of a share dividend, share split, share combination, or exchange for other securities resulting from any recapitalization, reorganization or any other transaction affecting the grant shares.

     13. NO EMPLOYMENT COMMITMENT. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the company to continue the participant in its employ or the employ of any subsidiary of the company.

     14. CUSTODY OF GRANT SHARES. The grant shares shall be held in certificated or uncertificated form as determined by the committee, by an escrow agent designated by the committee. At the time all forfeiture provisions relating to such grant shares shall terminate, the company will, upon the making of arrangements under paragraph 10(e), deliver such certificate to the participant, together with the assignment referred to above, without restrictions except for such restrictions as may be required to ensure compliance with federal and state securities laws. Any such restrictions may at the company's discretion be noted or referred to conspicuously on such certificate prior to its delivery to the participant.

     15.  TERMINATION OR AMENDMENT OF PLAN.

          (a) Except as provided in subparagraph (b), the Board of Directors may at any time suspend, amend or terminate the plan without further action on the part of the shareholders of the company, provided;

             (1) that no such suspension, amendment or termination shall adversely affect or impair the rights of a participant to any then issued and outstanding grant shares without the consent of such participant; and

             (2) that no such amendment which (A) increases the maximum number of grant shares subject to this plan, (B) materially increases the benefits accruing to participants under the plan, or (C) materially modifies the requirement as to eligibility for participation in the plan, may be made without first obtaining shareholder approval.

          (b) In the event of a change in control (as defined in paragraph 10(f)(2)(bb)), the Board of Directors may neither terminate the plan nor reduce benefits under the plan with respect to those individuals who are participants as of the date of the change in control.

     16. GOVERNING LAW. This plan shall be subject to and construed in accordance with the laws of Massachusetts.

     17. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board of Directors of the company or as members of the committee, each member of the committee shall be indemnified by the company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or any failure to act under or in connection with the plan, or any incentive award granted thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Board of Directors), or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding in which such committee member has been determined to be liable for misconduct in his/her duties; provided that within fifteen (15) days after receipt of service of process in connection with any such action, suit or proceeding the committee member shall in writing offer the company the opportunity, at the company's expenses, to defend the same on behalf of the committee member.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Declaration of Trust of the Registrant (the "Registrant's Charter") provides that the Trustees, officers and agents of the Registrant generally shall not be liable except for acts or failures to act which at the time would impose liability on such party if the Registrant were a Massachusetts business corporation and such person was a director, officer or agent thereof. The Registrant's Charter provides that it shall indemnify each of its Trustees and officers against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which such person may be involved or with which such person may be threatened, while in office or thereafter, except with respect to any matters as to which such person shall have been adjudicated to have acted in bad faith or not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Registrant's Charter provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) if no change of control has occurred, (i) by a disinterested majority of the Trustees then in office or (ii) by a majority of the disinterested Trustees then in office or by the stockholders of the Registrant, provided that the Registrant shall have received a written opinion of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant; or (b) if a change of control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant. The rights accruing to any Trustee or officer under the foregoing provisions do not exclude any other right to which such Trustee or officer may be lawfully entitled; provided, however, that no Trustee or officer may satisfy any rights of indemnity or reimbursement granted pursuant to the Registrant's Charter or to which he may be otherwise entitled except out of the trust estate of the Registrant.

     The Registrant's Charter further provides that notwithstanding any provision of law or any other provision of the Registrant's Charter, a Trustee shall not be liable to the Registrant or any shareholder of the Registrant for monetary damages for breach of such Trustee's fiduciary duties as a Trustee, except with respect to any matter as to which such liability is imposed by applicable law and such Trustee shall have been adjudicated (a) to have breached such Trustee's duty of loyalty to the Registrant or its stockholders, (b) to have acted (or omitted to act) not in good faith, (c) to have knowingly violated the law, (d) to have intentionally engaged in misconduct, or (e) to have derived any improper personal benefit from a transaction. Trustees, officers and agents of the Registrant will also not be held liable for any act or failure to act in good faith, that is required, authorized or approved by an order issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal or state statute regulating the Registrant or any of its subsidiaries by reason of its being a public utility holding company or their being public utilities. In the event that the foregoing provisions of the preceding sentence are found by a court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiffs, each such Trustee, officer and agent (and his or her legal representatives) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or her or imposed on him or her in connection with any such action, suit or proceeding; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Registrant as provided in the Registrant's Charter. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

     The Registrant's Charter provides that in discharging his or her duties, when acting in good faith, any Trustee or officer shall be fully entitled to rely upon information, opinion, reports or records, including financial statements, books of account and other financial records, in each case presented or prepared by, or under the supervision of, (a) one or more officers or employees of the Registrant (or of another organization in which such party serves as contemplated by Article 19 of the Registrant's Charter, including all directors, officers and trustees of wholly-owned subsidiaries of the Registrant) whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the Trustee or officer reasonably believes to be within such person's professional or expert competence, or (c) in the case of a Trustee, a duly constituted committee of Trustees (or similar governing body of such other organization) upon which such Trustee does not serve, as to matters within its delegated authority, which committee the Trustee reasonably believes to merit confidence, but such Trustee shall not be considered to be acting in good faith if such Trustee has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Trustee or officer so relied shall be a complete defense to any claim asserted against such party, except as expressly provided by statute, by reason of such party being or having been a Trustee or officer of the Registrant (or such other organization).

     The Registrant maintains an insurance policy that insures its Trustees and officers against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

                                     TITLE OF EXHIBIT
                                     ----------------
   2.1.   --   Agreement and Plan of Merger dated as of December 19, 1997, by and among Eastern Enterprises, Merger Sub and Essex
               County Gas Company (attached as Annex A to the Joint Proxy
               Statement/Prospectus contained in this Registration
               Statement).
   4.1.   --   Declaration of Trust of Eastern Enterprises, as amended,
               filed as Exhibit 3.1 to the Eastern Enterprises Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1989,
               Commission File No. 1-2297, incorporated by reference
               herein.
   4.2.   --   By-laws of Eastern Enterprises, as amended, filed as Exhibit
               3.1 to the Eastern Enterprises Quarterly Report on Form 10-Q
               for the quarter ended June 30, 1992, Commission File
               No. 1-2297, incorporated by reference herein.
   4.3.   --   Specimen copy of common stock certificate for Eastern
               Enterprises, filed as Exhibit A-1 to the Eastern Enterprises
               Form U-1 dated March 31, 1998, Commission File No.
               070-09195, incorporated by reference herein.
   4.4.   --   Common Stock Rights Agreement between Eastern Enterprises
               and the Bank of New York dated as of February 22, 1990,
               filed as Exhibit 1 to the Eastern Enterprises Form 8-K dated
               March 1, 1990, Commission File No. 1-2297, incorporated by reference herein.
 4.4.1.   --   Agreement between Eastern and the First National Bank of
               Boston dated January 30, 1995, filed as Exhibit 4.1.1. to
               the Eastern Enterprises Annual Report on Form 10-K for the
               year ended December 31, 1994, Commission File No. 1-2297,
               incorporated by reference herein.
   5.1.   --   Opinion of Ropes & Gray as to the legality of the shares
               being issued.
   8.1.   --   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.
  12.1.   --   Statement re: computation of ratio of earnings to fixed
               charges.
  23.1.   --   Consent of Furman Selz, LLC.
  23.2.   --   Consent of Ropes & Gray (included in Exhibit 5.1.).
  23.3.   --   Consent of Wachtell, Lipton, Rosen & Katz (included in
               Exhibit 8.1.).
  23.4.   --   Consent of Arthur Andersen LLP with respect to the
               Registrant.
  23.5.   --   Consent of Arthur Andersen LLP with respect to Essex County
               Gas Company.
  24.1.   --   Power of Attorney (included on signature page).

                                     TITLE OF EXHIBIT
                                     ----------------
  99.1.   --   Form of proxy card to be used in soliciting Essex County
               shareholders.

(B) FINANCIAL STATEMENT SCHEDULES.

     Schedule II. Valuation and Qualifying Accounts or Reserves.

(C) FAIRNESS OPINION.

     Included in Part I as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (g) The undersigned Registrant hereby undertakes:

1. To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Massachusetts, on the 8th day of May, 1998.

                                          EASTERN ENTERPRISES

                                          By:    /s/ WALTER J. FLAHERTY

                                            ------------------------------------
                                            Name: Walter J. Flaherty
                                              Title:  Senior Vice President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     KNOW ALL MEN BY THESE PRESENTS that each officer and Trustee of Eastern Enterprises whose signature appears below constitutes and appoints Walter J. Flaherty and L. William Law, Jr., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, or any post-effective amendments and supplements to this Registration Statement, or any Registration Statement relating to this Registration Statement under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURE                                        TITLE                       DATE
                   ---------                                        -----                       ----
               /s/ J. ATWOOD IVES                      Chairman of the Board, Chief             May 8, 1998
------------------------------------------------       Executive Officer and Trustee
                 J. Atwood Ives

             /s/ RICHARD R. CLAYTON                    President, Chief Operating               May 8, 1998
------------------------------------------------       Officer and Trustee
               Richard R. Clayton

             /s/ WALTER J. FLAHERTY                    Senior Vice President and Chief          May 8, 1998
------------------------------------------------       Financial Officer
               Walter J. Flaherty

              /s/ JAMES J. HARPER                      Vice President and Controller            May 8, 1998
------------------------------------------------       (Chief Accounting Officer)
                James J. Harper

              /s/ JAMES R. BARKER                                  Trustee                      May 8, 1998
------------------------------------------------
                James R. Barker

            /s/ JOHN D. CURTIN, JR.                                Trustee                      May 8, 1998
------------------------------------------------
              John D. Curtin, Jr.

             /s/ SAMUEL FRANKENHEIM                                Trustee                      May 8, 1998
------------------------------------------------
               Samuel Frankenheim

                   SIGNATURE                                        TITLE                       DATE
                   ---------                                        -----                       ----

             /s/ LEONARD R. JASKOL                                 Trustee                      May 8, 1998
------------------------------------------------
               Leonard R. Jaskol

              /s/ WENDELL J. KNOX                                  Trustee                      May 8, 1998
------------------------------------------------
                Wendell J. Knox

               /s/ RINA K. SPENCE                                  Trustee                      May 8, 1998
------------------------------------------------
                 Rina K. Spence

               /s/ DAVID B. STONE                                  Trustee                      May 8, 1998
------------------------------------------------
                 David B. Stone

                                                                     SCHEDULE II

                      EASTERN ENTERPRISES AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                       ADDITIONS                          DEDUCTIONS
                                        ---------------------------------------   ---------------------------
                                                                                  CHARGES FOR
                                          BALANCE      CHARGED TO     CHARGED        WHICH         BALANCE
                                        DECEMBER 31,   COSTS AND     TO OTHER       RESERVES     DECEMBER 31,
                                            1996        EXPENSES     ACCOUNTS     WERE CREATED       1997
                                        ------------   ----------   -----------   ------------   ------------
Reserves deducted from assets --
  Reserves for doubtful accounts......    $ 16,648      $ 5,204        $   0        $ (5,404)      $ 16,448
  Reserves for loss on investments....    $     19      $     0        $   0        $      0       $     19
Reserves included in liabilities --
  Reserve for post-retirement health
     care.............................    $ 96,980      $ 4,578        $   0        $ (6,438)      $ 95,120
  Reserve for coal miners retiree
     health care......................      77,308            0            0            (808)        76,500
  Reserves for employee benefits......      24,624        9,690          907          (9,985)        25,236
  Reserves for environmental
     expenses.........................      26,809            0          122          (1,011)        25,920
  Reserves for insurance claims.......      12,838        7,348         (530)         (6,485)        13,171
  Other...............................      17,680        6,304           41          (7,706)        16,319
                                          --------      -------        -----        --------       --------
          Total liability reserves....    $256,239      $27,920        $ 540        $(32,433)      $252,266
                                          ========      =======        =====        ========       ========

                                                                     SCHEDULE II

                      EASTERN ENTERPRISES AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                      ADDITIONS                          DEDUCTIONS
                                        --------------------------------------   ---------------------------
                                                                                 CHARGES FOR
                                          BALANCE      CHARGED TO    CHARGED        WHICH         BALANCE
                                        DECEMBER 31,   COSTS AND     TO OTHER      RESERVES     DECEMBER 31,
                                            1995        EXPENSES     ACCOUNTS    WERE CREATED       1996
                                        ------------   ----------   ----------   ------------   ------------
Reserves deducted from assets --
  Reserves for doubtful accounts......    $ 16,009      $12,942       $    0       $(12,303)      $ 16,648
  Reserves for loss on investments....    $     19      $     0       $    0       $      0       $     19
Reserves included in liabilities --
  Reserve for post-retirement health
     care.............................    $ 98,717      $ 1,311       $3,725       $ (6,773)      $ 96,980
  Reserve for coal miners retiree
     health care......................      78,125            0            0           (817)        77,308
  Reserves for employee benefits......      16,439       12,216        2,896         (6,927)        24,624
  Reserves for environmental
     expenses.........................      26,356            0        1,255           (802)        26,809
  Reserves for insurance claims.......      14,133        7,746        1,972        (11,013)        12,838
  Other...............................      18,537        5,212         (837)        (5,232)        17,680
                                          --------      -------       ------       --------       --------
          Total liability reserves....    $252,307      $26,485       $9,011       $(31,564)      $256,239
                                          ========      =======       ======       ========       ========

                                                                     SCHEDULE II

                      EASTERN ENTERPRISES AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                      ADDITIONS                          DEDUCTIONS
                                        --------------------------------------   ---------------------------
                                                                                 CHARGES FOR
                                          BALANCE      CHARGED TO   CHARGED TO      WHICH         BALANCE
                                        DECEMBER 31,   COSTS AND      OTHER        RESERVES     DECEMBER 31,
                                            1994        EXPENSES     ACCOUNTS    WERE CREATED       1995
                                        ------------   ----------   ----------   ------------   ------------
Reserves deducted from assets --
  Reserves for doubtful accounts......    $ 16,091      $14,768      $     0       $(14,850)      $ 16,009
  Reserves for loss on investments....    $     19      $     0      $     0       $      0       $     19
Reserves included in liabilities --
  Reserve for post-retirement health
     care.............................    $102,382      $ 1,150      $ 3,974       $ (8,789)      $ 98,717
  Reserve for coal miners retiree
     health care......................      68,693       10,000            0           (568)        78,125
  Reserves for employee benefits......      12,453       11,039          169         (7,222)        16,439
  Reserves for environmental
     expenses.........................       9,850       15,350        1,920           (764)        26,356
  Reserves for insurance claims.......       9,890        8,978        5,876        (10,611)        14,133
  Other...............................      18,753        5,642       (1,008)        (4,850)        18,537
                                          --------      -------      -------       --------       --------
          Total liability reserves....    $222,021      $52,159      $10,931       $(32,804)      $252,307
                                          ========      =======      =======       ========       ========

                                 EXHIBIT INDEX

NUMBER                               TITLE OF EXHIBIT
------                               ----------------
  2.1.    --   Agreement and Plan of Merger dated as of December 19, 1997, by and among Eastern Enterprises, Merger Sub and Essex
               County Gas Company (attached as Annex A to the Joint Proxy
               Statement/Prospectus contained in this Registration
               Statement).
  4.1.    --   Declaration of Trust of Eastern Enterprises, as amended,
               filed as Exhibit 3.1 to the Eastern Enterprises Quarterly
               Report on Form 10-Q for the quarter ended June 30, 1989,
               Commission File No. 1-2297, incorporated by reference
               herein.
  4.2.    --   By-laws of Eastern Enterprises, as amended, filed as Exhibit
               3.1 to the Eastern Enterprises Quarterly Report on Form 10-Q
               for the quarter ended June 30, 1992, Commission File No.
               1-2297, incorporated by reference herein.
  4.3.    --   Specimen copy of common stock certificate for Eastern
               Enterprises filed as Exhibit A-1 to the Eastern Enterprises
               Form U-1 dated March 31, 1998, Commission File No. 070-
               09195, incorporated by reference herein.
  4.4.    --   Common Stock Rights Agreement between Eastern Enterprises
               and the Bank of New York dated as of February 22, 1990,
               filed as Exhibit 1 to the Eastern Enterprises Form 8-K dated
               March 1, 1990, Commission File No. 1-2297, incorporated by reference herein.
4.4.1.    --   Agreement between Eastern and the First National Bank of
               Boston dated January 30, 1995, filed as Exhibit 4.1.1. to
               the Eastern Enterprises Annual Report on Form 10-K for the
               year ended December 31, 1994, Commission File No. 1-2297,
               incorporated by reference herein.
  5.1.    --   Opinion of Ropes & Gray as to the legality of the shares
               being issued.
  8.1.    --   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.
 12.1.    --   Statement re: computation of ratio of earnings to fixed
               charges.
 23.1.    --   Consent of Furman Selz, LLC.
 23.2.    --   Consent of Ropes & Gray (included in Exhibit 5.1.).
 23.3.    --   Consent of Wachtell, Lipton, Rosen & Katz (included in
               Exhibit 8.1.).
 23.4.    --   Consent of Arthur Andersen LLP with respect to the
               Registrant.
 23.5.    --   Consent of Arthur Andersen LLP with respect to Essex County
               Gas Company.
 24.1.    --   Power of Attorney (included on signature page).
 99.1.    --   Form of proxy card to be used in soliciting Essex County
               shareholders.
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